      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1998


                                                       REGISTRATION NO. 33-91848
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                     FLEETWOOD CREDIT RV RECEIVABLES TRUSTS
                    (Issuer with respect to the Securities)
                       FLEETWOOD CREDIT RECEIVABLES CORP.
                  (Originator of the Trusts described herein)
               (Exact name of Registrant as specified in charter)

                  CALIFORNIA                                     33-0444724
(State or other jurisdiction of incorporation
                or organization)                    (I.R.S. Employer Identification No.)

                             ---------------------

                            22840 SAVI RANCH PARKWAY
                         YORBA LINDA, CALIFORNIA 92687
                                 (714) 921-3400
   (Address and telephone number of Originator's principal executive offices)
                             ---------------------


                              LAWRENCE F. PITTROFF

                             SENIOR VICE PRESIDENT
                       FLEETWOOD CREDIT RECEIVABLES CORP.
                            22840 SAVI RANCH PARKWAY
                         YORBA LINDA, CALIFORNIA 92687
                                 (714) 921-3400
  (Name, address and telephone number of agent for service with respect to the
                                  Registrant)
                             ---------------------

                                   Copies to:

            JOSEPH V. GATTI, ESQ.                            DALE W. LUM, ESQ.
              ARTER & HADDEN LLP                              BROWN & WOOD LLP
               1801 K STREET NW                            555 CALIFORNIA STREET
            WASHINGTON, D.C. 20006                        SAN FRANCISCO, CA 94104

                             ---------------------

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM
  TITLE OF SECURITIES TO         AMOUNT TO BE         AGGREGATE PRICE       AGGREGATE OFFERING         AMOUNT OF
       BE REGISTERED              REGISTERED            PER UNIT(1)              PRICE(1)           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Asset Backed Securities....     $2,000,000,000              100%              $2,000,000,000         $590,008.03(2)
===========================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

(2) Previously paid.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

                               INTRODUCTORY NOTE

     This Registration Statement contains (i) a form of Prospectus relating to the offering of series of Asset Backed Notes and/or Asset Backed Certificates by various Fleetwood Credit RV Receivables Trusts created from time to time by Fleetwood Credit Receivables Corp. and (ii) two forms of Prospectus Supplement
relating to the offering by Fleetwood Credit RV Receivables 199 -     Trusts of
the particular series of Asset Backed Certificates or of Asset Backed Notes and Asset Backed Certificates described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form which may be used, among others, by Fleetwood Credit Receivables Corp. to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED MAY 28, 1998


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED             , 1998)

                                $

             FLEETWOOD CREDIT RV RECEIVABLES 199  -    OWNER TRUST
               $                  % ASSET BACKED NOTES, CLASS A-1
            $            FLOATING RATE ASSET BACKED NOTES, CLASS A-2
               $                  % ASSET BACKED NOTES, CLASS A-3
                 $                  % ASSET BACKED CERTIFICATES

                       FLEETWOOD CREDIT RECEIVABLES CORP.
                                     SELLER

                             FLEETWOOD CREDIT CORP.
                                  SERVICER AND
                          A WHOLLY OWNED SUBSIDIARY OF

                      ASSOCIATES FIRST CAPITAL CORPORATION
                             ---------------------

    The Fleetwood Credit RV Receivables 199 - Owner Trust Asset Backed Securities will consist of three classes of notes (respectively, the "Class A-1 Notes", "Class A-2 Notes" and "Class A-3 Notes", collectively, the "Notes") and one class of certificates (the "Certificates" and, together with the Notes, the "Securities"). Principal, in the amounts set forth herein, and interest at the Interest Rates and Pass-Through Rate specified herein for each class of Notes and the Certificates, respectively, will be distributed to the related Securityholders on the 15th day of each month (or, if such day is not a Business
Day, on the next succeeding Business Day), beginning           , 199 .
Distributions on the Certificates will be subordinated to payments due on the Notes to the extent described herein. Each class of Notes and the Certificates will be payable in full on the Final Scheduled Distribution Date specified herein for such Securities.
    The Fleetwood Credit RV Receivables 199 - Owner Trust (the "Trust") will be formed pursuant to a Trust Agreement to be entered into between Fleetwood Credit
Receivables Corp. (the "Seller") and         , as Owner Trustee. The
Certificates will be issued pursuant to the Trust Agreement and will represent fractional undivided interests in the Trust. The Notes will be issued and secured pursuant to an Indenture to be entered into between the Trust and
        , as Indenture Trustee, and will represent obligations of the Trust.

    The property of the Trust will primarily include a pool of simple interest retail installment sale contracts (the "Initial Receivables") secured by new and used recreational vehicles (the "Initial Financed Vehicles"), certain monies due
under the Initial Receivables on and after         1, 199 , security interests
in the Initial Financed Vehicles, monies on deposit in a Pre-Funding Account and a Yield Supplement Account to be established with the Indenture Trustee and certain other property, as more fully described herein. From time to time on or
before           , 199 , additional simple interest retail installment sale contracts (the "Subsequent Receivables" and, together with the Initial Receivables, the "Receivables") secured by new and used recreational vehicles (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"), will be purchased by the Trust from the Seller from monies on deposit in the Pre-Funding Account. In each case, the Receivables, including the security interests in the related Financed Vehicles, will be purchased by the Seller from Fleetwood Credit concurrently with their conveyance to the Trust. See "Property of the Trust" herein. The Notes will be secured by the assets of the Trust pursuant to the Indenture.

    There currently is no secondary market for the Notes or the Certificates and there is no assurance that one will develop. The Underwriters expect, but will not be obligated, to make a market in each class of Notes and the Certificates. There is no assurance that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.
                             ---------------------

    THE NOTES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN, THE TRUST AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN FLEETWOOD CREDIT RECEIVABLES CORP., FLEETWOOD CREDIT CORP., ASSOCIATES FIRST CAPITAL CORPORATION, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

===========================================================================================================================
                                                                                UNDERWRITING
                                                         PRICE TO              DISCOUNTS AND             PROCEEDS TO
                                                        PUBLIC(1)               COMMISSIONS            THE SELLER(1)(2)
---------------------------------------------------------------------------------------------------------------------------
Per Class A-1 Note..............................            %                        %                        %
---------------------------------------------------------------------------------------------------------------------------
Per Class A-2 Note..............................            %                        %                        %
---------------------------------------------------------------------------------------------------------------------------
Per Class A-3 Note..............................            %                        %                        %
---------------------------------------------------------------------------------------------------------------------------
Per Certificate.................................            %                        %                        %
---------------------------------------------------------------------------------------------------------------------------
         Total..................................            $                        $                        $
===========================================================================================================================

(1) Plus accrued interest, if any, from           , 199 .
(2) Before deduction of expenses payable by the Seller estimated at $        .
                             ---------------------

    The Securities are offered by the several Underwriters when, as and if issued and accepted by them, and subject to reject orders in whole or in part. It is expected that the delivery of Securities, in book-entry form, will be made
through the facilities of The Depository Trust Company on or about           ,
199 , against payment in immediately available funds.
                             ---------------------

                                 [UNDERWRITERS]
                             ---------------------

        The date of this Prospectus Supplement is                , 199 .

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE ACCOMPANYING PROSPECTUS (THE "PROSPECTUS"), AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of any Class of Notes or the Certificates. Such transactions may including stabilizing. For a description of these activities, see "Underwriting."

     UNTIL            , 199  , ALL DEALERS EFFECTING TRANSACTIONS IN THE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. UPON RECEIPT OF A REQUEST BY AN INVESTOR, OR SUCH INVESTOR'S REPRESENTATIVE, WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE SELLER OR THE UNDERWRITERS WILL PROMPTLY DELIVER, OR CAUSE TO BE DELIVERED, WITHOUT CHARGE AND IN ADDITION TO SUCH DELIVERY REQUIREMENTS, A PAPER COPY OF THE PROSPECTUS OR A PROSPECTUS ENCODED IN AN ELECTRONIC FORMAT.
                             ---------------------

                           REPORTS TO SECURITYHOLDERS

     The Indenture Trustee and the Trustee will provide to the related Securityholders of record (which shall be Cede & Co., as the nominee of The Depository Trust Company, unless and until Definitive Securities are issued under the limited circumstances described in the Prospectus) unaudited monthly and annual reports concerning the Receivables. See "Certain Information Regarding the Securities -- Statements to Securityholders" and "-- Evidence as to Compliance" in the Prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                                    SUMMARY

     This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the accompanying Prospectus. Certain capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto elsewhere in this Prospectus Supplement, or to the extent not defined herein, shall have the meanings ascribed thereto in the Prospectus. See the Index of Terms for the location herein of certain capitalized terms.

Trust......................  Fleetwood Credit RV Receivables 199 - Owner Trust
                             (the "Trust"). The Trust will be an "Owner Trust" for purposes of the Prospectus.

Seller.....................  Fleetwood Credit Receivables Corp. (the "Seller"),
                             a wholly owned, limited purpose subsidiary of Fleetwood Credit Corp. See "The Seller" in the Prospectus.

Servicer...................  Fleetwood Credit Corp. (the "Servicer" or
                             "Fleetwood Credit"), a wholly owned subsidiary of Associates First Capital Corporation. See "The Servicer" in the Prospectus.

Securities Offered

A. General.................  The Fleetwood Credit RV Receivables 199 - Owner
                             Trust Asset Backed Notes (the "Notes") will represent obligations of the Trust secured by the assets of the Trust (other than the Certificate Distribution Account). The Fleetwood Credit RV Receivables 199 - Owner Trust Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") will represent fractional undivided interests in the Trust. The Certificates will be "Owner Certificates" for purposes of the Prospectus.

                             The Trust will issue three classes of Notes
                             pursuant to an indenture to be dated as of
                                       1, 199 (the "Indenture"), between the
                             Trust and             , as trustee (the "Indenture
                             Trustee"), as follows: (i) $          aggregate
                             principal amount of     % Asset Backed Notes, Class
                             A-1 (the "Class A-1 Notes"); (ii) $
                             aggregate principal amount of Floating Rate Asset Backed Notes, Class A-2 (the "Class A-2 Notes") and
                             (iii) $          aggregate principal amount
                             of     % Asset Backed Notes, Class A-3 (the "Class
                             A-3 Notes").

                             The Trust will issue the Certificates pursuant to a
                             trust agreement to be dated as of           1, 199
                             (the "Trust Agreement"), between the Seller and
                                       , as trustee (the "Owner Trustee" and,
                             together with the Indenture Trustee, the "Trustees"). Payments in respect of the Certificates will be subordinated to payments on the Notes to the extent described herein.

                             Each class of Notes and the Certificates will be issued in minimum denominations of $1,000 and $20,000, respectively, and integral multiples of $1,000 in excess thereof. Definitive Securities will be issued only under the limited circumstances described in the Prospectus. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities" in the Prospectus.

B. Property of the Trust...  The property of the Trust will primarily include a pool of simple interest retail installment sale contracts (the "Initial Receivables") secured by the new and used recreational vehicles financed thereby (the "Initial Financed Vehicles"), certain monies due under the Initial Receivables
                             on and after           1, 199 (the "Initial Cutoff
                             Date"), security interests in the Initial Financed Vehicles, the Collection Account, the Note Distribution Account, the Certificate Distribution Account, the Yield Supplement Account, the Pre-Funding Account and the Reserve Fund, in each case together with the proceeds thereof, proceeds from claims under certain insurance policies in respect of individual Initial Financed Vehicles or the related Obligors and certain rights under the sale and servicing agreement to be dated as of
                                       1, 199 (the "Sale and Servicing
                             Agreement"), among the Seller, the Servicer and the Indenture Trustee. From time to time on or before
                                         , 199 , additional simple interest
                             retail installment sale contracts (the "Subsequent Receivables" and, together with the Initial Receivables, the "Receivables") secured by the new and used recreational vehicles financed thereby (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"), certain monies due under the Subsequent Receivables on and after the related Subsequent Cutoff Dates, security interests in the Subsequent Financed Vehicles and proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Vehicles or the related Obligors will be purchased by the Trust from the Seller from monies on deposit in the Pre-Funding Account. See "Property of the Trust" herein.

C. Distribution Dates......  Payments of interest and principal on the
                             Securities will be made on the fifteenth day of each month or, if such day is not a Business Day, on the next succeeding Business Day (each, a
                             "Distribution Date"), commencing             ,
                             199 . With respect to the Notes, each Distribution Date will be a "Payment Date" for purposes of the Prospectus. Payments on the Securities on each Distribution Date will be paid to the holders of record of the related Securities on the day immediately preceding such Distribution Date or, if Definitive Securities are issued, the last day of the immediately preceding calendar month (each such date, a "Record Date").

                             To the extent not previously paid in full prior to such time, the outstanding principal amount of (i) the Class A-1 Notes will be payable on
                               , 199 (the "Class A-1 Final Scheduled
                             Distribution Date"), (ii) the Class A-2 Notes will
                             be payable on           , (the "Class A-2 Final
                             Scheduled Distribution Date"), (iii) the Class A-3
                             Notes will be payable on             ,      (the
                             "Class A-3 Final Scheduled Distribution Date") and
                             (iv) the Certificates will be payable on
                               ,      (the "Certificate Final Scheduled
                             Distribution Date" and, together with the Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date and the Class A-3 Final Scheduled Distribution Date, the "Final Scheduled Distribution Dates").

The Receivables............  The Receivables arise from simple interest retail installment sale contracts originated by dealers in new and used recreational vehicles (the "Dealers") which are purchased by Fleetwood Credit. All of the Receivables will be selected from the contracts owned by Fleetwood Credit based upon the criteria described in the Prospectus under "The Receivables" and "Certain Information Regarding the
                             Securities -- Sale and Assignment of the
                             Receivables".

                             On or before the date of initial issuance of the Securities (the "Closing Date"), Fleetwood Credit will sell the Initial Receivables to the Seller pursuant to a receivables purchase agreement to be
                             dated as of           1, 199 (the "Receivables
                             Purchase Agreement") between the Seller and
                             Fleetwood Credit. The Seller will, in turn, sell the Initial Receivables to the Trust pursuant to the Sale and Servicing Agreement. As of the Initial Cutoff Date, the Initial Receivables had an
                             aggregate principal balance of $          , a
                             weighted average annual percentage rate (the "APR")
                             of     %, a weighted average original maturity of
                               months and a weighted average remaining maturity
                             of   months.

                             From time to time during the Funding Period,
                             pursuant to the Receivables Purchase Agreement, Fleetwood Credit will be obligated to sell, and the Seller will be obligated to purchase, Subsequent Receivables at a purchase price equal to the aggregate principal amount thereof as of a date in the related month of transfer designated by Fleetwood Credit and the Seller (each, a "Subsequent Cutoff Date"). Pursuant to the Sale and Servicing Agreement and one or more transfer agreements (each, a "Transfer Agreement") among the Seller, the Servicer and the Owner Trustee, and subject to the satisfaction of certain conditions described herein, the Seller will in turn sell the Subsequent Receivables to the Trust at a purchase price equal to the amount paid by the Seller to Fleetwood Credit for such Subsequent Receivables, which purchase price shall be paid from monies on deposit in the Pre-Funding Account. The aggregate principal balance of the Subsequent Receivables to be conveyed to the Trust during the Funding Period
                             will not exceed $          (i.e.,      % of the sum
                             of the Original Pool Balance and the Pre-Funded Amount). Subsequent Receivables will be transferred from Fleetwood Credit to the Seller and from the Seller to the Trust on the Business Day specified by Fleetwood Credit and the Seller during the month in which the related Subsequent Cutoff Date occurs (each, a "Subsequent Transfer Date").

The Pre-Funding Account....  The Pre-Funding Account will be established by
                             Fleetwood Credit, maintained as a trust account with the Indenture Trustee and will be designed solely to hold funds to be applied during the Funding Period to pay to the Seller the purchase price for Subsequent Receivables. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Receivables.


                             The Pre-Funding Account will be created with an
                             initial deposit by the Seller of $          (the
                             "Pre-Funded Amount"). The "Funding Period" will be the period from the Closing Date until the earliest to occur of (i) the date on which the remaining Pre-Funded Amount is less than $100,000, (ii) the date on which an Event of Default or Servicer Default occurs or (iii) the close of business on
                             the             , 199 Distribution Date. The
                             Funding Period will not exceed 90 days from the Closing Date, and the aggregate principal balance of the Subsequent Receivables to be conveyed to the Trust during the Funding Period will not exceed 25% of the initial aggregate principal amount of the Securities. During the Funding Period, on one or more Subsequent Transfer Dates, the Indenture Trustee will use the Pre-Funded Amount to purchase Subsequent Receivables from the Seller. The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 by the

                               , 199 Distribution Date, although no assurances
                             can be given in this regard. In the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period, the Notes will be subject to a mandatory redemption in part, and the Certificates may be subject to a mandatory prepayment in part, in each case as described herein under "The
                             Notes -- Mandatory Redemption", "The
                             Certificates -- Mandatory Prepayment" and "Certain Information Regarding the Securities -- The Pre-Funding Account; Mandatory Redemption and Prepayment of the Securities".


The Yield Supplement
Account; The Yield
  Supplement Agreement.....  Fleetwood Credit will establish a yield supplement account with the Indenture Trustee for the benefit of the Securityholders (the "Yield Supplement Account"). The Yield Supplement Account is designed solely to hold funds to be applied to provide payments to the Securityholders in respect of Receivables the APR of which is less than the sum of (i) the weighted average of the Interest Rates and the Pass-Through Rate and (ii) the Servicing Fee Rate (the "Required Rate"). The Yield Supplement Account will be created with an initial deposit (the "Yield Supplement Initial Deposit") in an amount (which amount may be discounted at a rate to be specified in the Sale and Servicing Agreement) equal to the aggregate amount by which
                             (i) interest on the Principal Balance of each Initial Receivable for the period commencing on the Initial Cutoff Date and ending with the scheduled maturity of each such Receivable (assuming that payments on such Receivables are made as scheduled and no prepayments are made) at a rate equal to the Required Rate, exceeds (ii) interest on such Principal Balance at the APR of such Receivable (the "Yield Supplement Amount" and, with respect to the Initial Receivables, the "Maximum Initial Yield Supplement Amount").


                             Fleetwood Credit, the Seller and the Indenture Trustee will enter into a yield supplement
                             agreement to be dated as of      1, 199 (the "Yield
                             Supplement Agreement") pursuant to which on each Subsequent Transfer Date Fleetwood Credit will deposit an amount (which amount may be discounted at a rate to be specified in the Sale and Servicing Agreement), if any, into the Yield Supplement Account (the "Additional Yield Supplement Amount") equal to the aggregate Yield Supplement Amounts in respect of the related Subsequent Receivables for the period commencing with the related Subsequent Cutoff Date and ending with the scheduled maturity of each related Subsequent Receivable, assuming that payments on such Receivables are made as scheduled and no prepayments are made. The aggregate Additional Yield Supplement Amounts in respect of the Subsequent Receivables is referred to herein as the "Maximum Subsequent Yield Supplement Amount" and, together with the Maximum Initial Yield Supplement Amount, the "Maximum Yield Supplement Amount". See "Certain Information Regarding the Securities -- The Yield Supplement Account; The Yield Supplement Agreement" herein.

Terms of the Notes.........  The principal terms of the Notes will be as described below:

A. Interest Rates..........  The Class A-1 Notes will bear interest at the rate
                             of     % per annum (the "Class A-1 Rate") and the
                             Class A-3 Notes will bear interest at the
                             rate of % per annum (the "Class A-3 Rate"). The per annum rate of interest with respect to the Class A-2 Notes for each Interest Period (the "Class A-2 Rate" and, together with the Class A-1 Rate and the Class A-3 Rate, the "Interest Rates") will equal LIBOR for such Interest Period, determined as described herein under "The Notes -- Payments of
                             Interest -- Calculation of LIBOR", plus     %;
                             provided that the Class A-2 Rate shall not
                             exceed     % per annum.

B. Interest................  Interest on the outstanding principal amount of the
                             Notes will accrue at the related Interest Rate from the Closing Date or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each, an "Interest Period"). Interest will be calculated on the (i) Class A-1 and Class A-3 Notes on the basis of a 360-day year consisting of twelve 30-day months and (ii) the Class A-2 Notes on the basis of the actual number of days in each Interest Period divided by 360. See "The Notes -- Payments of Interest".

C. Principal...............  Principal of the Notes will be payable on each
                             Distribution Date in an aggregate amount equal to the Note Principal Distributable Amount, calculated as described herein under "Certain Information Regarding the Securities -- Distributions on the Securities", for the month immediately preceding the month in which such Distribution Date occurs (each, a "Collection Period") to the extent of the Available Amount remaining after the Servicer has been reimbursed for any outstanding Advances and has been paid the Servicing Fee (including any unpaid Servicing Fee with respect to one or more prior Collection Periods) (collectively, the "Servicer Payment") and following the payment of distributions of interest in respect of the Notes.

                             In addition, on each Distribution Date until the Notes have been paid in full, all Excess Amounts will be paid to Noteholders as an additional payment of principal. See "The Notes -- Payments of Principal".

                             On each Determination Date, the Indenture Trustee will determine the amount in the Collection Account and the Reserve Fund available for distribution on the related Distribution Date and shall allocate such amounts between the Notes and the Certificates as described herein under "The Notes -- Payments of Principal". Payments to Securityholders shall be made on each Distribution Date in accordance with such allocations. Except as otherwise described herein under "The Notes -- Mandatory Redemption," no principal payments will be made on (i) the Class A-2 Notes until the Class A-1 Notes have been paid in full and (ii) the Class A-3 Notes until the Class A-2 Notes have been paid in full. The unpaid principal amount of each class of Notes will be payable on the related Final Scheduled Distribution Date. See "The Notes -- Payments of Principal" herein.

D. Redemption..............  The Notes will be subject to mandatory redemption in part in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period. See "The Notes -- Mandatory Redemption" and "Certain Information Regarding the
                             Securities -- The Pre-Funding Account; Mandatory Redemption and Prepayment of the Securities" herein.

                             In the event of an Optional Purchase or Auction Sale, each class of Notes outstanding will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of the related class of Notes plus accrued interest thereon at the related Interest Rate. See "Summary -- Optional Purchase", "-- Termination" and "The Notes -- Optional Redemption" herein.

Terms of the
Certificates...............  The principal terms of the Certificates will be as described below:

A. Interest................  On each Distribution Date, the Owner Trustee will distribute pro rata to Certificateholders of record as of the related Record Date interest in an amount
                             equal to one-twelfth of the product of     % per
                             annum (the "Pass-Through Rate") and the Certificate Balance as of the first day of the immediately preceding Collection Period (after giving effect to distributions of principal or other reductions in the Certificate Balance to be made on the Distribution Date occurring in such immediately preceding Collection Period) or, in the case of the first Distribution Date, the Original Certificate Balance. Such distributions generally will be made to the extent of the Available Amount remaining following payment of the Servicer Payment and interest and principal in respect of the Notes. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "The
                             Certificates -- Distributions of Interest" herein.

B. Principal...............  On each Distribution Date on or after the earlier to occur of (i) the Distribution Date on which the Class A-1 Notes have been paid in full or (ii)
                             the     199  Distribution Date, principal of the
                             Certificates will be payable in an amount generally equal to the Certificate Principal Distributable Amount for the related Collection Period, calculated as described herein under "Certain Information Regarding the
                             Securities -- Distributions on the Securities". Such distributions generally will be made to the extent of the Available Amount remaining following payment of the Servicer Payment, interest and principal in respect of the Notes and interest in respect of the Certificates. The rights of Certificateholders to receive distributions of principal will be subordinated to the rights of Noteholders to receive distributions of interest and principal to the extent described herein.

                             Notwithstanding the foregoing, following any qualification, reduction or withdrawal by either Rating Agency of its then-current rating of any class of Notes (each, a "Rating Event"), no distributions of principal on the Certificates will be made until all the Notes have been paid in full, unless such rating has been restored.

                             Under certain circumstances after the Notes have been paid in full, amounts on deposit in the Reserve Fund will be applied to retire the Certificates. See "The
                             Certificates -- Distributions of Principal" herein.

C. Prepayment..............  The Certificates will be subject to mandatory prepayment in part in the event that more than $100,000 of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period. See "The
                             Certificates -- Mandatory Prepayment" and "Certain Information Regarding the Securities -- The Pre-Funding Account; Mandatory Redemption and Prepayment of the Securities" herein.

                             In the event of an Optional Purchase or Auction Sale, the Certificates will be prepaid in whole, but not in part, at a prepayment price equal to the Certificate Balance plus accrued interest thereon at the Pass-

                             Through Rate. See "Summary -- Optional Purchase", "-- Termination" and "The Certificates -- Optional Prepayment" herein.

Reserve Fund...............  The Securityholders will be afforded certain limited protection, to the extent described herein, against losses in respect of the Receivables by the establishment of a segregated trust account held by the Indenture Trustee for the benefit of the Securityholders (the "Reserve Fund").

                             The Reserve Fund will be funded by the Seller on the Closing Date in an amount equal to $
                             plus an amount attributable to the maximum
                             aggregate Negative Carry Amount. Thereafter, all Excess Amounts will be deposited from time to time in the Reserve Fund to the extent necessary to maintain the Reserve Fund at an amount to be specified in the Sale and Servicing Agreement (the "Specified Reserve Fund Balance"). "Excess Amounts" in respect of a Distribution Date will be all interest collections on or in respect of the Receivables during the related Collection Period on deposit in the Collection Account and the Distribution Accounts, after payment of the Servicer Payment and distributions of interest and principal in respect of the Securities on such Distribution Date. The Specified Reserve Fund Balance for the first Distribution Date will be
                             $          , and on any Distribution Date
                             thereafter will be calculated as described herein under "Certain Information Regarding the
                             Securities -- The Reserve Fund".

                             On each Distribution Date, funds will be withdrawn from the Reserve Fund to pay the Servicer Payment and to make required distributions on the Securities, in each case to the extent Available Funds are insufficient for such purposes. In addition, on each Distribution Date relating to the Funding Period, the Negative Carry Amount, if any, will be withdrawn from the Reserve Fund and deposited into the Collection Account.

                             On each Distribution Date, after giving effect to all distributions made on such Distribution Date, any amounts in the Reserve Fund in excess of the Specified Reserve Fund Balance will be distributed to the Seller and upon such distribution, the Securityholders will have no further rights in, or claims to, such amounts. Notwithstanding the foregoing, during the Funding Period, all such Excess Amounts will be deposited into the Reserve Fund and will not be paid to the Seller until the Distribution Date immediately succeeding the date on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date). See "Certain Information Regarding the
                             Securities -- Distributions" and "-- The Reserve Fund" herein.

Advances; Non-Reimbursable
  Payments.................  On the Business Day immediately preceding each
                             Distribution Date, the Servicer will advance, in respect of each Receivable, an amount equal to all interest at the related APR which accrued in respect of such Receivable from the last day upon which a payment was made on such Receivable through the last day of the related Collection Period. The Servicer will be required to make an Advance only to the extent it determines, in its reasonable judgment, such Advance will be recoverable from future payments and collections on or in respect to the Receivables or otherwise. See
                             "Summary -- Advances" and "Certain Information

                             Regarding the Securities -- Certain Payments by the Servicer" in the Prospectus.

Optional Purchase..........  The Seller, the Servicer or any successor to the
                             Servicer, will each have the option to purchase from the Trust all Receivables then outstanding and all other property in the Trust on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is less than 10% of the sum of the Pool Balance as of the Initial Cutoff Date (the "Original Pool Balance") and the aggregate principal balance of all Subsequent Receivables conveyed to the Trust as of the related Subsequent Cutoff Dates (an "Optional Purchase"), at a purchase price determined as described herein under "Certain Information Regarding the
                             Securities -- Termination".


Termination................  If none of the Seller, the Servicer or any successor to the Servicer exercises its optional termination right within 90 days after the last day of the Collection Period as of which such right can first be exercised, the Indenture Trustee shall solicit bids for the purchase of all Receivables remaining in the Trust. In the event that bids are received as described herein under "Certain Information Regarding the
                             Securities -- Termination" in an amount sufficient to pay, among other things, the unpaid principal amount of the Securities, together with accrued interest thereon, the sale proceeds will be distributed to Securityholders on the second Distribution Date succeeding the last day of such Collection Period. If satisfactory bids are not received, the Indenture Trustee shall decline to sell the Receivables and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Receivables. The foregoing sale of the Receivables is referred to herein as an "Auction Sale." See "Certain Information Regarding the
                             Securities -- Termination" herein.


Ratings....................  It is a condition to the issuance of (i) the Notes that they be rated Aaa by Moody's Investors
                             Service, Inc. ("Moody's") and AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's" and, together with Moody's, the "Rating Agencies") and (ii) the Certificates that they be rated at least A2 by Moody's and A by Standard & Poor's. The ratings of each class of Notes and the Certificates will be based primarily on the value of the Initial Receivables, the Pre-Funding Account, the terms of the Securities and the Reserve Fund. The foregoing ratings do not address the likelihood that the Securities will be retired following the sale of the Receivables by the Trustee as described above under "Termination".

                             There is no assurance that any rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that the rating initially assigned to any class of Notes or the Certificates is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to such Securities. There can be no assurance whether any other rating agency will rate any class of Notes or the Certificates, or if one does, what rating would be assigned by such other rating agency. A security rating is not a recommendation to buy, sell or hold securities.

Tax Status.................  In the opinion of special federal income tax
                             Counsel to the Seller, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. In the opinion of state tax counsel to the Seller, the same characterizations will apply for California income and single business tax purposes. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the Prospectus and "Certain State Tax Consequences" herein.

ERISA Considerations.......  Subject to the considerations discussed under
                             "ERISA Considerations" herein and in the Prospectus, the Notes will be eligible for purchase by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                             BECAUSE THE CERTIFICATES WILL BE SUBORDINATED TO THE NOTES, EMPLOYEE BENEFIT PLANS SUBJECT TO ERISA WILL NOT BE ELIGIBLE TO PURCHASE THE CERTIFICATES. Any benefit plan fiduciary considering purchase of the Securities should, among other things, consult with its counsel in determining whether all required conditions have been satisfied. See "ERISA Considerations" herein and in the Prospectus.


Legal Investment...........  The Class A-1 Notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisors regarding the eligibility of the Class A-1 Notes under Rules 2a-7, the fund's investment policies and objectives and an investment in the Class A-1 Notes.

                             FORMATION OF THE TRUST

GENERAL

     The Trust will be a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom; (ii) issuing the Notes and the Certificates; (iii) making payments on the Notes and the Certificates; and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or are incidental thereto or connected therewith.

     The Trust will initially be capitalized with equity equal to the Original Certificate Balance, less amounts deposited in the Reserve Fund. The Seller will retain Certificates with an original principal balance of approximately 1% of the Original Certificate Balance and the remaining equity interest will be sold to third party investors that are expected to be unaffiliated with the Seller, the Servicer or the Trust.

     If the protection provided to the Securityholders by the Reserve Fund is insufficient, the Trust will look only to payments made by or on behalf of the Obligors on or in respect of the Receivables, the proceeds from the repossession and sale of Financial Vehicles securing Defaulted Receivables and the proceeds of Dealer repurchase obligations, if any, more fully described below under "Property of the Trust," to make distributions on the Securities. In such event, certain factors such as the failure of the Trust to possess first perfected security interests in the Financed Vehicles, may limit the ability of the Trust to realize on the collateral securing the Receivables or may limit the amount realized to less than the amount due by the related Obligors. Securityholders may thus be subject to delays in payment and may incur losses on their investment in the Securities as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financial Vehicles. See "Certain Legal Aspects of the Receivables" in the Prospectus.

     The Trust's principal offices will be in        ,        , in care of
       , as Owner Trustee, at the address listed below under "The Owner
Trustee".

CAPITALIZATION

     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Securities had taken place on such date:

Class A-1 Notes.............................................  $
                                                              -------
Class A-2 Notes.............................................
                                                              -------
Class A-3 Notes.............................................
                                                              -------
Certificates................................................
                                                              -------
          Total.............................................  $
                                                              =======

THE OWNER TRUSTEE


            will be the Owner Trustee.        is a        and its "Corporate
Trust Office" is located at        ,        .


     The Owner Trustee will have the rights and duties set forth in the Prospectus under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees".

                             PROPERTY OF THE TRUST

     The property of the Trust will include a pool of simple interest retail
installment sale contracts, originated on or before             , 199 (in the
case of the Initial Receivables) and on or before             , 199 (in the case
of the Subsequent Receivables), between Dealers and Obligors, certain monies due thereunder on and after the Initial Cutoff Date or the related Subsequent Cutoff Date, as the case may be, and amounts on deposit in the Pre-Funding Account. On or before the Closing Date, Fleetwood Credit will sell the Initial Receivables to the Seller which will in turn sell them to the Trust. It is anticipated that Subsequent Receivables will be conveyed to the Trust on one or more Subsequent Transfer Dates during the Funding Period. Neither the Seller nor the Servicer may substitute any other retail installment sale contract for any Receivable sold to the Trust during the term of the Sale and Servicing Agreement.

     The assets of the Trust will also include: (i) such amounts as from time to time may be held in interest bearing trust accounts to be established and maintained by the Servicer with (a) the Indenture Trustee into which all payments made on or in respect of the Receivables will be deposited (the "Collection Account"), (b) the Indenture Trustee into which amounts payable to the Noteholders will be deposited and distributed (the "Note Distribution Account") and (c) the Owner Trustee into which amounts payable to the Certificateholders will be deposited and distributed (the "Certificate Distribution Account" and, together with the Note Distribution Account, the "Distribution Accounts"); (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the right to proceeds from physical damage, credit life and disability insurance policies, if any, covering individual Financed Vehicles or Obligors, as the case may be; (iv) the right to receive proceeds, if any, of Dealer repurchase obligations; (v) any Servicer Letter of Credit; (vi) the rights of the Seller under the Receivables Purchase Agreement and the Yield Supplement Agreement; (vii) the Reserve Fund and the Yield Supplement Account; and (viii) any and all proceeds of the foregoing. For purposes of the Prospectus, the Collection Account will be an "Owner Collection Account" and the Certificate Distribution Account will be an "Owner Certificate Distribution Account".

     The "Pool Balance" will be calculated as described in the Prospectus under "Property of the Trusts" and will increase during the Funding Period by the
principal amount (not to exceed $          ) of Subsequent Receivables conveyed
to the Trust as of the related Subsequent Cutoff Dates. Coincident with each such transfer of Subsequent Receivables, the Yield Supplement Agreement will require Fleetwood Credit to deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of such Subsequent Receivables. Additions of Subsequent Receivables will be conditioned on the compliance with the procedures described in the Receivables Purchase Agreement and the Sale and Servicing Agreement. Each conveyance of Subsequent Receivables also will be subject to the conditions described under "Certain Information Regarding the Securities -- Sale and Assignment of Receivables -- The Subsequent Receivables" in the Prospectus, and to the following additional conditions, among others: (i) the weighted average APR of the Receivables
(including the Subsequent Receivables) is not less than      % and (ii) the
weighted average remaining term of the Receivables (including the Subsequent Receivables) as of the related Subsequent Transfer Date is not greater than months.

     Because the Subsequent Receivables will be originated after the Initial Receivables, following their conveyance to the Trust, the characteristics of the Receivables, including the Subsequent Receivables, may vary from those of the Initial Receivables. The Seller expects that the principal balances of the Subsequent Receivables to be added to the Trust will require application of the
entire Pre-Funded Amount by             , 199 ; however, there can be no
assurance that a sufficient amount of Subsequent Receivables will be available for such purpose.

                                THE RECEIVABLES


     The Receivables will have been purchased by Fleetwood Credit from Dealers in the ordinary course of business and no adverse selection procedures were employed by Fleetwood Credit in selecting the Receivables from Fleetwood Credit's portfolio of recreational vehicle receivables. The Initial Receivables were, and the Subsequent Receivables will be, selected from Fleetwood Credit's portfolio of recreational vehicle retail installment sale contracts based on the criteria described under "The Receivables" in the Prospectus. Each Receivable was underwritten in accordance with the customary underwriting standards employed by Fleetwood Credit and described under "The Servicer -- Origination and Servicing" in the Prospectus. Each Receivable had as of the Initial Cutoff Date, or will have as of the related Subsequent Cutoff Date, as the case may be,
an APR equal to or greater than      %.


     As of the Initial Cutoff Date, approximately      % of the Initial
Receivables, by Original Pool Balance, were secured by motor homes and
approximately      % were secured by travel trailers. Approximately      % of
the Initial Receivables, by Original Pool Balance, represented financing of new
recreational vehicles and approximately      % represented financing of used
recreational vehicles. As of the Initial Cutoff Date, the average outstanding principal balances of Initial Receivables secured by motor homes and travel
trailers were $          and $          , respectively. A significant portion of
the Initial Receivables represent financing of recreational vehicles manufactured by Fleetwood Enterprises, Inc. Except in the case of breach of representations by the related Dealer, as described under "Property of the Trusts" in the Prospectus, it is expected that none of the Initial Receivables provide for recourse to the Dealer who originated the related Initial Receivable. Based upon information presented by Obligors in their Receivables applications, as of the Initial Cutoff Date the Initial Receivables were
originated in      states. Approximately      %,        % and     % of the
Initial Receivables, by Original Pool Balance, were originated in the States of
       ,        and        , respectively. Each other state accounts for less
than 5% of the Initial Receivables by Original Pool Balance. As of the Initial
Cutoff Date, approximately      % of the Original Pool Balance represented
Paid-Ahead Receivables.

                     COMPOSITION OF THE INITIAL RECEIVABLES

Aggregate Principal Balance as of the Initial Cutoff Date...  $
Number of Initial Receivables...............................
Average Principal Balance as of the Initial Cutoff Date.....  $
Aggregate Original Amount Financed..........................  $
Range of Original Amounts Financed..........................  $               to $
Weighted Average APR(1).....................................                     %
Range of APRs...............................................           % to      %
Weighted Average Original Term(1)...........................                months
Range of Original Terms.....................................        to      months
Weighted Average Remaining Term as of the Initial Cutoff
  Date(1)...................................................                months
Range of Remaining Terms as of the Initial Cutoff Date......        to      months

---------------

(1) Weighted by unpaid principal balance as of the Initial Cutoff Date.

                 DISTRIBUTION OF THE INITIAL RECEIVABLES BY APR

                                                               PERCENTAGE
                                                  NUMBER OF     OF NUMBER      INITIAL       PERCENTAGE
                                                 OF INITIAL    OF INITIAL    CUTOFF DATE    OF ORIGINAL
                   APR RANGE                     RECEIVABLES   RECEIVABLES   POOL BALANCE   POOL BALANCE
                   ---------                     -----------   -----------   ------------   ------------
     % to      %...............................                       %        $                    %
     % to      %...............................
     % to      %...............................
     % to      %...............................
     % to      %...............................
     % to      %...............................
     % to      %...............................
                                                    -----        ------        --------        ------
          Total................................                       %        $                    %
                                                    =====        ======        ========        ======

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Set forth below is certain information concerning Fleetwood Credit's experience with respect to its portfolio of recreational vehicle receivables similar to the Receivables.

     Fleetwood Credit did not acquire recreational vehicle receivables similar to the Receivables prior to July 1986. Accordingly, Fleetwood Credit's experience with respect to such receivables is limited and only a small portion of its recreational vehicle receivables portfolio has reached maturity. There is no assurance that Fleetwood Credit's delinquency, credit loss and repossession experience with respect to recreational vehicle receivables in the future, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for recreational vehicles.

                             DELINQUENCY EXPERIENCE

                                                                            AT DECEMBER 31,
                                               --------------------------------------------------------------------------
                                                    1997            1996           1995           1994           1993
                                               --------------   ------------   ------------   ------------   ------------
Portfolio Outstanding at End of
  Period(1)(2)...............................  $1,241,738,614   $949,664,166   $760,702,992   $661,517,831   $532,764,234
Delinquencies at End of Period(1)(3)
  30-59 Days.................................       4,630,619   $  3,160,686   $  2,494,548   $  1,520,815   $  1,515,090
  60-89 Days.................................         703,823        342,035        419,116        141,132        193,591
  90 Days or More............................         385,684         33,902        169,736         81,964        324,765
                                                                ------------   ------------   ------------   ------------
Total Delinquencies..........................  $    5,720,126   $  3,536,623   $  3,083,400   $  1,743,911   $  2,033,446
                                               ==============   ============   ============   ============   ============
Total Delinquencies as a Percentage of
  Portfolio Outstanding at End of Period.....            0.46%          0.37%          0.41%          0.26%          0.38%

---------------

(1) Includes recreational vehicle receivables that have been sold but are still serviced by the Servicer.

(2) The sum of all principal amounts outstanding under the recreational vehicle receivables.

(3) The period of delinquency is based on the number of days payments are contractually past due.

                    CREDIT LOSS AND REPOSSESSION EXPERIENCE

                                                                    FISCAL YEAR ENDED DECEMBER 31,
                                              --------------------------------------------------------------------------
                                                   1997            1996           1995           1994           1993
                                              --------------   ------------   ------------   ------------   ------------
Average Portfolio Outstanding(1)(2)(3)......  $1,113,127,480   $853,227,748   $720,418,169   $596,920,867   $512,484,430
Average Number of Receivables
  Outstanding(3)............................          46,469         36,665         30,367         25,455         22,724
Repossessions as a Percentage of Average
  Number of Receivables Outstanding.........            0.77%          0.66%          0.56%          0.50%          0.71%
Net Losses(1)...............................  $    3,631,982   $  2,210,186   $  1,800,947   $  1,255,618   $  1,738,647
Net Losses as a Percentage of Average
  Portfolio Outstanding.....................            0.33%          0.26%          0.25%          0.21%          0.34%

---------------

(1) Includes recreational vehicle receivables that have been sold but are still being serviced by the Servicer.

(2) The sum of all principal amounts outstanding under the recreational vehicle receivables.

(3) Amounts represent the average of month-end figures for each month in the periods indicated.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     The following discussion supplements the information contained in the Prospectus under "The Receivables -- Maturity and Prepayment Considerations" and "Yield Considerations". Except as otherwise provided herein under "The
Notes -- Mandatory Redemption", no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full and no principal payments will be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full. In addition, except as otherwise provided herein under "The
Notes -- Mandatory Redemption", no principal payments on the Certificates will be made until the earlier to occur of the Distribution Date on which the Class
A-1 Notes have been paid in full or the          199 Distribution Date. See "The
Notes -- Payments of Principal" and "The Certificates -- Distributions of Principal" herein. As the rate of payment of principal of each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final distribution in respect of the Certificates could occur significantly earlier than their respective Final Scheduled Distribution Dates. Any reinvestment risk resulting from the rate of prepayment of the Receivables and the distribution of such payments to Securityholders will be borne entirely by the Securityholders.

                                   THE NOTES

GENERAL


     The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. Copies of the Indenture (without exhibits) may be obtained by Noteholders upon request in writing to the Indenture Trustee at its Corporate Trust Office. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture and the Notes. The following summary supplements the general terms and provisions of the Notes of any given Series and the related Indenture set forth in the Prospectus, to which description reference is hereby made. The following summary, together with the information herein under "Certain Information Regarding the Securities," and the information described in the preceding sentence, describes the material terms of the Indenture and the Notes.


PAYMENTS OF INTEREST

     General. Interest on the outstanding principal amount of each class of Notes will accrue at the related per annum Interest Rates and will be payable to Noteholders on each Distribution Date. Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Interest Rate. Interest payments on the Notes will be funded from the portion of the Available Amount remaining after payment of the Servicer Payment. See "Certain Information Regarding the
Securities -- Distributions" and "-- The Reserve Fund" herein. Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

     Calculation of LIBOR. The Interest Rate payable on the Class A-2 Notes in respect of any Interest Period will equal the lesser of (i) the sum of the
London interbank offered rate ("LIBOR") for such Interest Period plus      % and
(ii) %. LIBOR for each Interest Period will be determined by the Indenture Trustee, as calculation agent (in such capacity, the "Calculation Agent") as follows:

          (i) On the second London Banking Day prior to the Distribution Date on which any Interest Period commences (each, a "LIBOR Determination Date"), the Calculation Agent will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of one month, commencing on such Distribution Date, which appear either (a) on the Telerate Page 3750 as of 11:00 A.M., London time, on that LIBOR Determination Date ("LIBOR Telerate") or (b) the Reuters Screen LIBO Page as of 11:00 A.M., London time, on the LIBOR Determination Date ("LIBOR Reuters"). "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks. If at least two such offered rates appear on the Telerate Page 3750, LIBOR for such Interest Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent.

          (ii) If fewer than two offered rates appear on each of the Telerate Page 3750 and the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent (after consultation with the Seller) to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of one month, commencing on such Distribution Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Seller) at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of one month, commencing on such Distribution Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting rates as mentioned in this sentence, LIBOR for such Interest Period will be the same as LIBOR for the immediately preceding Interest Period.

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the sum of (i) the Note Percentage, calculated as described herein under "Certain Information Regarding the Securities -- Distributions", of the Monthly Principal Payment plus (ii) an amount (the "Accelerated Principal Distribution Amount") equal to the portion, if any, of Available Funds remaining after payment of (a) the Servicer Payment,
(b) the Note Interest Distributable Amount, (c) the portion of the Monthly Principal Payment allocated to the Noteholders pursuant to clause (i) above, (d) the Certificate Interest Distributable Amount and (e) the portion of the Monthly Principal Payment allocated to the Certificateholders as described herein under "The Certificates -- Distributions of Principal". Principal payments on the Notes will be paid from the portion of the Available Amount remaining after payment of the Servicer Payment, the Note Interest Distributable Amount and the Certificate Interest Distributable Amount. See "Certain Information Regarding the Securities -- Distributions" and "-- The Reserve Fund" herein.

     Principal payments on the Notes will be applied on each Distribution Date, first, to the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, second, to the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero and, third, to the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero. To the extent not previously paid in full, the principal amount of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes will be due on the Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date and the Class A-3 Final Scheduled Distribution Date, respectively. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than its Final Scheduled Distribution Date based on a variety of factors, including payments of Accelerated Principal Distribution Amounts and the factors described under "The Receivables -- Maturity and Prepayment Considerations" in the Prospectus.

MANDATORY REDEMPTION

     The Notes will be subject to redemption in part on the Distribution Date on or immediately following the last day of the Funding Period in the event that any portion of the Pre-Funded Amount remains on deposit in the Funding Account, after giving effect to the purchase of any Subsequent Receivables on such date (a "Mandatory Redemption"). If such remaining Pre-Funded Amount is less than or equal to $100,000, such amount will be applied to redeem the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, with any remaining amount being applied to redeem the Class A-2 Notes. If such remaining Pre-Funded Amount is greater than $100,000, such amount will be used to redeem each class of Notes and to prepay the Certificates. The aggregate principal amount of each class of Notes to be redeemed and the Certificates to be prepaid will be an amount equal to the Pre-Funded Percentage of such class of Notes or Certificates, as the case may be, multiplied by such remaining Pre-Funded Amount. The "Pre-Funded Percentage" of a class of Notes or the Certificates will be the percentage derived from the fraction, the numerator of which is the initial principal amount of such class of Notes or the Original Certificate Balance, as applicable, and the denominator of which is the sum of the aggregate initial principal amount of the Notes and the Original Certificate Balance.

OPTIONAL REDEMPTION

     The Class A-3 Notes will be subject to redemption in whole, but not in part, on any Distribution Date relating to an Optional Purchase or an Auction Sale, provided that such Distribution Date occurs after the Class A-1 Notes and the Class A-2 have been paid in full. The redemption price will equal the unpaid principal amount of the Class A-3 Notes plus accrued interest thereon at the Class A-3 Rate. See "Certain Information Regarding the
Securities -- Termination" herein.

THE INDENTURE TRUSTEE

               will be the Indenture Trustee. The Indenture Trustee is a
          and its Corporate Trust Office is located at                ,
               ,                .

     The Indenture Trustee will have the rights and duties set forth in the Prospectus under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees".

                                THE CERTIFICATES

GENERAL


     The Certificates will be issued pursuant to the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. Copies of the Trust Agreement (without exhibits) may be obtained by Certificateholders upon request in writing to the Owner Trustee at its Corporate Trust Office. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Trust Agreement and the Certificates. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made. The following summary, together with the information herein under "Certain Information Regarding the Securities," and the information described in the preceding sentence, describes the material terms of the Trust Agreement and the Certificates.


DISTRIBUTIONS OF INTEREST

     Interest on the Certificate Balance will accrue at the Pass-Through Rate and will be payable to Certificateholders on each Distribution Date. Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date together with, to the extent permitted by applicable law, interest on such shortfall at the Pass-Through Rate. Interest distributions with respect to the Certificates will be funded from the portion of the Available Amount remaining after payment of the Servicer Payment and the
Note Interest Distributable Amount. See "Certain Information Regarding the Securities -- Distributions" and "-- The Reserve Fund" herein.

     The "Certificate Balance" will initially equal $          (the "Original
Certificate Balance") and thereafter will equal the Original Certificate Balance reduced by (i) all distributions actually made on or prior to the related Distribution Date to Certificateholders allocable to principal and (ii) Realized Losses allocable to the Certificates. "Realized Losses" with respect to each Collection Period will equal the amount by which (a) the aggregate unpaid principal balance of all Receivables which became Defaulted Receivables during such Collection Period exceeds (a) the sum of (i) the aggregate liquidation proceeds recovered in respect of principal of such Defaulted Receivables during such Collection Period and (ii) recoveries in respect of all Defaulted Receivables received during such Collection Period, to the extent not otherwise included in the amount determined pursuant to clause (i) above.

DISTRIBUTIONS OF PRINCIPAL

     On each Distribution Date on which principal of the Certificates is payable, the Certificateholders will be entitled to receive distributions in an amount generally equal to the Certificate Percentage, calculated as described herein under "Certain Information Regarding the Securities -- Distributions", of the Monthly Principal Payment. Distributions with respect to principal will be funded from the portion of the Available Amount remaining after payment of the Servicer Payment, the Note Distributable Amount and the Certificate Interest Distributable Amount. See "Certain Information Regarding the
Securities -- Distributions" and "-- The Reserve Fund" herein.

     Notwithstanding the foregoing, upon any qualification, reduction or withdrawal by any Rating Agency of its rating of any class of Notes, then, with respect to each Distribution Date thereafter, the Certificateholders will not receive any distributions of principal until all the Notes have been paid in full, unless such rating has been restored. In addition, on and after any Distribution Date on which the Notes have been paid in full, funds in the Reserve Fund will be applied to reduce the Certificate Balance to zero if, after giving effect to all distributions required to be made to the Servicer and the Securityholders on such Distribution Date, the amount on deposit in the Reserve Fund is equal to or greater than the Certificate Balance. See "Certain Information Regarding the Securities -- The Reserve Fund".

MANDATORY PREPAYMENT

     The Certificates will be subject to prepayment in part on the Distribution Date on or immediately following the last day of the Funding Period in the event that more than $100,000 of the Pre-Funded Amount remains on deposit in the Pre-Funding Account, after giving effect to the purchase of any Subsequent Receivables on such date (a "Mandatory Prepayment"). The aggregate principal amount of Certificates to be prepaid will be an amount equal to the Pre-Funded Percentage of the Certificates multiplied by the Pre-Funded Amount then on deposit in the Pre-Funding Account.

OPTIONAL PREPAYMENT

     The Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date relating to an Optional Purchase or an Auction Sale. Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance, together with accrued interest at the Pass-Through Rate. Any such distribution will effect early retirement of the Certificates. See "Certain Information Regarding the Securities -- Termination" herein.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

     Each class of Notes and the Certificates will initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in any Securities will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Securities of the related class are issued under the limited circumstances described in the Prospectus under "Certain Information Regarding the Securities -- Definitive Securities". Unless and until Securities are issued in definitive form, all references herein to distributions, notices, reports and statements to and to actions by and effects upon the related Securityholders will refer to the same actions and effects with respect to DTC or Cede, as the case may be, for the benefit of the related Security Owners in accordance with DTC procedures. See "Certain Information Regarding the Securities -- General", "-- Book-Entry Registration" and "-- Definitive Securities" in the Prospectus.

THE PRE-FUNDING ACCOUNT; MANDATORY REDEMPTION AND PREPAYMENT OF THE SECURITIES

     The Pre-Funding Account. The Servicer will establish the Pre-Funding Account in the name of the Indenture Trustee for the benefit of the Securityholders into which the Pre-Funded Amount will be deposited on the Closing Date from the net proceeds received from the sale of the Securities and from which monies will be applied during the Funding Period to purchase Subsequent Receivables from the Seller. The Pre-Funding Account will be maintained with the same entity at which the Collection Account is maintained. The Pre-Funding Account will be part of the Trust but monies on deposit therein will not be available to cover losses on or in respect of the Receivables. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Funding Period will be payable as described below under "-- Mandatory Redemption and Prepayment of the Securities". Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner to be described in the Sale and Servicing Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the Collection Account and losses will be charged against the funds on deposit in the Pre-Funding Account. See "Certain Information Regarding the Securities -- The Trust Accounts" in the Prospectus.

     Upon each conveyance of Subsequent Receivables to the Trust, an amount equal to the purchase price paid by the Seller to Fleetwood Credit for such Subsequent Receivables on the related Subsequent Transfer Date will be withdrawn from the Pre-Funding Account and paid to the Seller.

     Mandatory Redemption and Prepayment of the Securities. The Notes will be subject to a Mandatory Redemption and the Certificates may be subject to a Mandatory Prepayment on the Distribution Date immediately succeeding the date on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date), in the event that any portion of the Pre-Funded Amount, exclusive of any investment earnings thereon, remains on deposit in the Pre-Funding Account after giving effect to the purchase by the Seller and conveyance to the Trust of all Subsequent Receivables on the related Subsequent Transfer Dates, including any such purchase and conveyance on the date on which the Funding Period ends.

     The amount to be paid to (i) Noteholders in connection with a Mandatory Redemption will be determined as described herein under "The Notes -- Mandatory Redemption" and (ii) Certificateholders in connection with a Mandatory Prepayment will be determined as described herein under "The Certificates -- Mandatory Prepayment". It is anticipated that the aggregate principal amount of Subsequent Receivables sold to the Trust during the Funding Period will not be exactly equal to the Pre-Funded Amount and that therefore there will be at least a nominal amount of principal prepaid to Securityholders.

THE YIELD SUPPLEMENT ACCOUNT; THE YIELD SUPPLEMENT AGREEMENT

     The Yield Supplement Account. The Yield Supplement Account will be created with an initial deposit by Fleetwood Credit of an amount equal to the Yield Supplement Initial Deposit. The Yield Supplement Initial Deposit will equal an amount (which amount may be discounted at a rate to be specified in the Sale and

Servicing Agreement) equal to the aggregate amount by which (i) interest on the Principal Balance of each Initial Receivable for the period commencing on the Initial Cutoff Date and ending with the scheduled maturity of each such Receivable (assuming that payments on such Receivables are made as scheduled and no prepayments are made) at a rate equal to the Required Rate, exceeds (ii) interest on such Principal Balances at the APR of each such Receivable (the "Yield Supplement Amount" and, with respect to the Initial Receivables, the "Maximum Initial Yield Supplement Amount").

     On each Distribution Date, the Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield Supplement Account an amount equal to the Yield Supplement Deposit Amount in respect of the Receivables for such Distribution Date. See "Distributions on the
Securities -- Deposits to the Collection Account; Priority of Payments" herein. Amounts on deposit on any Distribution Date in the Yield Supplement Account in excess of the Maximum Yield Supplement Amount, after giving effect to all distributions to be made on such Distribution Date, will be paid to the Seller. Monies on deposit in the Yield Supplement Account may be invested in Permitted Investments under the circumstances and in the manner described in the Sale and Servicing Agreement. See "Certain Information Regarding the Securities -- The Trust Accounts" in the Prospectus. Any monies remaining on deposit in the Yield Supplement Account upon the termination of the Trust will be paid to the Seller.

     The Yield Supplement Agreement. Pursuant to the Yield Supplement Agreement, on each Subsequent Transfer Date Fleetwood Credit will deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount. The aggregate of the Additional Yield Supplement Amounts in respect of Subsequent Receivables, if any, is referred to herein as the "Maximum Subsequent Yield Supplement Amount" and, together with the "Maximum Initial Yield Supplement Amount", the "Maximum Yield Supplement Amount".

DISTRIBUTIONS ON THE SECURITIES

     General. On the eighth calendar day of each month or, if such day is not a Business Day, the immediately succeeding Business Day (each, a "Determination Date"), the Servicer will inform the Indenture Trustee of the amount of Available Funds collected on or in respect of the Receivables, the Negative Carry Amount, if any, the Yield Supplement Amount in respect of the Receivables, if any, the amount of Advances and Non-Reimbursable Payments to be made by the Servicer and the amount of the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Determination Date, the Servicer shall also determine, among other things, the Note Interest Distributable Amount, the Certificate Interest Distributable Amount, the Note Principal Distributable Amount, the Certificate Principal Distributable Amount and, based on the sum of
(i) Available Funds and (ii) amounts on deposit in the Reserve Fund, after giving effect to the withdrawals therefrom described herein under "Deposits to the Collection Account" (collectively, the "Available Amount"), the amounts to be distributed to the Securityholders. Distributions to Noteholders will be made out of amounts on deposit in the Note Distribution Account and distributions to Certificateholders will be made out of amounts on deposit in the Certificate Distribution Account, in each case as described herein.

     Determination of Available Funds. "Available Funds" with respect to each Distribution Date will mean the sum of (i) the earnings received by the Indenture Trustee during the related Collection Period from investment of the Pre-Funded Amount on deposit in the Pre-Funding Account; (ii) an amount (the "Negative Carry Amount") equal to the difference between (a) 30 days' interest on the Pre-Funded Amount on deposit in the Pre-Funding Account as of the first day of such Collection Period at a rate equal to the weighted average of the Interest Rates and the Pass-Through Rate and (b) the amount described in clause
(i) above, which Negative Carry Amount will be withdrawn from the Reserve Fund and deposited in the Collection Account as described herein under "-- The Reserve Fund"; (iii) all cash received by the Servicer on or in respect of the Receivables during the immediately preceding Collection Period (including Non-Reimbursable Payments and Advances but other than (a) late payment and extension fees, if any, and other administrative fees and (b) recoveries collected on or in respect of all Receivables which have been previously repurchased by the Seller or purchased by the Servicer pursuant to the Sale and Servicing Agreement);

(iv) the Repurchase Amounts of all Receivables purchased or repurchased by the Seller or the Servicer under the Sale and Servicing Agreement in respect of the immediately preceding Collection Period; and (v) the Yield Supplement Deposit Amount for the related Collection Period.

     With respect to each Collection Period (i) "Collected Interest" will mean the sum of (a) the portion of all payments received by the Servicer on or in respect of the Receivables during such Collection Period allocable to interest and (b) the amounts described in clauses (i), (ii) and (v) of the immediately preceding paragraph with respect to such Collection Period, and (ii) "Collected Principal" will mean the portion of all payments received by the Servicer on or in respect of the Receivables during such Collection Period allocable to principal.

     Deposits to the Collection Account; Priority of Payments. The Servicer will remit collections received on or in respect of the Receivables within two Business Days of receipt thereof to the Collection Account unless it satisfies the conditions described in the Prospectus under "Certain Information Regarding the Securities -- Collections" permitting the remittance of such collections on a monthly basis.

     In addition, on each Distribution Date, the Trustee will cause the Negative Carry Amount for the related Collection Period, if any, to be withdrawn from the Reserve Fund and deposited in the Collection Account and the aggregate Yield Supplement Amount in respect of the Receivables for the related Collection Period, if any (the "Yield Supplement Deposit Amount"), to be withdrawn from the Yield Supplement Account and deposited in the Collection Account.

     Deposits to the Distribution Accounts. The amount to be distributed to Securityholders following the Funding Period in connection with a Mandatory Redemption or Mandatory Prepayment is described herein under "The
Notes -- Mandatory Redemption" and "The Certificates -- Mandatory Prepayment". The amount of other distributions to be made on each Distribution Date to Securityholders will be determined in the manner described below. On each Distribution Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the Available Amount, in the following order of priority:

          (i) to the Servicer, from Collected Interest, the Servicer Payment;

          (ii) to the Note Distribution Account, from the Available Amount (after giving effect to the reduction in the Available Amount described in clause (i) above), the Note Interest Distributable Amount;

          (iii) to the Note Distribution Account, from the Available Amount (after giving effect to the reduction in the Available Amount described in clauses (i) and (ii) above), the Note Principal Distributable Amount;

          (iv) to the Certificate Distribution Account, from the Available Amount (after giving effect to the reduction in the Available Amount described in clauses (i) through (iii) above), the Certificate Interest Distributable Amount;

          (v) to the Certificate Distribution Account, from the Available Amount (after giving effect to the reduction in the Available Amount described in clauses (i) through (iv) above), the Certificate Principal Distributable Amount; and

          (vi) in the event that the distributions described in clauses (i) through (v) above have been funded exclusively from Available Funds, any remaining Available Funds will be deposited into the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance, with any excess being deposited into the Note Distribution Account for payment to Noteholders as an Accelerated Principal Distribution Amount. Notwithstanding the foregoing, during the Funding Period, all Excess Amounts will be deposited into the Reserve Fund and will not be deposited into the Note Distribution Account until the Distribution Date immediately succeeding the date on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date).

     For purposes hereof, the following terms shall have the following meanings:

     The "Monthly Principal Payment" will mean, with respect to any Distribution Date, (i) the Pool Balance as of the last day of the second Collection Period preceding the Collection Period in which such Distribution Date occurs (or, with respect to the first Distribution Date, the Original Pool Balance) less (ii) the Pool Balance as of the last day of the Collection Period relating to such Distribution Date.

     The "Note Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Note Principal Distributable Amount and the Note Interest Distributable Amount.

     The "Note Interest Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Note Monthly Interest Distributable Amount for such Distribution Date and the Note Interest Carryover Shortfall for such Distribution Date.

     The "Note Monthly Interest Distributable Amount" will mean, with respect to any Distribution Date, interest accrued for the related Interest Period on each class of Notes at the respective Interest Rate for such class on the outstanding principal amount of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date.

     The "Note Interest Carryover Shortfall" will mean, with respect to any Distribution Date, the excess of the Note Monthly Interest Distributable Amount for the immediately preceding Distribution Date and any outstanding Note Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date at the respective Interest Rates borne by each class of Notes for the related Interest Period.

     The "Note Principal Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Note Monthly Principal Distributable Amount for such Distribution Date and the Note Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Note Principal Distributable Amount shall not exceed the outstanding principal amount of the Notes; and provided, further, that the Note Principal Distributable Amount on the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-1 Notes to zero and on the Class A-2 Final Scheduled Distribution Date the Note Principal Distributable Amount shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-2 Notes to zero. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount of any principal due and remaining unpaid on each Receivable in the Trust as of such Final Scheduled Distribution Date so as to reduce the outstanding principal amount of the Class A-3 Notes to zero.

     The "Note Monthly Principal Distributable Amount" will mean, with respect to any Distribution Date, the Note Percentage of the Monthly Principal Payment.

     The "Note Percentage" will mean (i) for each Distribution Date to and including the later to occur of (a) the Distribution Date on which the principal amount of the Class A-1 Notes is reduced to zero and (b) the 199 Distribution Date, 100%, (ii) for each Distribution Date thereafter to and including the Distribution Date on which the principal amount of the Class A-3 Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Notes on the Distribution Date immediately preceding the Distribution Date for which the Note Percentage is being calculated (after giving effect to all distributions made on such immediately preceding Distribution Date) and the denominator of which is the Pool Balance on the last day of the second Collection Period preceding the Collection Period in which the Distribution Date for which the Note Percentage is being calculated occurs; provided, however, that on each Distribution Date following the occurrence of a Rating Event until the principal amount of all the Notes is paid in full or such rating is restored, the Note Percentage shall mean 100%, and (iii) zero for each Distribution Date thereafter.

     The "Note Principal Carryover Shortfall" will mean, with respect to any Distribution Date, the excess of the Note Monthly Principal Distributable Amount for the immediately preceding Distribution Date and any outstanding Note Principal Carryover Shortfall on such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such preceding Distribution Date.

     The "Certificate Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Certificate Principal Distributable Amount and the Certificate Interest Distributable Amount.

     The "Certificate Interest Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Certificate Monthly Interest Distributable Amount for such Distribution Date and the Certificate Interest Carryover Shortfall for such Distribution Date.

     The "Certificate Monthly Interest Distributable Amount" will mean, with respect to any Distribution Date, 30 days' interest at the Pass-Through Rate on the Certificate Balance as of the first day of the immediately preceding Collection Period (after giving effect to all distributions of principal to be made on the Distribution Date occurring in such immediately preceding Collection Period) or, in the case of the first Distribution Date, the Original Certificate Balance.

     The "Certificate Interest Carryover Shortfall" will mean, with respect to any Distribution Date, the excess of the Certificate Monthly Interest Distributable Amount for the immediately preceding Distribution Date and any outstanding Certificate Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate for the related Interest Period.

     The "Certificate Principal Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Certificate Monthly Principal Distributable Amount for such Distribution Date and the Certificate Principal Carryover Shortfall as of the close of the immediately preceding Distribution Date; provided, however, that the Certificate Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Certificate Final Scheduled Distribution Date, the principal required to be deposited into the Certificate Distribution Account will include the amount of any principal due and remaining unpaid on each Receivable in the Trust as of the Certificate Final Scheduled Distribution Date so as to reduce the Certificate Balance to zero, and remaining after any required distribution to the Note Distribution Account.

     The "Certificate Monthly Principal Distributable Amount" will mean, with respect to any Distribution Date, the Certificate Percentage of the Monthly Principal Payment.

     The "Certificate Percentage" will mean (i) for each Distribution Date to and including the later to occur of (a) the Distribution Date on which the principal amount of the Class A-1 Notes is reduced to zero and (b) the
            , 199 Distribution Date, zero, and (ii) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the Certificate Balance on the Distribution Date immediately preceding the Distribution Date for which the Certificate Percentage is being calculated (after giving effect to all distributions made on such preceding Distribution Date) and the denominator of which is the Pool Balance on the last day of the second Collection Period preceding the Collection Period in which the Distribution Date for which the Certificate Percentage is being calculated occurs; provided, however, that on each Distribution Date following the occurrence of a Rating Event until the principal amount of all outstanding Notes is paid in full or such rating is restored, the Certificate Percentage shall mean zero.

     The "Certificate Principal Carryover Shortfall" will mean, with respect to any Distribution Date, the excess of the Certificate Monthly Principal Distributable Amount for the immediately preceding Distribution Date and any outstanding Certificate Principal Carryover Shortfall on such preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date.

     Payments From the Distribution Accounts. On each Distribution Date, all amounts on deposit in the Note Distribution Account (other than Investment Earnings) will be paid in the following order of priority:

          (i) to the applicable Noteholders, accrued and unpaid interest on the outstanding principal amount of the applicable class of Notes at the applicable Interest Rate;

          (ii) to the Class A-1 Noteholders in reduction of principal, until the principal amount of the Class A-1 Notes has been reduced to zero;

          (iii) to the Class A-2 Noteholders in reduction of principal, until the principal amount of the Class A-2 Notes has been reduced to zero; and

          (iv) to the Class A-3 Noteholders in reduction of principal, until the principal amount of the Class A-3 Notes has been reduced to zero.

     On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders in the following order of priority:

          (i) to the Certificateholders, accrued and unpaid interest on the outstanding Certificate Balance at the Pass-Through Rate; and

          (ii) to the Certificateholders in reduction of principal, until the Certificate Balance has been reduced to zero.

THE RESERVE FUND

     The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Servicer (to the extent of the Servicer Payment) and the Noteholders to the extent described above. The protection afforded to the Noteholders through the foregoing subordination will be effected both by the preferential right of the Noteholders to receive, to the extent described herein, current distributions with respect to the Receivables and by the establishment of the Reserve Fund. The Reserve Fund will be funded by the Seller on the Closing Date in an amount
equal to $          plus an amount attributable to the maximum aggregate
Negative Carry Amount. Thereafter, all Excess Amounts will be deposited from time to time in the Reserve Fund to the extent necessary to maintain the amount in the Reserve Fund at the Specified Reserve Fund Balance.


     The Specified Reserve Fund Balance with respect to the first Distribution
Date will equal $          , and on each Distribution Date thereafter, will
equal the lesser of (i) $          or (ii)      % of the sum of the unpaid
principal amount of the Notes and the Certificate Balance (after giving effect to distributions of principal to be made on such Distribution Date). Notwithstanding the foregoing, in no event shall the Specified Reserve Fund
Balance be less than $          . However, on each Distribution Date following
any Fiscal Quarter in which losses or delinquencies in respect of the Receivables exceed the percentages to be specified in the Sale and Servicing Agreement, the Specified Reserve Fund Balance will be equal to the greater of the amount described above or an amount equal to the Pool Balance as of the last day of the related Collection Period multiplied by a percentage determined by
subtracting from      % a fraction (expressed as a percentage) equal to one
minus a fraction, the numerator of which will equal the outstanding principal amount of the Notes and the denominator of which will equal the Pool Balance, in each case as of the last day of the three related Collection Periods in such Fiscal Quarter; provided, however, that following any Fiscal Quarter thereafter in which the losses and delinquencies in respect of the Receivables are less than the percentages to be specified in the Sale and Servicing Agreement, the Specified Reserve Fund Balance shall return to the amount described in the first two sentences of this paragraph. A "Fiscal Quarter" will mean each of the following three-month periods: (i) January, February and March; (ii) April, May and June; (iii) July, August and September; and (iv) October, November and December. In addition, if on any Distribution Date cumulative losses in respect
of the Receivables exceed      % of the sum of the Original Pool Balance and the
aggregate principal balance of all Subsequent Receivables conveyed to the Trust as of the related Subsequent Cutoff Dates, the Specified Reserve Fund Balance shall remain at the level in effect as of such date and shall not be reduced further in accordance with the first sentence of this paragraph.

     The Servicer may, from time to time after the date of this Prospectus Supplement, request each Rating Agency to approve a formula for determining the Specified Reserve Fund Balance that is different from that described above and would result in a decrease in the amount of the Specified Reserve Fund Balance or the manner by which it is funded. If each Rating Agency delivers a letter to the Trustees to the effect that the use of any such new formulation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of Notes or the Certificates, then the Specified Reserve Fund Balance will be determined in accordance with such new formula. The Sale and Servicing Agreement will accordingly be amended to reflect such new calculation without the consent of any Securityholder.

     On each Distribution Date, funds will be withdrawn from the Reserve Fund as described above for distribution first, to the Servicer in respect of the Servicer Payment, second to Noteholders to the extent of shortfalls in the amounts available to make distributions of interest on the Notes, third to Noteholders to the extent of shortfalls in the amounts available to make distributions of principal on the Notes, fourth to Certificateholders to the extent of shortfalls in the amounts available to make distributions of interest on the Certificates and fifth to Certificateholders to the extent of shortfalls in the amounts available to make distributions of principal on the Certificates.

     On each Distribution Date relating to the Funding Period, the amount of Collected Interest for such Distribution Date will include an amount equal to the Negative Carry Amount for the related Collection Period, if any, which amount will be withdrawn from the Reserve Fund and deposited into the Collection Account.

     On each Distribution Date, the Trustee will deposit all Excess Amounts into the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance. If the amount on deposit in the Reserve Fund on such Distribution Date (after giving effect to all deposits thereto and withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Fund Balance, the Indenture Trustee will release and distribute such excess, together with any Excess Amounts not required to be deposited into the Reserve Fund, to the Seller. Notwithstanding the foregoing, (i) during the Funding Period, all Excess Amounts will be deposited into the Reserve Fund and will not be paid to the Seller until the Distribution Date immediately succeeding the date on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date) and (ii) under the circumstances described herein under "The Certificates -- Distributions of Principal", funds in the Reserve Fund will be applied to reduce the Certificate Balance to zero. Upon any such release of amounts from the Reserve Fund to the Seller, the Certificateholders will have no further rights in, or claims to, such amounts.

     After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Securities and (ii) the outstanding principal balance of the Securities, any funds remaining on deposit in the Reserve Fund, subject to certain limitations, will be paid to the Seller.

     The subordination of the Certificates and the Reserve Fund are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Fund is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Fund could be depleted. If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Fund, Noteholders or Certificateholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates.

     Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of holders of the Notes and the Certificates. Funds on deposit in the Reserve Fund may be invested in Permitted

Investments. Investment income on monies on deposit in the Reserve Fund will not be available for distribution to Noteholders or Certificateholders or otherwise subject to any claims or rights of the Noteholders or Certificateholders and will be paid to the Seller.

SERVICING COMPENSATION

     As described in the Prospectus under "Certain Information Regarding the Securities -- Servicing Compensation", the Servicer will receive a monthly fee, payable on each Distribution Date, equal to one-twelfth of the product of 1.0% and the Pool Balance as of the first day of the related Collection Period. The Servicer will also be entitled to receive additional compensation in the form of certain late fees, prepayment charges and other administrative fees or similar charges.

STATEMENTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will include with each distribution to each Securityholder of record a statement, setting forth for the related Collection Period, the information described under "Certain Information Regarding the Securities -- Statements to Securityholders" in the Prospectus.

TERMINATION

     The obligations of the Servicer, the Seller and the Indenture Trustee pursuant to the Sale and Servicing Agreement, the Trust Agreement and the Indenture will terminate with respect to the Securityholders upon the earliest to occur of (i) the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment to Securityholders of all amounts required to be paid to them pursuant to the Sale and Servicing Agreement, the Trust Agreement and the Indenture and (iii) the occurrence of either event described below.

     In order to avoid excessive administrative expenses, the Seller or the Servicer, or any successor to the Servicer, will be permitted at its option to purchase from the Trust, on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is 10% or less of the sum of the Original Pool Balance and the aggregate principal balance of all Subsequent Receivables conveyed to the Trust as of the related Subsequent Cutoff Dates, all remaining Receivables at a price equal to the aggregate Repurchase Amounts for the Receivables (including Defaulted Receivables), plus the appraised value of any other property held by the Trust (less liquidation expenses). In the event that both the Seller and the Servicer, or any successor to the Servicer, elect to purchase the Receivables, the party first notifying the Trustee (based on the Trustee's receipt of such notice) shall be permitted to purchase the Receivables. Exercise of such right will effect early retirement of the Securities.

     If neither the Seller nor the Servicer (nor any successor to the Servicer) exercises its optional termination right within 90 days after the day of a Collection Period as of which such right can first be exercised, the Trustee shall solicit bids for the purchase of the Receivables remaining in the Trust. In the event that satisfactory bids are received as described below, the sale proceeds will be distributed to Securityholders on the second Distribution Date succeeding the last day of such Collection Period. Any purchaser of the Receivables must agree to the continuation of the then current Servicer as Servicer on terms substantially similar to those in the Sale and Servicing Agreement. Any such sale will effect early retirement of the Securities.

     The Trustee must receive at least two bids from prospective purchasers that are considered at the time to be competitive participants in the market for motor vehicle retail installment sale contracts. The highest bid may not be less than the fair market value of such Receivables and must equal the sum of (i) the greater of (a) the aggregate Repurchase Amounts for the Receivables (including Defaulted Receivables), plus the appraised value of any other property held by the Trust (less liquidation expenses) or (b) an amount that when added to amounts on deposit in the Collection Account that would constitute Available Funds for such second succeeding Distribution Date would result in proceeds sufficient to distribute the sum of (1) the Note Distributable Amount and (2) the Certificate Distributable Amount, and (ii) the sum of (a) an amount sufficient to reimburse the Servicer for any outstanding Advances and (b) the Servicing Fee payable on such final Distribution Date, including any unpaid Servicing Fees with respect to one or more prior Collection Periods. The Indenture Trustee may consult with financial advisors, including one or more of the Underwriters, to determine if the fair market value of such Receivables has been offered. Upon the receipt of such bids, the Indenture Trustee shall sell and assign such Receivables to the highest bidder and the Securities shall be retired in such Distribution Date. If any of the foregoing conditions are not met, the Indenture Trustee shall decline to consummate such sale and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of Receivables remaining in the Trust. In such event, however, the Indenture Trustee may from time to time solicit bids in the future for the purchase of such Receivables upon the same terms described above.


     The Indenture Trustee will give written notice of termination to each Securityholder of record. The final distribution to each Securityholder will be made only upon surrender and cancellation of such holder's Notes or Certificates at any office or agency of the Indenture Trustee specified in the notice of termination. The Indenture Trustee will give a second written notice to Securityholders of such termination and payment six months after the Distribution Date stated in the first written notice of termination. Any funds remaining in the Trust one year after the Indenture Trustee has given such second written notice will be distributed to the United Way.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Arter & Hadden LLP, special federal income tax counsel to the Seller, the Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a partnership under the Internal Revenue Code of 1986, as amended (the "Code"). In the opinion of such counsel, the Notes will be treated as indebtedness and the Certificates should constitute the equity of the Trust. For a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities, see "Certain Federal Income Tax Consequences" in the Prospectus.

                         CERTAIN STATE TAX CONSEQUENCES

     The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in California. The State of California imposes a state individual income tax and a single business tax which is imposed on corporations, partnerships and other entities doing business in the State of California. This discussion is based upon present provisions of California statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the California Department of Treasury.

     Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

     For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

TAX CONSEQUENCES WITH RESPECT TO THE NOTES

     It is expected that state tax counsel of the Seller ("California Tax Counsel") will advise the Trust that, assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for California income and single business tax purposes. Accordingly, Noteholders not otherwise subject to taxation in California should not become subject to taxation in California solely because of a holder's ownership of Notes. However, a Noteholder already subject to California's income tax or single business tax could be required to pay additional California tax as a result of the holder's ownership or disposition of Notes.

TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES

     If the arrangement created by the Trust Agreement is treated as a partnership (not taxable as a corporation) for federal income tax purposes, California Tax Counsel will deliver its opinion that the same treatment should also apply for California tax purposes. In such case, the resulting constructive partnership should not be treated as doing business in California but rather should be viewed as a passive holder of investments and, as a result, should not be subject to the California single business tax (which, if applicable, could possibly result in reduced distributions to Certificateholders). The Certificateholders also should not be subject to the California single business tax on income received through the partnership.

     Under current law, Certificateholders that are nonresidents of California and are not otherwise subject to California income tax should not be subject to California income tax on the income from the constructive partnership. In any event, classification of the arrangement as a "partnership" would not cause a Certificateholder not otherwise subject to taxation in California to pay California tax on income beyond that derived from the Certificates.

     If the Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity should not be subject to the California single business tax (which, if applicable, could result in reduced distributions to Certificateholders). A Certificateholder not otherwise subject to tax in California would not become subject to California tax as a result of its mere ownership of such an interest.

                              ERISA CONSIDERATIONS

THE NOTES

     The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

     The Notes may not be purchased with the assets of a Plan if the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates
(i) has investment or administrative discretion with respect to such Plan assets; (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such Plan assets and (b) will be based on the particular investment needs for such Plan; or (iii) is an employer maintaining or contributing to such Plan.

THE CERTIFICATES

     The Certificates may not be acquired by (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code (other than a governmental plan described in Section 4975(g)(2) of the Code) or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Certificates. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

     Due to the complexities of the foregoing rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of an employee benefit plan considering the purchase of Certificates consult with its counsel regarding the applicability of the prohibited transaction provisions of ERISA and the Code to such investment. In particular, while payments made on the Certificates from the property of the Trust or from monies on deposit in the Reserve Fund are encompassed by the Exemption, payments made from the Yield Supplement Account (or pursuant to the Yield Supplement Agreement by Fleetwood Credit) to the Certificateholders may not be included under the terms of the Exemption since such payments are not derived from assets held in the Trust or from amounts on deposit in the Reserve Fund. Accordingly, fiduciaries of Benefit Plans should determine, in their particular circumstances, whether the prohibited transaction provisions of ERISA or the Code might be applicable to payments made from the Yield Supplement Account or from Fleetwood Credit under the Yield Supplement Agreement.

     The DOL issued Prohibited Transaction Class Exemption ("PTCE") 95-60 on July 12, 1995 in response to the United States Supreme Court decision John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank 114 S.Ct. 517
(1993), in which the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Subject to certain conditions, PTCE 95-60 provides general relief from the prohibited transaction rules that would otherwise be applicable to assets held in an insurance company's general account. Prospective insurance company purchasers should consult with their counsel to determine whether the decision in John Hancock, as modified by PTCE 95-60, affects their ability to make purchases of the Certificates.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an Underwriting
Agreement dated             , 199 (the "Underwriting Agreement"), the
Underwriters named below (the "Underwriters"), for whom is acting as representative (the "Representative") have severally but not jointly agreed to purchase from the Seller the following respective principal amounts of the
Securities:

                                          PRINCIPAL    PRINCIPAL    PRINCIPAL
                                          AMOUNT OF    AMOUNT OF    AMOUNT OF     PRINCIPAL
                                          CLASS A-1    CLASS A-2    CLASS A-3     AMOUNT OF
             UNDERWRITERS                   NOTES        NOTES        NOTES      CERTIFICATES
             ------------                 ---------    ---------    ---------    ------------
[Names of Underwriters]................     $            $            $              $
                                            ----         ----         ----           ----
          Total........................     $            $            $              $
                                            ====         ====         ====           ====

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Securities if any are purchased.

     The Underwriters have advised the Seller that the Underwriters propose initially to offer the Securities to the public at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and
to certain dealers at such prices less a concession not in excess of      % of
the Class A-1 Note denominations, the Class A-2 Note denominations, the Class A-3 Note denominations and the Certificate denominations. The Underwriters may
allow and such dealers may reallow a concession not in excess of      % of the
Class A-1 Note denominations,      % of the Class A-2 Note denominations,      %
of the Class A-3 Note denominations and      % of the Certificate denominations.
After the initial public offering, the public offering prices and such concessions may be changed.

     The Underwriting Agreement provides that the Seller and Fleetwood Credit will jointly and severally indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

     Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Seller or the Underwriters will promptly delver, or cause to be delivered, without charge, a paper copy of this Prospectus Supplement and the Prospectus.

     Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Securities. As an exemption to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

     Neither the Seller nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither the Seller nor any Underwriter makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL OPINIONS


     Certain legal matters relating to the Securities will be passed upon for the Seller by Timothy M. Hayes or Frederic C. Liskow, each a Vice President and Assistant General Counsel to Associates First Capital Corporation, the parent company of the Servicer. Mr. Hayes and Mr. Liskow each own shares of Class A Common Stock of Associates First Capital Corporation, and each have options to purchase additional shares of such Class A Common Stock. Arter & Hadden LLP, Washington, D.C. will act as special counsel to the Seller with respect to certain matters relating to the Securities, including certain federal income tax matters. Brown & Wood LLP, San Francisco, California will act as counsel for the Underwriters. Brown & Wood LLP has from time to time represented Fleetwood Credit in certain matters not related to the offering of the Securities.

                                 INDEX OF TERMS

     Set forth below is a list of certain of the more significant terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.


TERM                                               PAGE
----                                              ------
Accelerated Principal Distribution Amount.......    S-17
Additional Yield Supplement Account............S-6, S-21
APR.............................................     S-5
Auction Sale....................................    S-10
Available Amount................................    S-21
Available Funds.................................    S-21
Calculation Agent...............................    S-16
Cede............................................    S-20
Certificate Balance.............................    S-19
Certificate Distribution Account................    S-13
Certificate Final Scheduled Distribution Date...     S-4
Certificate Distributable Amount................    S-24
Certificate Interest Carryover Shortfall........    S-24
Certificate Interest Distributable Amount.......    S-24
Certificate Monthly Interest Distributable
  Amount........................................    S-24
Certificate Monthly Principal Distributable
  Amount........................................    S-24
Certificate Percentage..........................    S-24
Certificate Principal Carryover Shortfall.......    S-24
Certificate Principal Distributable Amount......    S-24
Certificates....................................S-1, S-3
Class A-1 Final Scheduled Distribution Date.....     S-4
Class A-1 Notes.................................S-1, S-3
Class A-1 Rate..................................     S-6
Class A-2 Final Scheduled Distribution Date.....     S-4
Class A-2 Notes.................................S-1, S-3
Class A-2 Rate..................................     S-7
Class A-3 Final Scheduled Distribution Date.....     S-4
Class A-3 Notes.................................S-1, S-3
Class A-3 Rate..................................     S-6
Closing Date....................................     S-5
Code............................................    S-28
Collected Interest..............................    S-22
Collected Principal.............................    S-22
Collection Account..............................    S-13
Collection Period...............................     S-7
Commission......................................     S-2
Corporate Trust Office..........................    S-12
Dealers.........................................     S-4
Determination Date..............................    S-21
Distribution Accounts...........................    S-13
Distribution Date...............................     S-4
DTC.............................................    S-20
ERISA...........................................    S-11
Excess Amounts..................................     S-9
Final Scheduled Distribution Dates..............     S-4
Financed Vehicles...............................S-1, S-4
Fleetwood Credit................................     S-3
Funding Period..................................     S-5
Indenture.......................................     S-3
Indenture Trustee...............................     S-3
Initial Cutoff Date.............................S-1, S-4
Initial Financed Vehicles.......................S-1, S-4
Initial Receivables.............................S-1, S-4
Interest Period.................................     S-7
Interest Rates..................................     S-6
LIBOR...........................................    S-16
LIBOR Determination Date........................    S-16
London Banking Day..............................    S-16
Mandatory Prepayment............................    S-19
Mandatory Redemption............................    S-18



TERM                                               PAGE
----                                              ------
Maximum Initial Yield Supplement Amount........S-6, S-21
Maximum Subsequent Yield Supplement Amount.....S-6, S-21
Maximum Yield Supplement Amount................S-6, S-21
Monthly Principal Payment.......................    S-23
Moody's.........................................    S-10
Negative Carry Amount...........................    S-21
Note Distribution Account.......................    S-13
Note Distributable Amount.......................    S-23
Note Interest Carryover Shortfall...............    S-23
Note Interest Distributable Amount..............    S-23
Note Monthly Interest Distributable Amount......    S-23
Note Monthly Principal Distributable Amount.....    S-23
Note Percentage.................................    S-23
Note Principal Carryover Shortfall..............    S-24
Note Principal Distributable Amount.............    S-23
Notes...........................................S-1, S-3
Optional Purchase...............................    S-10
Original Certificate Balance....................    S-19
Original Pool Balance...........................    S-10
Owner Certificate Distribution Account..........    S-13
Owner Certificates..............................     S-3
Owner Collection Account........................    S-13
Owner Trust.....................................     S-3
Owner Trustee...................................     S-3
Pass-Through Rate...............................     S-8
Payment Date....................................     S-4
Plan............................................    S-29
Pool Balance....................................    S-13
Pre-Funded Amount...............................     S-5
Pre-Funded Percentage...........................    S-18
Pre-Funding Account.............................S-1, S-5
Rating Agencies.................................    S-10
Rating Event....................................     S-8
Realized Losses.................................    S-19
Receivables.....................................S-1, S-4
Receivables Purchase Agreement..................     S-5
Record Date.....................................     S-4
Redemption Price................................    S-18
Required Rate...................................     S-6
Reserve Fund....................................     S-9
Sale and Servicing Agreement....................     S-4
Securities......................................S-1, S-3
Seller..........................................S-1, S-3
Servicer........................................     S-3
Servicer Payment................................     S-7
Specified Reserve Fund Balance..................     S-9
Standard & Poor's...............................    S-10
Subsequent Cutoff Date..........................     S-5
Subsequent Financed Vehicles....................S-1, S-4
Subsequent Receivables..........................S-1, S-4
Subsequent Transfer Date........................     S-5
Transfer Agreement..............................     S-5
Trust...........................................S-1, S-3
Trust Agreement.................................     S-3
Underwriting Agreement..........................    S-30
Yield Supplement Account........................     S-6
Yield Supplement Agreement......................     S-6
Yield Supplement Amount........................S-6, S-21
Yield Supplement Deposit Amount.................    S-22
Yield Supplement Initial Deposit................     S-6

             ======================================================

    NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UNDERWRITERS. NEITHER THIS PROSPECTUS NOR THE PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT


                                                  PAGE
                                                  -----
Reports to Securityholders......................    S-2
Summary.........................................    S-3
Formation of the Trust..........................   S-12
Property of the Trust...........................   S-13
The Receivables.................................   S-14
Maturity, Prepayment and Yield Considerations...   S-16
The Notes.......................................   S-16
The Certificates................................   S-18
Certain Information Regarding the Securities....   S-20
Certain Federal Income Tax Consequences.........   S-28
Certain State Tax Consequences..................   S-28
ERISA Considerations............................   S-29
Underwriting....................................   S-30
Legal Opinions..................................   S-31
Index of Terms..................................   S-32

                      PROSPECTUS

Available Information...........................      2
Reports to Securityholders......................      2
Incorporation of Certain Documents by
  Reference.....................................      2
Summary.........................................      3
Formation of the Trusts.........................     11
Property of the Trusts..........................     11
The Receivables.................................     13
Yield Considerations............................     16
Pool Factors and Trading Information............     17
Use of Proceeds.................................     18
The Seller......................................     18
The Servicer....................................     18
The Notes.......................................     19
The Owner Certificates..........................     23
The Grantor Certificates........................     24
Certain Information Regarding the Securities....     25
Certain Legal Aspects of the Receivables........     46
Certain Federal Income Tax Consequences.........     52
State Tax Consequences with Respect to Owner
  Trusts........................................     64
ERISA Considerations............................     64
Plan of Distribution............................     65
Legal Opinions..................................     66
Index of Terms..................................     67


                                ---------------

    UNTIL          , 199 , ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTION.
             ======================================================
             ======================================================
                               $

                              FLEETWOOD CREDIT RV
                                  RECEIVABLES
                              199  -  OWNER TRUST

                                $

                                       % ASSET BACKED
                                NOTES, CLASS A-1

                                $
                           FLOATING RATE ASSET BACKED
                                NOTES, CLASS A-2

                                $

                                       % ASSET BACKED
                                NOTES, CLASS A-3

                                $

                                % ASSET BACKED CERTIFICATES

                                FLEETWOOD CREDIT
                               RECEIVABLES CORP.
                                     SELLER

                             FLEETWOOD CREDIT CORP.
                                  SERVICER AND
                          A WHOLLY OWNED SUBSIDIARY OF

                            ASSOCIATES FIRST CAPITAL
                                  CORPORATION
                      ------------------------------------

                             PROSPECTUS SUPPLEMENT
                      ------------------------------------

                                 [UNDERWRITERS]
             ======================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOLD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STAT.


                   SUBJECT TO COMPLETION, DATED MAY 28, 1998


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED             , 1998)

                                $

             FLEETWOOD CREDIT RV RECEIVABLES 199-    GRANTOR TRUST
            $                  % ASSET BACKED CERTIFICATES, CLASS A
            $                  % ASSET BACKED CERTIFICATES, CLASS B

                       FLEETWOOD CREDIT RECEIVABLES CORP.
                                     SELLER

                             FLEETWOOD CREDIT CORP.
                                  SERVICER AND
                          A WHOLLY OWNED SUBSIDIARY OF

                      ASSOCIATES FIRST CAPITAL CORPORATION
                             ---------------------

    The Fleetwood Credit RV Receivables 199- Grantor Trust Asset Backed Certificates (the "Certificates") will consist of one class of senior certificates (the "Class A Certificates") and one class of subordinated certificates (the "Class B Certificates"). Principal, and interest to the extent
of the Class A Pass-Through Rate of     % per annum, and the Class B
Pass-Through Rate of     % per annum, will be distributed to the Class A
Certificateholders and Class B Certificateholders, respectively, on the 15th day of each month (or, if such day is not a Business Day, on the next succeeding
Business Day), beginning            , 199 . The Final Scheduled Distribution
Date will be the              Distribution Date.
    The Class A Certificates and the Class B Certificates will respectively
evidence in the aggregate undivided ownership interests of     % and     % of
the Fleetwood Credit RV Receivables 199 - Grantor Trust (the "Trust"). The Trust will be formed pursuant to a Pooling and Servicing Agreement to be entered into among Fleetwood Credit Receivables Corp., as Seller (the "Seller"), Fleetwood Credit Corp., as Servicer ("Fleetwood Credit" or, in its capacity as
Servicer, the "Servicer"), and       , as Trustee (the "Trustee"). The rights of
the Class B Certificateholders to receive distributions of interest and principal will be subordinated to the rights of the Class A Certificateholders to the limited extent described herein.
    The property of the Trust will primarily include a pool of simple interest retail installment sale contracts (the "Initial Receivables") secured by new and used recreational vehicles (the "Initial Financed Vehicles"), certain monies due
under the Initial Receivables on and after          1, 199 , security interests
in the Initial Financed Vehicles, monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Trustee and certain other property, as more fully described herein. From time to time on or before
           , 199 , additional simple interest retail installment sale contracts (the "Subsequent Receivables" and, together with the Initial Receivables, the "Receivables") secured by new and used recreational vehicles (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"), will be purchased by the Trust from the Seller from monies on deposit in the Pre-Funding Account. In each case, the Receivables, including the security interests in the related Financed Vehicles, will be purchased by the Seller from Fleetwood Credit concurrently with their conveyance to the Trust. See "Property of the Trust" herein.
    There currently is no secondary market for either Class of Certificates and there is no assurance that one will develop. The Underwriters expect, but will not be obligated, to make a market in each Class of Certificates. There is no assurance that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.
                             ---------------------

THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF FLEETWOOD CREDIT RECEIVABLES CORP., FLEETWOOD CREDIT CORP., ASSOCIATES FIRST CAPITAL CORPORATION, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

===========================================================================================================================
                                                                                UNDERWRITING
                                                         PRICE TO              DISCOUNTS AND           PROCEEDS TO THE
                                                        PUBLIC(1)               COMMISSIONS              SELLER(1)(2)
---------------------------------------------------------------------------------------------------------------------------
Per Class A Certificate.........................            %                        %                        %
---------------------------------------------------------------------------------------------------------------------------
Per Class B Certificate.........................            %                        %                        %
---------------------------------------------------------------------------------------------------------------------------
         Total..................................            $                        $                        $
===========================================================================================================================

(1) Plus accrued interest from         1, 199 .
(2) Before deduction of expenses payable by the Seller estimated at $        .
                             ---------------------

    The Class A Certificates and Class B Certificates are offered by the several Underwriters when, as and if issued and accepted by them, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates, in book-entry form will be made through the facilities of The
Depository Trust Company on or about            , 199 , against payment in
immediately available funds.
                             ---------------------

                                 [UNDERWRITERS]
                             ---------------------

           The date of this Prospectus Supplement is          , 199 .

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE ACCOMPANYING PROSPECTUS (THE "PROSPECTUS"), AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of either Class of Certificates. Such transactions may including stabilizing. For a description of these activities, see "Underwriting."

     UNTIL                , 199 , ALL DEALERS EFFECTING TRANSACTIONS IN THE
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. UPON RECEIPT OF A REQUEST BY AN INVESTOR, OR SUCH INVESTOR'S REPRESENTATIVE, WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE SELLER OR THE UNDERWRITERS WILL PROMPTLY DELIVER, OR CAUSE TO BE DELIVERED, WITHOUT CHARGE AND IN ADDITION TO SUCH DELIVERY REQUIREMENTS, A PAPER COPY OF THE PROSPECTUS OR A PROSPECTUS ENCODED IN AN ELECTRONIC FORMAT.

                             ---------------------

                         REPORTS TO CERTIFICATEHOLDERS

                              , as Trustee, will provide to Certificateholders
(which shall be Cede & Co. as the nominee of The Depository Trust Company unless Definitive Certificates are issued under the limited circumstances described in the Prospectus) unaudited monthly and annual reports concerning the Receivables. See "Certain Information Regarding the Securities -- Statements to Securityholders" and "-- Evidence as to Compliance" in the Prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                                    SUMMARY

     This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the accompanying Prospectus. Certain capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto elsewhere in this Prospectus Supplement, or to the extent not defined herein, shall have the meanings ascribed thereto in the Prospectus. See the Index of Terms for the location herein of certain capitalized terms.

Trust......................  Fleetwood Credit RV Receivables 199 - Grantor Trust
                             (the "Trust"). The Trust will be a "Grantor Trust" for purposes of the Prospectus.

Seller.....................  Fleetwood Credit Receivables Corp. (the "Seller"),
                             a wholly owned, limited purpose subsidiary of Fleetwood Credit Corp. See "The Seller" in the Prospectus.

Servicer...................  Fleetwood Credit Corp. ("Fleetwood Credit" or, in
                             its capacity as Servicer, the "Servicer"), a wholly owned subsidiary of Associates First Capital Corporation. See "The Servicer" in the Prospectus.

Securities Offered.........  The Fleetwood Credit RV Receivables 199 - Grantor
                             Trust Asset Backed Certificates (the
                             "Certificates") will consist of one class of senior certificates (the "Class A Certificates") and one class of subordinated certificates (the "Class B Certificates"). The Certificates will be "Grantor Certificates", the Class A Certificates will be "Senior Certificates" and the Class B Certificates will be "Subordinated Certificates" for purposes of the Prospectus.

                             Each Certificate will represent a fractional
                             undivided interest in the Trust. The property of the Trust will consist primarily of a pool of simple interest retail installment sale contracts (the "Initial Receivables") secured by the new and used recreational vehicles financed thereby (the "Initial Financed Vehicles"), certain monies due under the Initial Receivables on and after
                                       1, 199 (the "Initial Cutoff Date"),
                             security interests in the Initial Financed
                             Vehicles, an interest bearing account initially established with the Trustee (the "Certificate Account") and the proceeds thereof, proceeds from claims under certain insurance policies in respect of individual Initial Financed Vehicles or the related Obligors, certain rights under a pooling and servicing agreement to be dated as of
                                       1, 199 (the "Agreement"), among the
                             Seller, the Servicer and                , as
                             trustee (the "Trustee"), and amounts on deposit in a trust account established for the benefit of the Certificateholders (the "Pre-Funding Account"). The Agreement will be a "Pooling and Servicing Agreement" and the Trustee will be a "Grantor Trustee" for purposes of the Prospectus. From time
                             to time on or before                , 199 ,
                             additional simple interest retail installment sale contracts (the "Subsequent Receivables" and, together with the Initial Receivables, the "Receivables") secured by the new and used recreational vehicles financed thereby (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"), certain monies due under the Subsequent Receivables after the related Subsequent Cutoff Dates, security interests in the related Subsequent Financed Vehicles and proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Vehicles or the related Obligors will be purchased by the Trust from the Seller from monies on deposit in the Pre-Funding Account. See "Property of the Trust" herein.

                             The Class A Certificates will evidence in the aggregate an undivided ownership interest (the
                             "Class A Percentage") of      % of the Trust
                             (initially representing $          ) and the Class
                             B Certificates will evidence in the aggregate an undivided ownership interest (the "Class B
                             Percentage") of      % of the Trust (initially
                             representing $          ). The Class B Certificates
                             will be subordinated to the Class A Certificates to the limited extent described herein.

                             The Certificates will be issued pursuant to the Agreement in denominations of $1,000 and integral multiples thereof in book-entry form. Definitive Certificates will be issued only under the limited circumstances described in the Prospectus. See "Certain Information Regarding the
                             Securities -- Book-Entry Registration" and
                             "-- Definitive Certificates" in the Prospectus.

Class A Pass-Through
Rate.......................    % per annum, calculated on the basis of a 360-day
                             year consisting of twelve 30-day months (the "Class A Pass-Through Rate"), payable monthly.

Class B Pass-Through
Rate.......................    % per annum, calculated on the basis of a 360-day
                             year consisting of twelve 30-day months (the "Class B Pass-Through Rate"), payable monthly.

The Receivables............  The Receivables arise from simple interest retail installment sale contracts originated by dealers in new and used recreational vehicles (the "Dealers") which are purchased by Fleetwood Credit. All of the Receivables will be selected from the contracts owned by Fleetwood Credit based upon the criteria described in the Prospectus under "The Receivables" and "Certain Information Regarding the
                             Securities -- Sale and Assignment of the
                             Receivables".

                             On or before the date of initial issuance of the Certificates (the "Closing Date"), Fleetwood Credit will sell the Initial Receivables to the Seller pursuant to a receivables purchase agreement to be
                             dated as of        1, 199  (the "Receivables
                             Purchase Agreement") between the Seller and
                             Fleetwood Credit. The Seller will, in turn, sell the Initial Receivables to the Trust pursuant to the Agreement. As of the Initial Cutoff Date, the Initial Receivables had an aggregate principal
                             balance of $          , a weighted average annual
                             percentage rate (the "APR") of      %, a weighted
                             average original maturity of months and a weighted
                             average remaining maturity of   months.

                             From time to time during the Funding Period,
                             pursuant to the Receivables Purchase Agreement, Fleetwood Credit will be obligated to sell, and the Seller will be obligated to purchase, Subsequent Receivables at a purchase price equal to the aggregate principal amount thereof as of a date in the related month of transfer designated by Fleetwood Credit and the Seller (each, a "Subsequent Cutoff Date"). Pursuant to the Agreement and one or more transfer agreements (each, a "Transfer Agreement") among the Seller, the Servicer and the Trustee, and subject to the satisfaction of certain conditions described herein and in the Prospectus under "Certain Information Regarding the Securities -- Sale and Assignment of the Receivables", the Seller will in turn sell the Subse-
                             quent Receivables to the Trust at a purchase price equal to the amount paid by the Seller to Fleetwood Credit for such Subsequent Receivables, which purchase price shall be paid from monies on deposit in the Pre-Funding Account. The aggregate principal balance of the Subsequent Receivables to be conveyed to the Trust during the Funding Period
                             will not exceed $       (i.e.,      % of the sum of
                             the Original Class A Certificate Balance and the Original Class B Certificate Balance). Subsequent Receivables will be transferred from Fleetwood Credit to the Seller and from the Seller to the Trust on the Business Day specified by Fleetwood Credit and the Seller during the month in which the related Subsequent Cutoff Date occurs (each, a "Subsequent Transfer Date").

The Pre-Funding Account....  The Pre-Funding Account will be established by
                             Fleetwood Credit, maintained as a trust account with the Trustee and is designed solely to hold funds to be applied by the Trustee during the Funding Period to pay to the Seller the purchase price for Subsequent Receivables. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Receivables.


                             The Pre-Funding Account will be created with an
                             initial deposit by the Seller of $          (the
                             "Pre-Funded Amount"). The "Funding Period" will be the period from the Closing Date until the earliest to occur of (i) the date on which the remaining Pre-Funded Amount is less than $100,000, (ii) the date on which an Event of Default or Servicer Default occurs or (iii) the close of business on
                                         , 199 . The Funding Period will not
                             exceed 90 days from the Closing Date, and the aggregate principal balance of the Subsequent Receivables to be conveyed to the Trust during the Funding Period will not exceed 25% of the initial aggregate principal amount of the Certificates. During the Funding Period, on one or more Subsequent Transfer Dates, the Trustee will use the Pre-Funded Amount to purchase Subsequent Receivables from the Seller. The Seller expects that the Pre-Funded Amount will be reduced to less
                             than $100,000 by the             , 199 Distribution
                             Date, although no assurances can be given in this regard. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Funding Period will be payable as principal to Certificateholders in accordance with their respective Class Percentages. See "The Certificates -- The Pre-Funding Account; Mandatory Prepayment of the Certificates" herein.


The Yield Supplement
Account; The Yield
  Supplement Agreement.....  Fleetwood Credit will establish a yield supplement account with the Trustee for the benefit of the Certificateholders (the "Yield Supplement Account"). The Yield Supplement Account is designed solely to hold funds to be applied by the Trustee to provide payments to the Certificateholders in respect of Receivables the APR of which is less than the sum of (i) the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate and (ii) the Servicing Fee Rate (the "Required Rate").

                             The Yield Supplement Account will be created with an initial deposit by Fleetwood Credit (the "Yield Supplement Account Initial Deposit") in an amount to be specified in the Agreement. The Yield Supplement Account Initial Deposit will equal the aggregate amount (which amount may be discounted at a rate to be specified in the Agreement) by which interest on the Principal Balance of each Initial Receivable for the period commencing on the Initial Cutoff Date and ending with the scheduled maturity of each Receivable, assuming that payments on such Receivables are made as scheduled and no prepayments are made, at a rate equal to the Required Rate, exceeds interest on such Principal Balances at the APR of each such Receivable (the "Yield Supplement Amount" and, with respect to the Initial Receivables, the "Maximum Initial Yield Supplement Amount").

                             Fleetwood Credit, the Seller and the Trustee will enter into a yield supplement agreement to be dated
                             as of        1, 199 (the "Yield Supplement
                             Agreement") pursuant to which on each Subsequent Transfer Date Fleetwood Credit will deposit an amount (which amount may be discounted at a rate to be specified in the Agreement), if any, into the Yield Supplement Account (the "Additional Yield Supplement Amount") equal to the aggregate Yield Supplement Amounts in respect of the related Subsequent Receivables for the period commencing with the related Subsequent Cutoff Date and ending with the scheduled maturity of each related Subsequent Receivable, assuming that payments on such Receivables are made as scheduled and no prepayments are made. The aggregate Additional Yield Supplement Amounts in respect of the Subsequent Receivables is referred to herein as the "Maximum Subsequent Yield Supplement Amount" and, together with the Maximum Initial Yield Supplement Amount, the "Maximum Yield Supplement Amount." See "The Certificates -- The Yield Supplement Account; The Yield Supplement Agreement" herein.

Distribution Dates.........  The 15th day of each month (or, if such day is not a Business Day, the next succeeding Business Day),
                             beginning             , 199 . The final scheduled
                             Distribution Date (the "Final Scheduled
                             Distribution Date") will be the
                             Distribution Date.

Interest...................  On each Distribution Date, the Trustee will distribute to holders of record of (i) the Class A Certificates (the "Class A Certificateholders") as of the day immediately preceding such Distribution Date or, if Definitive Certificates are issued, the last day of the immediately preceding calendar month (each such date, a "Record Date"), interest in an amount equal to one-twelfth of the product of the Class A Pass-Through Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months, and the Class A Certificate Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date), and
                             (ii) the Class B Certificates (the "Class B
                             Certificateholders" and, together with the Class A Certificateholders, the "Certificateholders") as of the related Record Date, interest in an amount equal to one-twelfth of the product of the Class B Pass-Through Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months, and the Class B Certificate Balance as of the immediately preceding Distribution Date (after giving effect to reductions in the Class B Certificate Balance made on such immediately preceding Distribution Date). In the case of the first Distribution Date, the Trustee will distribute to Certificateholders of record as of the related Record Date interest in an amount equal to (a) the product of (i) the Class A Pass-

                             Through Rate or Class B Pass-Through Rate, as the case may be, (ii) the Original Class A Certificate Balance or Original Class B Certificate Balance, as the case may be, and (iii) the number of days from and including the Closing Date to but excluding such Distribution Date, (b) divided by 360. The rights of the Class B Certificateholders to receive distributions of interest, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Fund and the Yield Supplement Account, will be subordinated to the rights of Class A Certificateholders to receive distributions of interest but will not be subordinated to the rights of Class A Certificateholders to receive distributions of principal, as described herein.

                             The "Class A Certificate Balance" will initially
                             equal $       (the "Original Class A Certificate
                             Balance") and on any Distribution Date will equal the Original Class A Certificate Balance, reduced by all distributions of principal actually made on or prior to such Distribution Date to Class A Certificateholders. The "Class B Certificate
                             Balance" will initially equal $       (the
                             "Original Class B Certificate Balance") and on any Distribution Date will equal the Original Class B Certificate Balance, reduced by (i) all distributions of principal actually made on or prior to such Distribution Date to Class B Certificateholders and (ii) Realized Losses allocable to the Class B Certificates. See "The Certificates -- Distributions on the Certificates" herein.

Principal..................  On each Distribution Date, the Trustee will distribute pro rata (i) to Class A
                             Certificateholders of record as of the related Record Date an amount equal to the Class A Percentage of all payments received by the Servicer during the immediately preceding calendar month (each, a "Collection Period") allocable to principal on or in respect of the Receivables and
                             (ii) to Class B Certificateholders of record as of the related Record Date an amount equal to the Class B Percentage of all payments received by the Servicer during the related Collection Period allocable to principal on or in respect of the Receivables. The rights of the Class B Certificateholders to receive distributions of principal will be subordinated to the rights of the Class A Certificateholders to receive distributions of interest and principal to the limited extent described herein.

Mandatory Prepayment.......  The Certificates will be prepaid in part on the
                             Distribution Date immediately succeeding the date on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date) in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the acquisition by the Seller and sale to the Trust of all Subsequent Receivables, including any such acquisition and conveyance on the date on which the Funding Period ends (a "Mandatory Prepayment"). The amount to be distributed to Certificateholders of either Class in connection with any Mandatory Prepayment will equal the Class A Percentage or the Class B Percentage, as the case may be, multiplied by the remaining Pre-Funded Amount. See "The
                             Certificates -- The Pre-Funded Account; Mandatory Prepayment of the Certificates" herein.

Subordination of the Class
B Certificates.............  The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders to the limited extent described herein. This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Certificateholders limited protection against losses in respect of the Receivables. No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of (i) interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and (ii) principal until the full amount of interest on and principal of the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders. Distributions of interest on the Class B Certificates, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Fund and the Yield Supplement Account, will not be subordinated to the payment of principal on the Class A Certificates.

                             The protection afforded to the Class A
                             Certificateholders by the subordination feature described above will be effected both by the preferential right of the Class A
                             Certificateholders to receive, to the extent described herein, current distributions from collections on or in respect of the Receivables and by the establishment of the Reserve Fund.

The Reserve Fund...........  The Certificateholders will be afforded certain limited protection, to the extent described herein, against losses in respect of the Receivables by the establishment of a segregated trust account held by the Trustee for the benefit of Certificateholders (the "Reserve Fund"). The Reserve Fund will not be part of the Trust.

                             The Reserve Fund will be funded by the Seller on the Closing Date in an amount equal to $
                             plus an amount attributable to the maximum
                             aggregate Negative Carry Amount. Thereafter, on each Distribution Date all Excess Amounts, if any, will be deposited from time to time in the Reserve Fund to the extent necessary to maintain the Reserve Fund at an amount to be specified in the Agreement (the "Specified Reserve Fund Balance"). "Excess Amounts" in respect of a Distribution Date will be all interest collections on or in respect of the Receivables on deposit in the Certificate Account in respect of such Distribution Date, after the Servicer has been reimbursed for any outstanding Advances and has been paid the Servicing Fee (including any unpaid Servicing Fees with respect to one or more prior Collection Periods) and after giving effect to all distributions of interest and principal required to be made to the Class A and Class B Certificateholders on such Distribution Date. The Specified Reserve Fund Balance for the first
                             Distribution Date will be $          plus an amount
                             attributable to the maximum aggregate Negative Carry Amount, and on any Distribution Date thereafter will be calculated as described herein under "The Certificates -- The Reserve Fund". On each Distribution Date, funds will be withdrawn from the Reserve Fund for distribution, first, to Class A Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the Class A Certificates, second, to Class B Certifi cateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the Class B Certificates, third, to Class A Certificateholders to the extent of shortfalls in the amounts available to make required distributions of principal on the Class A Certificates and fourth, to Class B Certificateholders to the extent of shortfalls in the amounts available to make required distributions of principal on the Class B Certificates. In addition, on each Distribution Date relating to the Funding Period, the Negative Carry Amount, if any, will be withdrawn from the Reserve Fund and deposited into the Certificate Account.

                             On each Distribution Date, after giving effect to all distributions made on such Distribution Date, any amounts in the Reserve Fund in excess of the Specified Reserve Fund Balance will be distributed to the Seller and upon such distribution the Certificateholders will have no further rights in, or claims to, such amounts. Notwithstanding the foregoing, during the Funding Period, all Excess Amounts will be deposited into the Reserve Fund and will not be paid to the Seller until the Distribution Date immediately succeeding the date on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date). See "The Certificates -- The Reserve Fund" herein.

Advances; Non-Reimbursable
  Payments.................  On the Business Day immediately preceding each
                             Distribution Date, the Servicer will advance, in respect of each Receivable, an amount equal to all interest at the related APR which accrued in respect of such Receivable from the last day upon which a payment was made on such Receivable through the last day of the related Collection Period. The Servicer will be required to make an Advance only to the extent it determines, in its reasonable judgment, such Advance will be recoverable from future payments and collections on or in respect of the Receivables or otherwise. See
                             "Summary -- Advances" and "Certain Information Regarding the Securities -- Certain Payments by the Servicer" in the Prospectus.


Termination................  If none of the Seller, the Servicer or any successor to the Servicer exercises its optional termination right within 90 days after the last day of the Collection Period as of which such right can first be exercised, the Trustee shall solicit bids for the purchase of all Receivables remaining in the Trust. In the event that bids are received as described herein under "The
                             Certificates -- Termination" in an amount sufficient to pay, among other things, the unpaid principal amount of the Certificates, together with accrued interest thereon, the sale proceeds will be distributed to Certificateholders on the second Distribution Date succeeding the last day of such Collection Period. If satisfactory bids are not received, the Trustee shall decline to sell the Receivables and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Receivables. The foregoing sale of the Receivables is referred to herein as an "Auction Sale."


Ratings....................  It is a condition to the issuance of the
                             Certificates that the Class A Certificates be rated Aaa by Moody's Investors Service, Inc. ("Moody's") and AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's" and, together with

                             Moody's, the "Rating Agencies") and the Class B Certificates be rated Baa2 by Moody's and A by Standard & Poor's. The ratings of each Class of Certificates will be based primarily on the value of the Initial Receivables, the Pre-Funding Account, the terms of the Certificates and the Reserve Fund. The foregoing ratings do not address the likelihood that the Certificates will be retired following the sale of the Receivables by the Trustee as described above under "Termination".

                             There is no assurance that any rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that the rating initially assigned to the Class A Certificates or the Class B Certificates is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to such Certificates. There can be no assurance whether any other rating agency will rate the Class A Certificates or the Class B Certificates, or if one does, what rating would be assigned by any such other rating agency. A security rating is not a recommendation to buy, sell or hold securities.

Tax Status.................  In the opinion of special federal income tax counsel to the Seller, the Trust will be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. For federal income tax purposes, the Certificateholders will be considered to own stripped bonds and stripped coupons. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences -- Tax Characterization of Grantor Trusts" in the Prospectus. Certificateholders should consult their own tax advisors as to the proper treatment of original issue discount with respect to the Receivables and the application of the stripped bond rules.

ERISA Considerations.......  Subject to the conditions described herein, the
                             Class A Certificates may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). BECAUSE THE CLASS B CERTIFICATES WILL BE SUBORDINATED TO THE CLASS A CERTIFICATES, EMPLOYEE BENEFIT PLANS SUBJECT TO ERISA WILL NOT BE ELIGIBLE TO PURCHASE CLASS B CERTIFICATES. Any benefit plan fiduciary considering purchase of the Certificates should, among other things, consult with its counsel in determining whether all required conditions have been satisfied. See "ERISA Considerations" herein and in the Prospectus.

                             FORMATION OF THE TRUST


     The Seller will establish the Trust by selling and assigning the property of the Trust to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Agreement and will be compensated for acting as such. See "The Certificates -- Servicing Compensation" herein. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, amend the certificates of title of the Financed Vehicles or execute any transfer instrument (including, among other instruments, UCC-3 assignments) relating to any Financed Vehicles. Consequently, in some states, in the absence of such amendments and actions, the Trustee (and, accordingly the Certificateholders) will have certain risks with respect to the Trustee's security interests in the Financed Vehicles. See "Certain Legal Aspects of the Receivables" in the Prospectus.


     If the protection provided to (i) the Class A Certificateholders by the subordination of the Class B Certificates and by the Reserve Fund and (ii) the Class B Certificateholders by the Reserve Fund is insufficient, the Trust will look only to payments made by or on behalf of the Obligors on or in respect of the Receivables, the proceeds from the repossession and sale of Financed Vehicles securing Defaulted Receivables and the proceeds of Dealer repurchase obligations, if any, more fully described below under "Property of the Trust", to make distributions on the Certificates. In such event, certain factors, such as the failure of the Trustee to possess first perfected security interests in the Financed Vehicles, may limit the ability of the Trust to realize on the collateral securing the Receivables or may limit the amount realized to less than the amount due by the related Obligors. Certificateholders may thus be subject to delays in payment and may incur losses on their investment in the Certificates as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. The rights of the Class B Certificateholders to receive distributions of principal will be subordinated to the rights of the Class A Certificateholders to receive distributions of interest and principal to the extent described herein. See "The Certificates -- Subordination of the Class B Certificates" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

                             PROPERTY OF THE TRUST

     Each Certificate will represent a fractional undivided interest in the Trust. The property of the Trust will include a pool of simple interest retail
installment sale contracts, originated on or before             , 199  (in the
case of the Initial Receivables) and on or before             , 199  (in the
case of the Subsequent Receivables), between Dealers in new and used recreational vehicles, manufactured primarily by Fleetwood Enterprises, Inc. ("Fleetwood Enterprises"), and retail purchasers of those vehicles (the "Obligors"), and certain monies due thereunder on and after the Initial Cutoff Date or the related Subsequent Cutoff Date, as the case may be, and amounts on deposit in the Pre-Funding Account. The Initial Receivables were, and the Subsequent Receivables will be, originated by Dealers and subsequently assigned to Fleetwood Credit. Such Receivables will be serviced by Fleetwood Credit and evidence the indirect financing made available by Fleetwood Credit to the Obligors. On or before the Closing Date, Fleetwood Credit will sell the Initial Receivables to the Seller which, in turn, will sell them to the Trust, which will be formed as described herein under "Formation of the Trust" and in the Prospectus under "Formation of the Trusts". It is anticipated that Subsequent Receivables will be conveyed to the Trust on one or more Subsequent Transfer Dates during the Funding Period.

     Neither the Seller nor the Servicer may substitute any other retail installment sale contract for any Receivable sold to the Trust during the term of the Agreement. The assets of the Trust will also include: (i) such amounts as from time to time may be held in the Certificate Account, an interest bearing trust account to be established and maintained by the Servicer with the Trustee pursuant to the Agreement; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the right to proceeds from physical damage, credit life and disability insurance policies, if any, covering individual Financed Vehicles or Obligors, as the case may be; (iv) the right to receive proceeds of Dealer repurchase obligations, if any; (v) any Servicer Letter of Credit; (vi) the rights of the Seller under the Receivables Purchase Agreement and the Yield Supplement Agreement; and (vii) any and all proceeds of the foregoing. The Reserve Fund and the

Yield Supplement Account will be maintained with the Trustee for the benefit of the Certificateholders, but will not be property of the Trust.

     The "Pool Balance" will be calculated as described in the Prospectus under "Property of the Trusts" and will be increased during the Funding Period by the
principal amount (not to exceed $          ) of Subsequent Receivables conveyed
to the Trust as of the related Subsequent Cutoff Dates. Coincident with each such transfer of Subsequent Receivables, the Yield Supplement Agreement will require Fleetwood Credit to deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of such Subsequent Receivables. Any such additions of Subsequent Receivables will be conditioned on the compliance with the procedures described in the Receivables Purchase Agreement and the Agreement. Each conveyance of Subsequent Receivables also will be subject to the conditions described under "Certain Information Regarding the Securities -- Sale and Assignment of Receivables -- The Subsequent Receivables" in the Prospectus, and to the following additional conditions, among others: (i) the weighted average APR of the Receivables (including the
related Subsequent Receivables) is not less than      % and (ii) the weighted
average remaining term of the Receivables (including the Subsequent Receivables)
as of the related Subsequent Transfer Date is not greater than           months.

     Because the Subsequent Receivables will be originated after the Initial Receivables, following their conveyance to the Trust, the characteristics of the Receivables, including the Subsequent Receivables, may vary from those of the Initial Receivables. The Seller expects that the principal balances of the Subsequent Receivables to be added to the Trust will require application of the
entire Pre-Funded Amount by             , 199  ; however, there can be no
assurance that a sufficient amount of Subsequent Receivables will be available for such purpose. If the Pre-Funded Amount has not been reduced to zero by the end of the Funding Period, the remaining portion thereof will be distributed to Certificateholders as a prepayment of principal as described herein under "The Certificates -- The Pre-Funding Account; Mandatory Prepayment of the Certificates."

                                THE RECEIVABLES


     The Receivables will have been purchased by Fleetwood Credit from Dealers in the ordinary course of business and no adverse selection procedures were employed by Fleetwood Credit in selecting the Receivables from Fleetwood Credit's portfolio of recreational vehicle receivables. Each Receivable was underwritten in accordance with the customary underwriting standards employed by Fleetwood Credit and described under "The Servicer -- Origination and Servicing" in the Prospectus. The Initial Receivables were, and the Subsequent Receivables will be, selected from Fleetwood Credit's portfolio of recreational vehicle retail installment sale contracts based on the criteria described under "The Receivables" in the Prospectus. Each Receivable has as of the Initial Cutoff Date, or will have as of the related Subsequent Cutoff Date, as the case may be,
an APR equal to or greater than      %.


     As of the Initial Cutoff Date, approximately      % of the Initial
Receivables, by Original Pool Balance, were secured by motor homes and
approximately      % were secured by travel trailers. Approximately      % of
the Initial Receivables, by Original Pool Balance, represented financing of new
recreational vehicles and approximately      % represented financing of used
recreational vehicles. As of the Initial Cutoff Date, the average outstanding principal balances of Initial Receivables secured by motor homes and travel
trailers were $          and $          , respectively. A significant portion of
the Initial Receivables represent financing of recreational vehicles manufactured by Fleetwood Enterprises. Except in the case of breach of representations by the related Dealer, as described in the Prospectus under "Property of the Trusts", it is expected that none of the Receivables will provide for recourse to the Dealer who originated the related Receivable. Based upon information presented by Obligors in their Receivables applications, as of
the Initial Cutoff Date the Initial Receivables were originated in   states.
Based on Original Pool Balance, approximately      % of the Initial Receivables
were originated in the State of                , approximately      % of the
Initial Receivables were originated in the State of                and
approximately     % of the Initial Receivables were originated in the State of
               . Each other state accounts for less than 5% of the Initial Receivables by Original Pool Balance. As of the Initial Cutoff Date,
approximately      % of the Original Pool Balance represented Paid-Ahead
Receivables.

                     COMPOSITION OF THE INITIAL RECEIVABLES

Aggregate Principal Balance as of the Initial Cutoff
  Date.....................................................  $
Number of Initial Receivables..............................
Average Principal Balance as of the Initial Cutoff Date....  $
Aggregate Original Amount Financed.........................  $
Range of Original Amounts Financed.........................  $                     to $
Weighted Average APR(1)....................................                           %
Range of APRs..............................................            % to           %
Weighted Average Original Term(1)..........................                      months
Range of Original Terms....................................           to         months
Weighted Average Remaining Term as of the Initial Cutoff
  Date(1)..................................................                      months
Range of Remaining Terms as of the Initial Cutoff Date.....           to         months

---------------

    (1) Weighted by unpaid principal balance as of the Initial Cutoff Date.

                 DISTRIBUTION OF THE INITIAL RECEIVABLES BY APR

                                                     PERCENTAGE                      PERCENTAGE
                                       NUMBER OF      OF NUMBER       INITIAL            OF
                                      OF INITIAL     OF INITIAL     CUTOFF DATE     ORIGINAL POOL
             APR RANGE                RECEIVABLES    RECEIVABLES    POOL BALANCE       BALANCE
             ---------                -----------    -----------    ------------    -------------
     % to      %....................                        %        $                      %
     % to      %
     % to      %
     % to      %
     % to      %
     % to      %
     % to      %
                                       ---------         ---         ----------          ---
Total...............................                     100%(1)     $                   100%(1)
                                       =========         ===         ==========          ===

---------------

(1) Percentages may not add to 100% due to rounding.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Set forth below is certain information concerning Fleetwood Credit's experience with respect to its portfolio of recreational vehicle receivables similar to the Receivables.

     Fleetwood Credit did not acquire recreational vehicle receivables similar to the Receivables prior to July 1986. Accordingly, Fleetwood Credit's experience with respect to such receivables is limited and only a small portion of its recreational vehicle receivables portfolio has reached maturity. There is no assurance that Fleetwood Credit's delinquency, credit loss and repossession experience with respect to recreational vehicle receivables in the future, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for recreational vehicles.

                             DELINQUENCY EXPERIENCE

                                                                               AT DECEMBER 31,
                                                 ----------------------------------------------------------------------------
                                                      1997            1996           1995           1994            1993
                                                 --------------   ------------   ------------   ------------   --------------
Portfolio Outstanding at End of Period(1)(2)...  $1,241,738,614   $949,664,166   $760,702,992   $661,517,831   $  532,764,234
Delinquencies at End of Period(1)(3)
  30-59 Days...................................       4,630,619   $  3,160,686      2,494,548      1,520,815        1,515,090
  60-89 Days...................................         703,823        342,035        419,116        141,132          193,591
  90 Days or More..............................         385,684         33,902        169,736         81,964          324,765
                                                 --------------   ------------   ------------   ------------   --------------
Total Delinquencies............................  $    5,720,126   $  3,536,623   $  3,083,400   $  1,743,911   $    2,033,446
                                                 ==============   ============   ============   ============   ==============
Total Delinquencies as a Percentage of
  Portfolio Outstanding at End of Period.......            0.46%          0.37%          0.41%          0.26%            0.38%

---------------
(1) Includes recreational vehicle receivables that have been sold but are still serviced by the Servicer.
(2) The sum of all principal amounts outstanding under the recreational vehicle receivables.
(3) The period of delinquency is based on the number of days payments are contractually past due.

                    CREDIT LOSS AND REPOSSESSION EXPERIENCE

                                                                         FISCAL YEAR ENDED DECEMBER 31,
                                                   --------------------------------------------------------------------------
                                                        1997            1996           1995           1994           1993
                                                   --------------   ------------   ------------   ------------   ------------
Average Portfolio Outstanding(1)(2)(3)...........  $1,113,127,480   $853,227,748   $720,418,169   $596,920,867   $512,484,430
Average Number of Receivables Outstanding(3).....          46,469         36,665         30,367         25,455         22,724
Repossessions as a Percentage of Average Number
  of Receivables Outstanding.....................            0.77%          0.66%          0.56%          0.50%          0.71%
Net Losses(1)....................................  $    3,631,982   $  2,210,186   $  1,800,947   $  1,255,618   $  1,738,647
Net Losses as a Percentage of Average Portfolio
  Outstanding....................................            0.33%          0.26%          0.25%          0.21%          0.34%

---------------
(1) Includes recreational vehicle receivables that have been sold but are still being serviced by the Servicer.
(2) The sum of all principal amounts outstanding under the recreational vehicle receivables.
(3) Amounts represent the average of month-end figures for each month in the periods indicated.

                              YIELD CONSIDERATIONS

     The following discussion supplements the information contained in the Prospectus under "Yield Considerations".

     The Class B Certificates will provide limited protection against losses on the Receivables. Accordingly, the yield on the Class B Certificates will be extremely sensitive to the loss experience of the Receivables and the timing of any such losses. If the actual rate and amount of losses experienced by the Receivables exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the Class B Certificates may be lower than anticipated.

                      POOL FACTORS AND TRADING INFORMATION

     The "Class A Pool Factor" and the "Class B Pool Factor" will be seven-digit decimal numbers which the Servicer will compute each month indicating the Class A Certificate Balance and the Class B Certificate Balance at the end of the related Collection Period as a fraction of the Original Class A Certificate Balance or Original Class B Certificate Balance, as the case may be. Pursuant to the Agreement, the Certificateholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Class A Pool Factor and the Class B Pool Factor and various other items of information pertaining to the Trust. Certificateholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Pool Factors and Trading Information" and "Certain Information Regarding the Securities -- Statements to Securityholders" in the Prospectus.

                                THE CERTIFICATES


     The Certificates will be issued pursuant to the Agreement. Copies of the Agreement (without exhibits) may be obtained by Certificateholders upon request in writing to the Trustee at its Corporate Trust Office. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement. The following summary supplements the description contained in the Prospectus of the general terms and provisions of the Grantor Certificates of a given Series and the related Pooling and Servicing Agreement, to which description reference is hereby made. The following summary, together with the information described in the preceding sentence, describes the material terms of the Agreement and the Certificates.


GENERAL

     The Certificates will evidence fractional undivided interests in the Trust created pursuant to the Agreement and will not represent interests in or obligations of the Seller, Fleetwood Credit, Associates First Capital Corporation, the Trustee or any of their respective affiliates. The Class A Certificates will evidence in the aggregate an undivided ownership interest of
     % of the Trust and the Class B Certificates will evidence in the aggregate
an undivided ownership interest of      % of the Trust.

     In general, it is intended that Class A Certificateholders and Class B Certificateholders receive, on each Distribution Date, the Class A Percentage and Class B Percentage, respectively, of all payments allocated to principal on or in respect of the Receivables collected by the Servicer during the related Collection Period plus one full month's interest at the Class A Pass-Through Rate on the Class A Certificate Balance or the Class B Pass-Through Rate on the Class B Certificate Balance, as the case may be, in each case as of the immediately preceding Distribution Date (after giving effect to distributions of principal and, in the case of the Class B Certificates, reduction in the Class B Certificate Balance, to be made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date or if no distribution has yet been made, the Original Class A Certificate Balance and the Original Class B Certificate Balance, as the case may be. Interest to Certificateholders may be provided by payments made by or on behalf of Obligors on or in respect of the Receivables, payments of Yield Supplement Amounts from amounts on deposit in the Yield Supplement Account (including, in the case of Subsequent Receivables, any Additional Yield Supplement Amounts) and the Reserve Fund, and Advances and Non-Reimbursable Payments by the Servicer. See "-- Distributions on the Certificates" herein. A prepayment of a Receivable may be made by or on behalf of the related Obligor, by application of certain insurance proceeds, as a result of a repurchase made by the Seller or a Dealer or a purchase by the Servicer, as the case may be, or as a result of the repossession and sale of the related Financed Vehicle or other enforcement measure taken with respect to a Defaulted Receivable. See "Certain Information Regarding the Securities -- Sale and Assignment of the Receivables" and "-- Servicing Procedures" in the Prospectus.

BOOK-ENTRY REGISTRATION

     The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form. Each Class of Certificates will initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). No beneficial owner of a Class A Certificate (a "Class A Certificate Owner"), or a Class B Certificates (a "Class B Certificate Owner" and, together with the Class A Certificate Owners, the "Certificate Owners"), will be entitled to receive a certificate representing such owner's interest, except in the limited circumstances described in the Prospectus. Unless and until Certificates of a Class are issued in fully registered certificated form ("Definitive Certificates") under certain limited circumstances described in the Prospectus, all references herein to distributions, notices, reports and statements to and to actions by and effects upon the related Certificateholders will refer to the same actions and effects with respect to DTC or Cede, as the case may be, for the benefit of Certificate Owners in accordance with DTC procedures. See "Certain Information Regarding the Securities -- General", "-- Book-Entry Registration" and "-- Definitive Securities" in the Prospectus. Class A Certificate Owners and Class B Certificate Owners will be "Security Owners" for purposes of the Prospectus.

THE PRE-FUNDING ACCOUNT; MANDATORY PREPAYMENT OF THE CERTIFICATES

     The Pre-Funding Account. The Servicer will establish the Pre-Funding Account in the name of the Trustee for the benefit of the Certificateholders into which the Pre-Funded Amount will be deposited on the Closing Date from the net proceeds received from the sale of the Certificates and from which monies will be applied during the Funding Period to purchase Subsequent Receivables from the Seller. The Pre-Funding Account will be maintained with the same entity at which the Certificate Account is maintained. The Pre-Funding Account will be part of the Trust but monies on deposit therein will not be available to cover losses on or in respect of the Receivables. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Funding Period will be payable as described below as a prepayment of principal to the Certificateholders. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner to be described in the Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the Certificate Account and losses will be charged against the funds on deposit in the Pre-Funding Account. See "Certain Information Regarding the Securities -- The Trust Accounts" in the Prospectus.

     Upon each conveyance of Subsequent Receivables to the Trust, an amount equal to the purchase price paid by the Seller to Fleetwood Credit for such Subsequent Receivables on the related Subsequent Transfer Date will be withdrawn from the Pre-Funding Account and paid to the Seller.

     Mandatory Prepayment of the Certificates. The Certificates will be subject to Mandatory Prepayment in part on the Distribution Date immediately succeeding the date on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date), in the event that any portion of the Pre-Funded Amount, exclusive of any investment earnings thereon, remains on deposit in the Pre-Funding Account after giving effect to the purchase by the Seller and conveyance to the Trust of all Subsequent Receivables on the related Subsequent Transfer Dates, including any such purchase and conveyance on the date on which the Funding Period ends.

     Upon the occurrence of a Mandatory Prepayment, the holders of Certificates of each Class will receive an amount equal to the Class A Percentage or the Class B Percentage, as the case may be, multiplied by the portion of the Pre-Funded Amount remaining in the Pre-Funding Account. It is anticipated that the aggregate principal amount of Subsequent Receivables sold to the Trust during the Funding Period will not be exactly equal to the Pre-Funded Amount and that therefore there will be at least a nominal amount of principal prepaid to Certificateholders.

THE YIELD SUPPLEMENT ACCOUNT; THE YIELD SUPPLEMENT AGREEMENT


     The Yield Supplement Account. The Yield Supplement Account will be created with the Yield Supplement Initial Deposit in an amount to be specified in the Agreement. The Yield Supplement Account Initial Deposit will equal the aggregate amount (which amount may be discounted at a rate to be specified in the Agreement) by which (i) interest on the Principal Balance of each Initial Receivable for the period commencing on the Initial Cutoff Date and ending with the scheduled maturity of each Receivable, assuming that payments on such Receivables are made as scheduled and no prepayments are made, at a rate equal to the Required Rate, exceeds (ii) interest on such Principal Balances at the APR of each such Receivable (the "Yield Supplement Amount" and, with respect to the Initial Receivables, the "Maximum Initial Yield Supplement Amount").


     On each Distribution Date, the Trustee will transfer to the Certificate Account from monies on deposit in the Yield Supplement Account an amount equal to the Yield Supplement Deposit Amount in respect of the Receivables for such Distribution Date. See "-- Distributions on the Certificates" herein. Amounts on deposit on any Distribution Date in the Yield Supplement Account in excess of the Maximum Yield Supplement Amount, after giving effect to all distributions to be made on such Distribution Date, will be paid to the Seller. Monies on deposit in the Yield Supplement Account may be invested in Permitted Investments under the circumstances and in the manner described in the Agreement. See "Certain Information Regarding the Securities -- The Trust Accounts" in the Prospectus. Any monies remaining on deposit in the Yield

Supplement Account upon the termination of the Trust will be paid to the Seller. The Yield Supplement Account will not be part of the Trust.

     The Yield Supplement Agreement. Pursuant to the Yield Supplement Agreement, on each Subsequent Transfer Date Fleetwood Credit will deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount. The aggregate of the Additional Yield Supplement Amounts in respect of Subsequent Receivables, if any, is referred to herein as the "Maximum Subsequent Yield Supplement Amount" and, together with the "Maximum Initial Yield Supplement Amount", the "Maximum Yield Supplement Amount".

DISTRIBUTIONS ON THE CERTIFICATES

     On the eighth calendar day of each month or, if such day is not a Business Day, the immediately succeeding Business Day (the "Determination Date"), the Servicer will inform the Trustee of the amount of Available Funds collected on or in respect of the Receivables, the Negative Carry Amount, if any, the Yield Supplement Amount in respect of the Receivables, if any, the amount of Advances and Non-Reimbursable Payments to be made by the Servicer and the amount of the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Determination Date, the Servicer shall also determine the Class A Distributable Amount, the Class B Distributable Amount and, based on the Available Funds and other amounts available for distribution on the related Distribution Date as described below, determine the amounts to be distributed to the Class A Certificateholders and the Class B Certificateholders.

     On each Distribution Date, the Trustee will cause the Negative Carry Amount for the related Collection Period, if any, to be withdrawn from the Reserve Fund and deposited in the Certificate Account and the aggregate Yield Supplement Amount in respect of the Receivables for the related Collection Period, if any (the "Yield Supplement Deposit Amount"), to be withdrawn from the Yield Supplement Account and deposited in the Certificate Account.

     The Trustee shall make distributions to the Certificateholders out of amounts on deposit in the Certificate Account. The amount to be distributed to the Certificateholders following the Funding Period in connection with a Mandatory Prepayment is described herein under "The Pre-Funding Account; Mandatory Prepayment of the Certificates". The amount of other distributions to be made on each Distribution Date to Certificateholders shall be determined in the manner described below.

     Determination of Available Funds. "Available Funds" with respect to each Distribution Date will mean the sum of (i) the earnings received by the Trustee during the related Collection Period from investment of the Pre-Funded Amount on deposit in the Pre-Funding Account, (ii) an amount (the "Negative Carry Amount") equal to the difference between (a) one month's interest on the Pre-Funded Amount on deposit in the Pre-Funding Account as of the first day of such Collection Period at a rate equal to the weighted average of the Class A and Class B Pass-Through Rates and (b) the amount described in clause (i) above, which Negative Carry Amount will be withdrawn from the Reserve Fund as described herein under "Subordination of the Class B Certificates" and "The Reserve Fund",
(iii) all cash received by the Servicer on or in respect of the Receivables during the related Collection Period (including Non-Reimbursable Payments and Advances but other than (a) late payment and extension fees, if any, and other administrative fees and (b) recoveries collected on or in respect of all Receivables which have been previously repurchased by the Seller or purchased by the Servicer pursuant to the Agreement), (iv) the Repurchase Amounts of all Receivables purchased or repurchased by the Seller or the Servicer under the Agreement in respect of the immediately preceding Collection Period and (v) the Yield Supplement Deposit Amount for the related Collection Period.

     With respect to each Collection Period (i) "Collected Interest" will mean the sum of (a) the portion of all payments received by the Servicer on or in respect of the Receivables during such Collection Period allocable to interest and (b) the amounts described in clauses (i), (ii) and (v) of the immediately preceding paragraph with respect to such Collection Period, and (ii) "Collected Principal" will mean the portion of all payments received by the Servicer on or in respect of the Receivables during such Collection Period allocable to principal.

     Calculation of Distributable Amounts. The "Class A Distributable Amount" with respect to each Distribution Date will mean the sum of (i) the "Class A Principal Distributable Amount", which will equal the Class A Percentage of the Monthly Principal Payment (but not exceeding the Class A Certificate Balance as of such Distribution Date) and (ii) the "Class A Interest Distributable Amount", which will equal one month's interest at the Class A Pass-Through Rate on the Class A Certificate Balance as of the first day of the immediately preceding Collection Period (after giving effect to distributions of principal to be made on the Distribution Date occurring in such immediately preceding Collection Period) or, in the case of the first Distribution Date or if no distribution has yet been made, the Original Class A Certificate Balance.

     In addition, with respect to the Distribution Date relating to the Collection Period in which the last Receivable in the Trust is scheduled to mature, the Class A Principal Distributable Amount will include the portion of such amount necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Distribution Date allocable to principal) to reduce the Class A Certificate Balance to zero.

     The "Class B Distributable Amount" with respect to each Distribution Date will be calculated in the same manner as the Class A Distributable Amount, appropriately modified to relate to the Class B Certificates, but will also include recoveries to the extent allocable to principal on Receivables which became Defaulted Receivables in one or more prior Collection Periods. The "Class B Principal Distributable Amount" and the "Class B Interest Distributable Amount" with respect to each Distribution Date will be calculated in the same manner as the Class A Principal Distributable Amount and the Class A Interest Distributable Amount, respectively, in each case appropriately modified to related to the Class B Certificates.

     The "Monthly Principal Payment" with respect to each Distribution Date will equal (i) the sum of the Pool Balance (or, with respect to the first Distribution Date, the Original Pool Balance) plus the amount on deposit in the Pre-Funding Account (other than investment earnings), in each case as of the first day of the related Collection Period, less (ii) the sum of the Pool Balance plus the amount on deposit in the Pre-Funding Account (other than investment earnings), in each case as of the last day of the related Collection Period.

     The "Class A Certificate Balance" will initially equal the Original Class A Certificate Balance and on any Distribution Date will equal the Original Class A Certificate Balance, reduced by all distributions actually made on or prior to such Distribution Date to Class A Certificateholders allocable to principal. The "Class B Certificate Balance" will initially equal the Original Class B Certificate Balance and on any Distribution Date will equal the Original Class B Certificate Balance reduced by (i) all distributions actually made on or prior to such Distribution Date to Class B Certificateholders allocable to principal and (ii) Realized Losses allocable to the Class B Certificates. "Realized Losses" with respect to each Collection Period will equal the amount by which
(a) the aggregate unpaid principal balance of all Receivables which became Defaulted Receivables during such Collection Period exceeds (b) the sum of (i) the aggregate liquidation proceeds recovered in respect of principal of such Defaulted Receivables during such Collection Period and (ii) recoveries in respect of all Defaulted Receivables received in such Collection Period, to the extent not otherwise included in the amount determined pursuant to clause (i) above.

     Payment of Distributable Amounts. Prior to each Distribution Date, the Servicer will calculate the amount to be distributed to the Certificateholders. On each Distribution Date, the Trustee will distribute to Certificateholders the following amounts in the following order of priority, to the extent of Available Funds for such Distribution Date:

          (i) to the Class A Certificateholders, an amount equal to the Class A Interest Distributable Amount and any unpaid Class A Interest Carryover Shortfall, such amount to be paid from Collected Interest (as Collected Interest has been reduced by reimbursing the Servicer for any outstanding Advances and paying the Servicer the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods); and if such Collected Interest is insufficient, the Class A Certificateholders will receive such deficiency first, from the Class B Percentage of Collected Principal and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund;

          (ii) to the Class B Certificateholders, an amount equal to the Class B Interest Distributable Amount and any unpaid Class B Interest Carryover Shortfall, such amount to be paid from Collected Interest (after giving effect to the reduction in Collected Interest described in clause (i) above); and if such Collected Interest is insufficient, the Class B Certificateholders will be entitled to receive such deficiency from monies on deposit in the Reserve Fund;

          (iii) to the Class A Certificateholders, an amount equal to the Class A Principal Distributable Amount and any unpaid Class A Principal Carryover Shortfall, such amount to be paid from Collected Principal (after giving effect to the reduction in Collected Principal described in clause (i) above); and if such Collected Principal is insufficient, the Class A Certificateholders will be entitled to receive such deficiency first, from Collected Interest (after giving effect to the reduction in Collected Interest described in clauses (i) and (ii) above) and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund; and

          (iv) to the Class B Certificateholders, an amount equal to the Class B Principal Distributable Amount and any unpaid Class B Principal Carryover Shortfall, such amount to be paid from Collected Principal (after giving effect to the reduction in Collected Principal described in clauses (i) and
     (iii) above); and if such Collected Principal is insufficient, the Class B Certificateholders will be entitled to receive such deficiency first, from Collected Interest (after giving effect to the reduction in Collected Interest described in clauses (i), (ii) and (iii) above) and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund.

     The "Class A Interest Carryover Shortfall" with respect to any Distribution Date will equal the excess, if any, of the Class A Interest Distributable Amount for such Distribution Date and any outstanding Class A Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass-Through Rate from such immediately preceding Distribution Date through the current Distribution Date, over the amount of interest distributed to the Class A Certificateholders on such Distribution Date. The "Class A Principal Carryover Shortfall" with respect to any Distribution Date will equal the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall with respect to one or more prior Distribution Dates over the amount of principal that the holders of the Class A Certificates actually received on such Distribution Date.

     The "Class B Interest Carryover Shortfall" and the "Class B Principal Carryover Shortfall" with respect to any Distribution Date will be calculated in the same manner as the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall, respectively, in each case appropriately modified to relate to the Class B Certificates.

     Any Excess Amounts in the Certificate Account with respect to any Distribution Date, after giving effect to the distributions described in clauses
(i) through (iv) of the third preceding paragraph, will be distributed in the following amounts and in the following order of priority: (i) to the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance and (ii) to the Seller. Notwithstanding the foregoing, during the Funding Period, all Excess Amounts will be deposited into the Reserve Fund and will not be paid to the Seller until the Distribution Date immediately succeeding the date on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date).

SUBORDINATION OF THE CLASS B CERTIFICATES

     The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Servicer (to the extent that the Servicer is reimbursed for any outstanding Advances and is paid the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods) and Class A Certificateholders to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Certificateholders limited protection against losses in respect of the Receivables.

     No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of (i) interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and (ii) principal until the full amount of interest on and principal of the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders. Distributions of interest on the Class B Certificates, to the extent of Collected Interest and certain available amounts on deposit in the Reserve Fund and the Yield Supplement Account, will not be subordinated to the payment of principal on the Class A Certificates. Because the rights of the Class B Certificateholders to receive distributions of principal will be subordinated to the rights of the Class A Certificateholders to receive distributions of interest and principal to the extent described herein, the aggregate amount of principal distributions on the Class B Certificates may be affected by the loss experience of the Receivables. If the aggregate amount of losses experienced by the Receivables exceeds the amount on deposit in the Reserve Fund, Class B Certificateholders may not recover their initial investment in the Class B Certificates.

THE RESERVE FUND

     In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected both by the application of available funds for such Distribution Date in the priorities specified herein under "-- Distributions on the Certificates -- Payment of Distributable Amounts", and the establishment of the Reserve Fund. The Reserve Fund will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee. The Reserve Fund will be funded by
the Seller on the Closing Date in an amount equal to $          plus an amount
attributable to the maximum aggregate Negative Carry Amount. Thereafter, on each Distribution Date, all Excess Amounts, if any, will be deposited from time to time in the Reserve Fund to the extent necessary to maintain the amount in the Reserve Fund at the Specified Reserve Fund Balance. Any assets (and earnings thereon) in the Reserve Fund will be owned by, and taxed to, the Seller for federal income and state and local franchise tax purposes.


     The Specified Reserve Fund Balance with respect to the first Distribution
Date will equal $          plus an amount equal to the maximum aggregate
Negative Carry Amount. On each Distribution Date thereafter, will equal     % of
the sum of the Class A Certificate Balance and the Class B Certificate Balance (after giving effect to distributions of principal and, in the case of the Class B Certificates, any other reductions in the Class B Certificate Balance to be made on such Distribution Date); provided, however, that so long as the foregoing sum of the Class A Certificate Balance and the Class B Certificate
Balance exceeds $          , the Specified Reserve Fund Balance will not be less
than $          . From and after the Distribution Date as of which the foregoing sum of the Class A Certificate Balance and the Class B Certificate Balance is
less than $          , the Specified Reserve Fund Balance will equal such sum.
Notwithstanding the foregoing, on each Distribution Date following any Fiscal Quarter in which losses or delinquencies in respect of the Receivables exceed the percentages to be specified in the Agreement, the Specified Reserve Fund Balance will be equal to the greater of the amount described above or an amount equal to the Pool Balance as of the immediately preceding Record Date multiplied
by a percentage determined by subtracting from     % a fraction (expressed as a
percentage) equal to one minus a fraction, the numerator of which will equal the Class A Certificate Balance and the denominator of which will equal the Pool Balance plus an amount equal to the amount on deposit in the Pre-Funding Account (other than investment earnings), in each case as of the last day of the three related Collection Periods in such Fiscal Quarter; provided, however, that following any Fiscal Quarter thereafter in which the losses and delinquencies in respect of the Receivables are less than the percentages to be specified in the Agreement, the Specified Reserve Fund Balance shall return to the amount described in the first two sentences of this paragraph. A "Fiscal Quarter" will mean each of the following three month periods: (i) January, February and March;
(ii) April, May and June; (iii) July, August and September; and (iv) October, November and December. In addition, if on any Distribution Date cumulative
losses in respect of the Receivables exceed     % of the sum of the Original
Pool Balance and the aggregate principal balance of all Subsequent Receivables conveyed to the Trust as of the related Subsequent Cutoff

Dates, the Specified Reserve Fund Balance shall remain at the level in effect as of such date and shall not be reduced further in accordance with the first sentence of this paragraph.

     The Servicer may, from time to time after the date of this Prospectus Supplement, request each Rating Agency to approve a formula for determining the Specified Reserve Fund Balance that is different from that described above and would result in a decrease in the amount of the Specified Reserve Fund Balance or the manner by which it is funded. If each Rating Agency delivers a letter to the Trustee to the effect that the use of any such new formulation will not result in the qualification, reduction or withdrawal of its then-current rating of either Class of Certificates, then the Specified Reserve Fund Balance will be determined in accordance with such new formula. The Agreement will accordingly be amended to reflect such new calculation without the consent of any Certificateholder.

     On each Distribution Date, funds will be withdrawn from the Reserve Fund as described above for distribution first, to Class A Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the Class A Certificates, second to Class B Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the Class B Certificates, third to Class A Certificateholders to the extent of shortfalls in the amounts available to make required distributions of principal on the Class A Certificates and fourth to Class B Certificateholders to the extent of shortfalls in the amounts available to make required distributions of principal on the Class B Certificates.

     On each Distribution Date relating to the Funding Period, the amount of Collected Interest for such Distribution Date will include an amount equal to the Negative Carry Amount for the related Collection Period, if any, which amount will be withdrawn from the Reserve Fund.

     On each Distribution Date, the Trustee will deposit all Excess Amounts, if any, into the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance. If the amount on deposit in the Reserve Fund on such Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Fund Balance, the Trustee will release and distribute such excess, together with any Excess Amounts not required to be deposited into the Reserve Fund, to the Seller. Notwithstanding the foregoing, during the Funding Period, all Excess Amounts will be deposited into the Reserve Fund and will not be paid to the Seller until the Distribution Date immediately succeeding the date on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date). Upon any such release of amounts from the Reserve Fund, the Certificateholders will have no further rights in, or claims to, such amounts.

     Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of holders of the Certificates. Funds on deposit in the Reserve Fund may be invested in Permitted Investments. Investment income on monies on deposit in the Reserve Fund will not be available for distribution to Certificateholders or otherwise subject to any claims or rights of the Certificateholders and will be paid to the Seller.

     If on any Distribution Date the Class B Certificate Balance equals zero and amounts on deposit in the Reserve Fund have been depleted as a result of losses in respect of the Receivables, the protection afforded to the Class A Certificateholders by the subordination of the Class B Certificates and by the Reserve Fund will be exhausted. In addition, if on any Distribution Date amounts on deposit in the Reserve Fund have been depleted, the protection afforded to the Class B Certificateholders by the Reserve Fund will be exhausted. In either of the foregoing circumstances, the Class A Certificateholders or the Class B Certificateholders, as the case may be, will bear directly the risks associated with ownership of the Receivables.

     Neither the Class B Certificateholders, the Seller nor the Servicer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Class A Certificateholders.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of the application of the foregoing provisions to the first monthly distribution in respect of the
Certificates:

      1........    Initial Cutoff Date. The Original Pool Balance will equal
                   the aggregate unpaid principal balance of the Receivables
                   as of the opening of business on this date.
      1-31.....    Collection Period. The Servicer will receive monthly
                   payments, prepayments and other proceeds on or in respect
                   of the Receivables.
      8........    Determination Date. On this date, the Servicer will
                   notify the Trustee of, among other things, the amounts to
                   be distributed on the Distribution Date.
      14.......    The Business Day immediately preceding the Distribution
                   Date. On or before this date, the Servicer will make or
                   will cause to be made the required remittances to the
                   Certificate Account.
      14.......    Record Date. Distributions on the Distribution Date will
                   be made to Certificateholders of record at the close of
                   business on this date.
      15.......    Distribution Date. On this date, the Trustee will make
                   the distributions described above.

SERVICING COMPENSATION

     As described in the Prospectus under "Certain Information Regarding the Securities -- Servicing Compensation", the Servicer will receive a monthly fee, payable on each Distribution Date, equal to one-twelfth of the product of 1.0% and the Pool Balance as of the first day of the related Collection Period. The Servicer will also be entitled to receive additional compensation in the form of certain late fees, prepayment charges and other administrative fees or similar charges.

STATEMENTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will include with each distribution to each Class A Certificateholder and Class B Certificateholder of record a statement, setting forth for the related Collection Period, the information described under "The Securities -- Statements to Securityholders" in the Prospectus.


TERMINATION



     The obligations of the Servicer, the Seller and the Trustee pursuant to the Agreement will terminate with respect to the Certificateholders upon the earliest to occur of (i) the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and (iii) the occurrence of either event described below.



     In order to avoid excessive administrative expenses, the Seller or the Servicer, or any successor to the Servicer, will be permitted at its option to purchase from the Trust, on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is 10% or less of the sum of the Original Pool Balance and the aggregate principal balance of all Subsequent Receivables conveyed to the Trust as of the related Subsequent Cutoff Dates, all remaining Receivables at a price equal to the aggregate Repurchase Amounts for the Receivables (including Defaulted Receivables), plus the appraised value of any other property held by the Trust (less liquidation expenses). In the event that both the Seller and the Servicer, or any successor to the Servicer, elect to purchase the Receivables, the party first notifying the Trustee (based on the Trustee's receipt of such notice) shall be permitted to purchase the Receivables. Exercise of such right will effect early retirement of the Certificates.

     If neither the Seller nor the Servicer (nor any successor to the Servicer) exercises its optional termination right within 90 days after the last day of the Collection Period as of which such right can first be exercised, the Trustee shall solicit bids for the purchase of the Receivables remaining in the Trust. In the event that satisfactory bids are received as described below, the sale proceeds will be distributed to Certificateholders on the second Distribution Date succeeding the last day of such Collection Period. Any purchaser of the Receivables must agree to the continuation of the then current Servicer as Servicer on terms substantially similar to those in the Agreement. Any such sale will effect early retirement of the Certificates.



     The Trustee must receive at least two bids from prospective purchasers that are considered at the time to be competitive participants in the market for recreational vehicle retail installment sale contracts. The highest bid may not be less than the fair market value of such Receivables and must equal the sum of
(i) the greater of (a) the aggregate Repurchase Amounts for the Receivables (including Defaulted Receivables), plus the appraised value of any other property held by the Trust (less liquidation expenses) or (b) an amount that when added to amounts on deposit in the Certificate Account that would constitute Available Funds for such second succeeding Distribution Date would result in proceeds sufficient to distribute the sum of (1) the Class A Distributable Amount plus any unpaid Class A Principal and Interest Carryover Shortfalls and (2) the Class B Distributable Amount plus any unpaid Class B Principal and Interest Carryover Shortfalls, and (ii) the sum of (a) an amount sufficient to reimburse the Servicer for any outstanding Advances and (b) the Servicing Fee payable on such final Distribution Date, including any unpaid Servicing Fees with respect to one or more prior Collection Periods. The Trustee may consult with financial advisors, including the Underwriters, to determine if the fair market value of such Receivables has been offered. Upon the receipt of such bids, the Trustee shall sell and assign such Receivables to the highest bidder and the Certificates shall be retired on such Distribution Date. If any of the foregoing conditions are not met, the Trustee shall decline to consummate such sale and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of Receivables remaining in the Trust. In such event, however, the Trustee may from time to time solicit bids in the future for the purchase of such Receivables upon the same terms described above.



     The Trustee will give written notice of termination to each Certificateholder of record. The final distribution to each Certificateholder will be made only upon surrender and cancellation of such holder's Certificates at any office or agency of the Trustee specified in the notice of termination. The Trustee will give a second written notice to Certificateholders of such termination and payment six months after the Distribution Date stated in the first written notice of termination. Any funds remaining in the Trust one year after the Trustee has given such second written notice will be distributed to the United Way.


THE TRUSTEE

               will be the Trustee under the Agreement. The Trustee's Corporate
Trust Office is located at        , telephone (   )          .

     The Trustee will have the rights and duties set forth in the Prospectus under "Certain Information Regarding the Securities -- The Trustees" and
"-- Duties of the Trustees".

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following general discussion of certain federal income tax consequences of the purchase, ownership and disposition of the Certificates supplements the discussion under "Certain Federal Income Tax Consequences -- Tax Characterization of Grantor Trusts" in the Prospectus. Potential investors are strongly urged to review the tax considerations discussed in the Prospectus in their entirety and to consult their own tax advisors with respect to the tax consequences of an investment in the Certificates.

TAX STATUS OF THE TRUST

     In the opinion of Arter & Hadden LLP, special federal tax counsel to the Seller, the Trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), and not as an association taxable as a corporation for federal income tax purposes. As a result, each Certificateholder will be subject to federal income taxation as if it owned directly the portion of the Trust's assets allocable to its Certificates and as if it paid directly its share of the reasonable expenses paid by the Trust, except as described in the Prospectus. The Certificateholders will be considered to own stripped bonds and stripped coupons as described under "Certain Federal Income Tax Consequences -- Tax Characterization of Grantor Trusts -- General" and "-- Stripped Bonds and Stripped Coupons" in the Prospectus.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to cause a Benefit Plan (as defined in the Prospectus) to acquire the Certificates should consult with its counsel with respect to the potential consequences of such an investment under ERISA, and/or the Code. The following discussion of certain ERISA Considerations supplements the discussion in the Prospectus under "ERISA Considerations". Potential investors in the Certificates are strongly urged to review the ERISA considerations discussed in the Prospectus and to consult their own counsel with respect to the applicability of the "prohibited transactions" rules of ERISA and the Code and the "plan assets" provisions of ERISA to any such investment.

THE CLASS A CERTIFICATES

     The Department of Labor (the "DOL") has granted an administrative exemption
to           (Prohibited Transaction Exemption      ) (the "Exemption") from
certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include recreational vehicle installment obligations such as the Receivables. The Exemption will apply to the acquisition, holding and resale of Class A Certificates by a Benefit Plan, provided that specific conditions (certain of which are described below) are met. It is believed that the Exemption will apply to the acquisition, holding and disposition in the secondary markets of Class A Certificates by Benefit Plans and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

     Among the conditions which must be satisfied for the Exemption to apply to the acquisition by a Benefit Plan of the Class A Certificates are the following (each of which has been or will be met in connection with the Class A Certificates):

          (i) The acquisition of the Class A Certificates by a Benefit Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's-length transaction with an unrelated party.

          (ii) The rights and interests evidenced by the Class A Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust.

          (iii) The Class A Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P.

          (iv) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below).

          (v) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.

     In addition, it is a condition that any Benefit Plan investing in the Class A Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption does not apply to Benefit Plans sponsored by the Seller, the Underwriters, the Trustee, the Servicer, any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group"). As of the date hereof, no Obligor with respect to the Receivables included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the Trust (i.e., the initial principal amount of the Certificates). Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, only if, among other requirements (i) a Benefit Plan's investment in the Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of the acquisition and (ii) immediately after the acquisition, no more than 25% of the assets of a Benefit Plan with respect to which the person who has discretionary authority or renders investment advice are invested in the Class A Certificates representing an interest in a trust containing assets sold or serviced by the same entity.

     Due to the complexities of the foregoing rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of an employee benefit plan considering the purchase of Class A Certificates consult with its counsel regarding the applicability of the prohibited transaction provisions of ERISA and the Code to such investment.

     The DOL issued Prohibited Transaction Class Exemption ("PTCE") 95-60 on July 12, 1995 in response to the United States Supreme Court decision John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank 114 S.Ct. 517
(1993), in which the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Subject to certain conditions, PTCE 95-60 provides general relief from the prohibited transaction rules that would otherwise be applicable to assets held in an insurance company's general account. Prospective insurance company purchasers should consult with their counsel to determine whether the decision in John Hancock, as modified by PTCE 95-60, affects their ability to make purchases of the Certificates.

THE CLASS B CERTIFICATES

     The Exemption will not be available for Class B Certificates because the Class B Certificates are subordinate interests. Accordingly, no Plan will be eligible to purchase or otherwise hold Class B Certificates and no beneficial interest therein may be sold or otherwise transferred to a Plan.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an Underwriting
Agreement dated             , 199  (the "Underwriting Agreement"), the
Underwriters named below (the "Underwriters"), for whom           is acting as
representative (the "Representative") have severally but not jointly agreed to purchase from the Seller the following respective principal amounts of the Class A Certificates and the Class B Certificates:

                                                       PRINCIPAL AMOUNT    PRINCIPAL AMOUNT
                                                          OF CLASS A          OF CLASS B
                    UNDERWRITERS                         CERTIFICATES        CERTIFICATES
                    ------------                       ----------------    ----------------
[Names of Underwriters]..............................     $                   $
                                                          ----------          ----------
          Total......................................     $                   $
                                                          ==========          ==========

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Certificates if any are purchased.

     The Underwriters have advised the Seller that the Underwriters propose initially to offer the Class A Certificates and Class B Certificates to the public at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a
concession not in excess of     % of the Class A Certificate denominations
and     % of the Class B Certificate denominations. The Underwriters may allow
and such dealers may reallow a concession not in excess of     % of the Class A
Certificate denominations and     % of the Class B Certificate denominations.
After the initial public offering, the public offering prices and such concessions may be changed.

     The Underwriting Agreement provides that the Seller and Fleetwood Credit will jointly and severally indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

     Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Seller or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this Prospectus Supplement and the Prospectus.

     Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exemption to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

     Neither the Seller nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Seller nor any Underwriter makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL OPINIONS


     Certain legal matters relating to the Certificates will be passed upon for the Seller by Timothy M. Hayes or Frederic C. Liskow, each a Vice President and Assistant General Counsel to Associate First Capital Corporation, the parent company of the Servicer. Mr. Hayes and Mr. Liskow each own shares of Class A Common Stock of Associates First Capital Corporation, and each have options to purchase additional shares of such Class A Common Stock. Arter & Hadden LLP, Washington, D.C. will act as special counsel to the Seller with respect to certain matters relating to the Certificates, including certain federal income tax matters. Brown & Wood LLP, San Francisco, California will act as counsel for the Underwriters. Brown & Wood LLP has from time to time represented Fleetwood Credit in certain matters not related to the offering of the Certificates.

                                 INDEX OF TERMS

     Set forth below is a list of certain of the more significant terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.


                      TERM                         PAGE
                      ----                        ------
Additional Yield Supplement Amount..............     S-6
Agreement.......................................     S-3
APR.............................................     S-4
Available Funds.................................    S-18
Cede............................................    S-16
Certificate Account............................S-3, S-11
Certificateholders..............................     S-6
Certificates....................................S-1, S-3
Class A Certificate Balance....................S-7, S-18
Class A Certificate Owner.......................    S-16
Class A Certificateholders......................     S-6
Class A Certificates............................S-1, S-3
Class A Distributable Amount....................    S-18
Class A Interest Carryover Shortfall............    S-19
Class A Interest Distributable Amount...........    S-18
Class A Pass-Through Rate.......................     S-4
Class A Percentage..............................     S-4
Class A Pool Factor.............................    S-15
Class A Principal Carryover Shortfall...........    S-19
Class A Principal Distributable Amount..........    S-18
Class B Certificate Balance....................S-7, S-19
Class B Certificate Owner.......................    S-16
Class B Certificateholders......................     S-6
Class B Certificates............................S-1, S-3
Class B Distributable Amount....................    S-18
Class B Interest Carryover Shortfall............    S-20
Class B Pass-Through Rate.......................     S-4
Class B Percentage..............................     S-4
Class B Pool Factor.............................    S-15
Class B Principal Carryover Shortfall...........    S-20
Closing Date....................................     S-4
Code............................................    S-23
Collected Interest..............................    S-18
Collected Principal.............................    S-18
Collection Period...............................     S-7
Commission......................................     S-2
Dealers.........................................     S-4
Determination Date..............................    S-17
Distribution Dates..............................     S-6
DOL.............................................    S-23
DTC.............................................    S-16
ERISA...........................................    S-10
Exchange Act....................................     S-2
Exemption.......................................    S-23
Final Scheduled Distribution Date...............     S-6



                      TERM                         PAGE
                      ----                        ------
Financed Vehicles...............................S-1, S-3
Fiscal Quarter..................................    S-21
Fleetwood Credit................................S-1, S-3
Funding Period..................................     S-5
Initial Cutoff Date.............................     S-3
Initial Financed Vehicles.......................S-1, S-3
Initial Receivables.............................S-1, S-3
Mandatory Prepayment............................     S-7
Maximum Initial Yield Supplement Amount........S-6, S-17
Maximum Subsequent Yield Supplement Amount.....S-6, S-17
Maximum Yield Supplement Amount................S-6, S-17
Monthly Principal Payment.......................    S-18
Moody's.........................................     S-9
Negative Carry Amount...........................    S-18
Original Class A Certificate Balance............     S-7
Original Class B Certificate Balance............     S-7
Pool Balance....................................    S-12
Pre-Funded Amount...............................     S-5
Pre-Funding Account.............................S-1, S-3
Prospectus......................................     S-2
Rating Agencies.................................     S-9
Realized Losses.................................    S-19
Receivables.....................................S-1, S-3
Receivables Purchase Agreement..................     S-4
Record Date.....................................     S-6
Required Rate...................................     S-5
Reserve Fund....................................     S-8
Restricted Group................................    S-24
Seller..........................................S-1, S-3
Servicer........................................S-1, S-3
Specified Reserve Fund Balance..................     S-8
Standard & Poor's...............................     S-9
Subsequent Cutoff Date..........................     S-4
Subsequent Financed Vehicles....................S-1, S-3
Subsequent Receivables..........................S-1, S-3
Subsequent Transfer Date........................     S-5
Transfer Agreement..............................     S-4
Trust...........................................S-1, S-3
Trustee.........................................S-1, S-3
Underwriting Agreement..........................    S-25
Yield Supplement Account........................     S-5
Yield Supplement Account Initial Deposit.............S-5
Yield Supplement Agreement......................     S-6
Yield Supplement Amount........................S-6, S-17
Yield Supplement Deposit Amount.................    S-17

             ======================================================


     NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UNDERWRITERS. NEITHER THIS PROSPECTUS NOR THE PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT


                                                  PAGE
                                                  -----
Reports to Certificateholders...................    S-2
Summary.........................................    S-3
Formation of the Trust..........................   S-11
Property of the Trust...........................   S-11
The Receivables.................................   S-12
Yield Considerations............................   S-14
Pool Factors and Trading Information............   S-14
The Certificates................................   S-15
Certain Federal Income Tax Consequences.........   S-24
ERISA Considerations............................   S-24
Underwriting....................................   S-26
Legal Opinions..................................   S-27
Index of Terms..................................   S-28

                      PROSPECTUS

                                                   PAGE
                                                  -----
Available Information...........................      2
Reports to Securityholders......................      2
Incorporation of Certain Documents by
  Reference.....................................      2
Summary.........................................      3
Formation of the Trusts.........................     11
Property of the Trusts..........................     11
The Receivables.................................     13
Yield Considerations............................     16
Pool Factors and Trading Information............     17
Use of Proceeds.................................     18
The Seller......................................     18
The Servicer....................................     18
The Notes.......................................     19
The Owner Certificates..........................     23
The Grantor Certificates........................     24
Certain Information Regarding the Securities....     25
Certain Legal Aspects of the Receivables........     46
Certain Federal Income Tax Consequences.........     52
State Tax Consequences with Respect to Owner
  Trusts........................................     64
ERISA Considerations............................     64
Plan of Distribution............................     65
Legal Opinions..................................     66
Index of Terms..................................     67


                                ---------------

     UNTIL         , 199 , ALL DEALERS EFFECTING TRANSACTIONS IN THE
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
             ======================================================
             ======================================================
                              FLEETWOOD CREDIT RV
                                  RECEIVABLES
                             199  -  GRANTOR TRUST

                              $

                              $
                                    % ASSET BACKED
                             CERTIFICATES, CLASS A

                              $
                                    % ASSET BACKED
                             CERTIFICATES, CLASS B

                                FLEETWOOD CREDIT
                               RECEIVABLES CORP.
                                     SELLER

                             FLEETWOOD CREDIT CORP.
                                  SERVICER AND
                          A WHOLLY OWNED SUBSIDIARY OF

                            ASSOCIATES FIRST CAPITAL
                                  CORPORATION
                      ------------------------------------

                             PROSPECTUS SUPPLEMENT
                      ------------------------------------

                                 [UNDERWRITERS]
                                        , 199
             ======================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                   PRELIMINARY PROSPECTUS DATED MAY 28, 1998


PROSPECTUS

                     FLEETWOOD CREDIT RV RECEIVABLES TRUSTS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES
                             ---------------------

                       FLEETWOOD CREDIT RECEIVABLES CORP.
                                     SELLER

                             FLEETWOOD CREDIT CORP.
                                  SERVICER AND
                          A WHOLLY OWNED SUBSIDIARY OF

                      ASSOCIATES FIRST CAPITAL CORPORATION
                             ---------------------

    The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Except as otherwise provided in the related Prospectus Supplement, the Securities will be offered only in book-entry form. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement.
    Each Series of Securities will be issued by either an owner trust (each, an "Owner Trust") or a grantor trust (each, a "Grantor Trust" and, together with the Owner Trusts, the "Trusts") to be formed with respect to such Series. Each Series of Securities issued by an Owner Trust will include one or more classes of Notes representing indebtedness of the Owner Trust and one or more classes of Certificates representing fractional undivided interests in such Owner Trust (the "Owner Certificates" and, together with the related Notes, the "Owner Securities"). Each Series of Securities issued by a Grantor Trust will consist of one or more classes of Certificates representing fractional undivided interests in such Grantor Trust (the "Grantor Certificates").
    The property of each Trust will primarily include a pool of simple interest retail installment sale contracts (the "Receivables") secured by the new and used recreational vehicles financed thereby (the "Financed Vehicles"), certain monies due under the Receivables on and after the Cutoff Date set forth in the related Prospectus Supplement, security interests in the Financed Vehicles and certain other property, as more fully described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, after the date of initial issuance of the related Securities, all or a portion of the Receivables may be purchased from the Seller from time to time during the Funding Period specified in such Prospectus Supplement from monies on deposit in a Pre-Funding Account. In each case, the Receivables, including the security interests in the related Financed Vehicles and certain related property, will be purchased by Fleetwood Credit Receivables Corp. (the "Seller") from Fleetwood Credit Corp. ("Fleetwood Credit") concurrently with their conveyance to a Trust. To the extent specified in the related Prospectus Supplement, an insurance policy, surety bond, letter of credit, reserve fund, spread account or other form of credit enhancement, or any combination thereof, may be provided with respect to a Series of Securities, or one or more classes of Securities of a Series.
    Each class of Securities of any Series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. As more fully described herein and in the related Prospectus Supplement, distributions on any class of Securities may be senior or subordinated to distributions on one or more other classes of Securities of the related Series, and payments on the Owner Certificates of any Series may be subordinated in priority to payments on the related Notes of such Series. If described in the related Prospectus Supplement, a Series of Owner Securities may include one or more classes of Owner Securities entitled to principal distributions with disproportionate, nominal or no distributions in respect of interest, or to interest distributions with disproportionate, nominal or no distributions in respect of principal.
    Except as otherwise provided in the related Prospectus Supplement, the only obligations of the Seller and Fleetwood Credit, as originator of the related Receivables with respect to a Series of Securities, will be pursuant to certain representations and warranties relating to the Receivables. Fleetwood Credit will be the servicer (in such capacity, the "Servicer") for each Series of Securities and its obligations as Servicer will be limited to its contractual servicing obligations described herein and in the related Prospectus Supplement.
    There will have been no secondary market for any Securities sold hereunder prior to the offering thereof and there is no assurance that one will develop. The Underwriters named in the Prospectus Supplement relating to a Series of Securities will expect, but will not be obligated, to make a market in each class of the related Securities. There can be no assurance that any such market will develop, or if one does develop, that it will continue or provided sufficient liquidity.
                             ---------------------

    EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, EACH SERIES OF NOTES WILL REPRESENT OBLIGATIONS OF, AND THE RELATED OWNER CERTIFICATES WILL REPRESENT INTERESTS IN, THE RELATED OWNER TRUST ONLY, AND EACH SERIES OF GRANTOR CERTIFICATES WILL REPRESENT INTERESTS IN THE RELATED GRANTOR TRUST ONLY, AND IN EACH CASE WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND WILL NOT BE GUARANTEED OR INSURED BY, FLEETWOOD CREDIT RECEIVABLES CORP., FLEETWOOD CREDIT CORP., ASSOCIATES FIRST CAPITAL CORPORATION, THE TRUSTEES OR ANY OF THEIR RESPECTIVE AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------

               The date of this Prospectus is             , 1998.

                             AVAILABLE INFORMATION

     The Seller has filed with the Securities and Exchange Commission (the "Commission") on behalf of each Trust a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511, and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The Servicer, on behalf of the Trusts, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                           REPORTS TO SECURITYHOLDERS

     The Trustee of each Trust will provide to Securityholders (which shall be Cede & Co. as the nominee of The Depository Trust Company unless Definitive Certificates are issued under the limited circumstances described herein) unaudited monthly and annual reports concerning the Receivables. See "Certain Information Regarding the Securities -- Statements to Securityholders" and "-- Evidence as to Compliance".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Seller, on behalf of any Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Seller will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, Fleetwood Credit Receivables Corp., 22840 Savi Ranch Parkway, Yorba Linda, California 92687 or by calling (714) 921-3400.

                                    SUMMARY

     This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Securities of any Series offered thereby. Certain capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto elsewhere in this Prospectus. See the Index of Terms for the location herein of certain capitalized terms.

Issuer.....................  With respect to any Series of Securities issued by
                             (i) an Owner Trust, the Trust to be formed pursuant to a trust agreement (the "Trust Agreement") between the Seller and the entity named as trustee in the related Prospectus Supplement (the "Owner Trustee") or (ii) a Grantor Trust, the Trust to be formed pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the Seller, the Servicer and the entity named as trustee in the related Prospectus Supplement (the "Grantor Trustee").

Seller.....................  Fleetwood Credit Receivables Corp. (the "Seller"),
                             a wholly owned, limited purpose subsidiary of Fleetwood Credit Corp.

Servicer...................  Fleetwood Credit Corp. ("Fleetwood Credit" or, in
                             its capacity as Servicer, the "Servicer"), a wholly owned subsidiary of Associates First Capital Corporation ("First Capital").

Securities Offered.........  Each Series of Securities will be issued by either an Owner Trust or a Grantor Trust. Each Series of Securities issued by an Owner Trust will consist of one or more classes of Notes and one or more classes of Certificates. The Notes will be issued and secured pursuant to an indenture (the "Indenture") between the Owner Trust and the entity named therein as trustee (the "Indenture Trustee" and, together with the Owner Trustee and Grantor Trustee, the "Trustees"). The Owner Certificates will be issued and secured pursuant to the Trust Agreement under which such Owner Trust will be formed. Each Series of Securities issued by a Grantor Trust will consist of one or more classes of Grantor Certificates issued pursuant to the Pooling and Servicing Agreement under which such Grantor Trust will be formed.

Registration of the
Securities.................  Unless otherwise specified in the related
                             Prospectus Supplement, each class of Securities will initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in the related Securities (each, a "Security Owner") will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Securities are issued under the limited circumstances described herein. Unless and until Securities are issued in definitive form, all references herein to distributions, notices, reports and statements to and to actions by and effects upon the related Securityholders will refer to the same actions and effects with respect to DTC or Cede, as the case may be, for the benefit of the related Security Owners in accordance with DTC procedures.

                             If so provided in the related Prospectus
                             Supplement, Security Owners may elect to hold their interests through DTC, in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries (collectively, the "Depositaries") of Cedel or Euroclear, respectively, and each a participating member of DTC. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".

                             Unless otherwise specified in the related
                             Prospectus Supplement, the Notes and Owner
                             Certificates will be issued in minimum
                             denominations of $1,000 and $20,000, respectively, and integral multiples of $1,000 in excess thereof, and the Grantor Certificates will be issued in minimum denominations of $1,000 and integral multiples thereof.

A. Owner Securities

The Notes..................  Unless otherwise specified in the related
                             Prospectus Supplement, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate"). Each class of Notes may have a different Interest Rate, which may be fixed, variable, adjustable or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate, or the method for determining the Interest Rate, for each class of Notes.

                             A Series of Owner Securities may include one or more classes of Notes which differ as to Interest Rate, the timing and priority of payments, seniority, allocation of losses or amount of payments of principal or interest. Additionally, payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables comprising assets of the related Trust (the "Receivables Pool"). If specified in the related Prospectus Supplement, one or more classes of Notes ("Strip Notes") may be entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

The Owner Certificates.....  Unless otherwise specified in the related
                             Prospectus Supplement, each class of Owner
                             Certificates will have a stated certificate balance specified in the related Prospectus Supplement (the "Certificate Balance") and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Owner Certificates, the "Pass-Through Rate"). Each class of Owner Certificates may have a different Pass-Through Rate, which may be fixed, variable, adjustable or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate, or the method for determining the Pass-Through Rate, for each class of Owner Certificates.

                             Unless otherwise specified in the related
                             Prospectus Supplement, each class of Owner
                             Certificates will be entitled to monthly distributions of a portion of all payments received by the Servicer on or in respect of the Receivables comprising the related Receivables Pool during the immediately preceding calendar month (each, a "Collection Period") allocable to principal.

                             A Series of Owner Securities may include two or more classes of Owner Certificates which differ as to Pass-Through Rate, timing and priority of distributions, seniority, allocations of losses or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Receivables Pool. If specified in the related Prospectus Supplement, one or more classes of Owner Certificates ("Strip Certificates") may be entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions.

                             Except as otherwise specified in the related
                             Prospectus Supplement, distributions in respect of the Owner Certificates will be subordinated in priority of payment to payments on the related Notes.

B. Grantor Certificates....  Unless otherwise specified in the related
                             Prospectus Supplement, each class of Grantor
                             Certificates will have a stated Certificate Balance specified in the related Prospectus Supplement and will accrue interest on such Certificate Balance at a specified Pass-Through Rate, which may be fixed, variable, adjustable or any combination of the foregoing. If one or more classes of Grantor Certificates are issued, each class of Grantor Certificates may have a different Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate, or the method for determining the Pass-Through Rate, for each class of Grantor Certificates.

                             Unless otherwise specified in the related
                             Prospectus Supplement, each class of Grantor
                             Certificates will be entitled to monthly distributions of a portion of all payments received by the Servicer on or in respect of the Receivables comprising the related Receivables Pool during the related Collection Period allocable to principal. If a Grantor Trust issues one or more classes of Grantor Certificates, one or more classes will be senior certificates (the "Senior Certificates") and one or more classes will be subordinated certificates (the "Subordinated Certificates"), in each case to the extent described in the related Prospectus Supplement.

Distribution Dates and
Payment Dates..............  Unless otherwise specified in the related
                             Prospectus Supplement, payments of interest and principal, to the extent and in the manner described therein, will be made on the Securities of each Series, whether issued by an Owner Trust or a Grantor Trust, on the 15th day of each month (or, if such day is not a Business Day, the next succeeding Business Day), to holders of record as of the day immediately preceding such Distribution Date or, if Definitive Certificates are issued, the last day of the immediately preceding calendar month (each such date, a "Record Date") beginning on a Distribution Date specified in the related Prospectus Supplement (each, a "Distribution Date"). The respective final scheduled Distribution Dates (each, a "Final Scheduled Distribution Date") for each class of Securities will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the dates for payments of interest and principal on the Notes of any Series will be the same as the Distribution Dates for the related Owner Certificates (each, a "Payment Date").

Property of the Trusts.....  The property of each Trust will primarily include a pool of retail installment sale contracts which, except as otherwise provided in the related Prospectus Supplement, bear interest on the simple interest method (the "Initial Receivables"), secured by the new and used recreational vehicles financed thereby (the "Initial Financed Vehicles"), certain monies due under the Initial Receivables on and after the Initial Cutoff Date set forth in the related Prospectus Supplement (the "Initial Cutoff Date"), security interests in the Initial Financed Vehicles, certain accounts and the proceeds thereof and proceeds from claims under certain insurance policies in respect of individual Initial Financed Vehicles or the related Obligors and certain rights under the agreements described below. On the date of initial issuance of a Series of Securities specified in the related Prospectus Supplement (the "Closing Date"), the Seller will sell the Initial Receivables having an aggregate principal balance specified in such Prospectus Supplement as of the related Initial Cutoff Date to the related Trust pursuant to (i) in the case of an Owner Trust, a sale and servicing agreement among the Seller, the Servicer and the Trust (each, a "Sale and Servicing Agreement") or (ii) in the case of a Grantor Trust, the related Pooling and Servicing Agreement. With respect to each Series of Notes, the rights and benefits of the Seller under the related Receivables Purchase Agreement and of the Owner Trust under the related Sale and Servicing Agreement and all other related Transfer Agreements, if any, will be assigned to the Indenture Trustee as collateral for such Notes. The property of each Trust will also include amounts on deposit in certain trust accounts, including the related Collection Account and any Pre-Funding Account, the Distribution Accounts (in the case of an Owner Trust) and, if so specified in the related Prospectus Supplement, any Yield Supplement Account, Reserve Fund or other account identified therein.

The Receivables............  The Receivables arise from simple interest retail installment sale contracts originated by dealers in new and used recreational vehicles (the "Dealers") which are purchased by Fleetwood Credit. All of the Receivables will be selected from such contracts owned by Fleetwood Credit based upon the criteria described under "The Receivables" and "Certain Information Regarding the Securities -- Sale and Assignment of the Receivables".

                             On or before the related Closing Date, Fleetwood Credit will sell the Initial Receivables with respect to a Trust to the Seller pursuant to a receivables purchase agreement (each, a "Receivables Purchase Agreement") between the Seller and Fleetwood Credit.

Pre-Funding Accounts.......  If so specified in the related Prospectus
                             Supplement, from time to time during the Funding Period specified therein, pursuant to the related Receivables Purchase Agreement, Fleetwood Credit will be obligated to sell, and the Seller will be obligated to purchase, Subsequent Receivables (the "Subsequent Receivables") at a purchase price equal to the aggregate principal amount thereof as of the related Subsequent Cutoff Date. Pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement and one or more transfer agreements (each, a "Transfer Agreement" and, together with the Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, the "Transfer and Servicing Agreements") among the Seller, the Servicer and the related Owner Trustee or Grantor Trustee, as the case may be, and subject to the satisfaction of certain conditions described herein, the Seller will in turn sell the Subsequent Receivables to the related Trust at a purchase price equal to the amount paid by the Seller to Fleetwood Credit for such Receivables, which purchase price shall be paid from monies on deposit in the Pre-Funding Account. The aggregate principal balance of the Subsequent Receivables to be conveyed to any Trust during the related Funding Period will not exceed the amount deposited in the Pre-Funding Account on the related Closing Date (the "Pre-Funded Amount"). The aggregate principal balance of the Subsequent Receivables to be conveyed to the related Trust during the related Funding Period will not exceed 25% of the Original Principal Balance of the Securities of the related Trust. The Subsequent Receivables will be transferred from Fleetwood Credit to the Seller and from the Seller to the Trust on the Business Day specified by Fleetwood Credit and the Seller in each month in which the related Cutoff Date occurs. See "Property of the Trusts" and "Certain Information Regarding the Securities -- Pre-Funding Accounts; Mandatory Prepayment of Securities".


                             Any Pre-Funding Account will be maintained with the related Indenture Trustee or Grantor Trustee and will be designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Seller the purchase price for such Subsequent Receivables. Monies on deposit in a Pre-Funding Account will not be available to cover losses on or in respect of the related Receivables.

                             Each Pre-Funding Account will be created with an initial deposit by the Seller of the Pre-Funded Amount. Each "Funding Period" will be the period from the related Closing Date until the earliest to occur of (i) the date on which the remaining Pre-Funded Amount is less than $100,000, (ii) the date on which an Event of Default or Servicer Default (so long as Fleetwood Credit is the Servicer) occurs or (iii) the close of business on the Payment Date or Distribution Date specified in the related Prospectus Supplement, but in no event will the Funding Period be longer than 90 days. During the Funding Period, on one or more Transfer Dates, the Pre-Funded Amount will be applied to purchase Subsequent Receivables from the Seller. Any portion of the Pre-Funded Amount remaining on deposit in a Pre-Funding Account at the end of the related Funding Period, after giving effect to the sale to the related Trust of all Subsequent Receivables, will be payable as a partial prepayment of principal to holders of the related Securities in the amount and manner specified in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- General" and "-- Pre-Funding Accounts; Mandatory Prepayment of Securities".

Yield Supplement Accounts
and Agreements.............  If specified in the related Prospectus Supplement,
                             Fleetwood Credit will establish a yield supplement account with the related Indenture Trustee or Grantor Trustee for the benefit of the holders of the related Securities (each, a "Yield Supplement Account"). Each Yield Supplement Account will be designed solely to hold funds to be applied by the related Owner Trustee or Grantor Trustee, as the case may be, to provide payments to the Securityholders in respect of Receivables the APR of which is less than the sum of (i) the weighted average of the applicable Interest Rates and Pass-Through Rates of all classes of Securities of such Series and (ii) the related Servicing Fee Rate (the "Required Rate").

                             Unless otherwise specified in the related
                             Prospectus Supplement, each Yield Supplement
                             Account will be created with an initial deposit by Fleetwood Credit (the "Yield Supplement Initial Deposit") in an amount specified in the related Prospectus Supplement. Except as otherwise provided in the related Prospectus Supplement, the Yield Supplement Initial Deposit will equal the net present value (discounted at a per annum rate specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as the case may be) of the aggregate amount by which interest on the principal balance of each Subsequent Receivable for the period commencing on the Subsequent Cutoff Date and ending with the scheduled maturity of each Receivable, assuming that payments on such Receivables are made as scheduled and no prepayments are made, at the Required Rate exceeds interest on such principal balances at the APR of each such Receivable (the "Yield Supplement Amount" and, with respect to the Subsequent Receivables, the "Maximum Initial Yield Supplement Amount").

                             If a Yield Supplement Account and a Pre-Funding Account are established with respect to any Trust, Fleetwood Credit, the Seller and the related Grantor Trustee or Owner Trustee and Indenture Trustee, as the case may be, will enter into a yield supplement agreement to be dated as of the Initial Cutoff Date (the "Yield Supplement Agreement") pursuant to which, on each Subsequent Transfer Date, Fleetwood Credit will deposit into the Yield Supplement Account an amount (the "Additional Yield Supplement Amount") equal to the net present value (discounted at the per annum rate specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as the case may be) of the aggregate Yield Supplement Amounts, if any, in respect of Subsequent Receivables for periods commencing with the related Subsequent Cutoff Date and ending with the scheduled maturities of the related Subsequent Receivables, assuming that payments on such Receivables are made as scheduled and no prepayments are made. The aggregate of the Additional Yield Supplement Amounts in respect of the Subsequent Receivables is referred to herein as the "Maximum Subsequent Yield Supplement Amount" and, together with the Maximum Initial Yield Supplement Amount, the "Maximum Yield Supplement Amount". See "Certain Information Regarding the Securities -- Yield Supplement Accounts; Yield Supplement Agreements".

Credit and Cash Flow
  Enhancement..............  To the extent specified in the related Prospectus
                             Supplement, credit enhancement, if any, with respect to a Trust or one or more classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities of the same Series, Reserve Funds, Spread Accounts, surety bonds, insurance policies, letters of credit, credit or liquidity facilities, Cash Collateral Accounts, over-collateralization, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or other arrangements. Unless otherwise specified in the related Prospectus Supplement, each form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. See "Certain Information Regarding the
                             Securities -- Credit and Cash Flow Enhancement".

Advances...................  Unless otherwise specified in the related
                             Prospectus Supplement, on the Business Day immediately preceding each Payment Date and Distribution Date (each, a "Deposit Date"), the Servicer will advance to a Trust, in respect of each Receivable in the related Receivables Pool, an amount equal to all accrued interest at the related APR which accrued in respect of such Receivable from the last day upon which a payment was made on such Receivable through the last day of the related Collection Period (each, an "Advance"). The Servicer will be required to make an Advance only to the extent it determines such Advance will be recoverable from future payments and collections on or in respect of the Receivables or otherwise. See "Certain Information Regarding the
                             Securities -- Certain Payments by the Servicer".

Servicing Fee..............  Unless otherwise specified in the related
                             Prospectus Supplement, the Servicer will receive a monthly fee, payable on each Distribution Date, equal to one-twelfth of the product of 1.0% (the "Servicing Fee Rate") and the Pool Balance as of the first day of the related Collection Period. Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to receive additional servicing compensation in the form of certain late fees, prepayment charges and other administrative fees or similar charges. See "Certain Information Regarding the Securities -- Servicing Compensation".

Termination................  Unless otherwise specified in the related
                             Prospectus Supplement, within ten days following the last day of a Collection Period as of which the Pool Balance of any Trust is 10% or less of the sum of the Original Pool Balance and the aggregate principal balance of all Subsequent Receivables conveyed to such Trust as of the related Subsequent Cutoff Dates, the related Indenture Trustee or Grantor Trustee, as the case may be, shall solicit bids for the purchase of the Receivables remaining in such Trust. In the event that satisfactory bids are received as described in the related Prospectus Supplement, the sale proceeds will be distributed to the related Securityholders on the Payment Date or Distribution Date specified in the related Prospectus Supplement. If satisfactory bids are not received, the related Trustee shall decline to sell such Receivables and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of such Receivables. See "Certain Information Regarding the
                             Securities -- Termination".

Tax Status.................  Upon the issuance of each Series of Securities, except as otherwise specified in the related
                             Prospectus Supplement, special federal income tax counsel to the Seller will deliver an opinion to the effect that (i) with respect to any Series of Owner Securities, for federal income tax purposes the Notes will constitute indebtedness and the Owner Certificates will constitute interests in a trust fund that will not be treated as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation or (ii) with respect to any Series of Grantor Certificates, for federal income tax purposes the related Grantor Trust will be treated as a grantor trust and not as an association taxable as a corporation. See "Certain Federal Income Tax Consequences".


ERISA Considerations.......  Subject to the considerations described under
                             "ERISA Considerations" and in the related
                             Prospectus Supplement, the Notes of any Series issued by an Owner Trust and the Senior Certificates (or if only one class of Grantor Certificates is issued thereby, the Grantor Certificates) issued by any Grantor Trust may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and other plans or arrangements subject to Section 4975 of the Code (each, a "Plan"). Unless otherwise specified in the related Prospectus Supplement, neither the Owner Certificates of any Series issued by an Owner Trust nor any Subordinated Certificates issued by a Grantor Trust may be purchased by Plans. Any Plan fiduciary considering purchase of the Securities should, among other things, consult with its counsel in determining whether all required conditions have been satisfied. See "ERISA Considerations".

                            FORMATION OF THE TRUSTS


     With respect to each Series of Securities, the Seller will establish a Trust pursuant to the related Trust Agreement or Pooling and Servicing Agreement for the transactions described herein and in the related Prospectus Supplement. The Seller will establish each Trust by selling and assigning the property of such Trust to the related Owner Trustee or Grantor Trustee, as the case may be, in exchange for the related Securities. The Servicer will service the Receivables pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, and will be compensated for acting as such. See "Certain Information Regarding the Securities -- Servicing Compensation". To facilitate servicing and to minimize administrative burden and expense, the Servicer will be authorized by the Seller and the related Grantor Trustee or Owner Trustee and Indenture Trustee, as the case may be, to retain physical possession of the Receivables comprising the related Receivables Pool and other documents relating thereto as custodian for such Trust, and will neither stamp or amend such Receivables to reflect the sale and assignment thereof to the Trust, nor amend the certificates of title of the related Financed Vehicles. In the absence of amendments to the certificates of title, a Trust may not have a perfected security interest in the related Financed Vehicles in all states, and such Trust and the Certificateholders will bear certain risks with respect to its security interests in the Financed Vehicles in many states. See "Certain Legal Aspects of the Receivables".


     If the protection provided to (i) Noteholders by the subordination of the related Owner Certificates and the other credit enhancement for the Notes, (ii) Owner Certificateholders by the credit enhancement for the Owner Certificates or
(iii) Grantor Certificateholders by the credit enhancement for the Grantor Certificates is insufficient, such Securityholders and the related Trust must look to payments made by or on behalf of the Obligors on or in respect of the related Receivables, the proceeds from the repossession and sale of Financed Vehicles securing Defaulted Receivables and the proceeds of Dealer repurchase obligations, if any, as more fully described herein under "Property of the Trusts", to make distributions on the Securities. In such event, certain factors, such as the failure of the related Owner Trustee or Grantor Trustee, as the case may be, to possess first priority perfected security interests in the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Receivables or may limit the amount realized to less than the amount due by the related Obligors. Securityholders may thus be subject to delays in payment and may incur losses on their investment in such Securities as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. See "Certain Information Regarding the Securities -- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

     Except as otherwise described in the related Prospectus Supplement, the activities of each Trust will be limited to (i) acquiring, managing and holding the related Receivables and the other assets contemplated herein and in the related Prospectus Supplement and proceeds therefrom, (ii) issuing the related Securities and making payments and distributions thereon and (iii) engaging in other activities that are necessary, suitable or convenient to accomplish any of the foregoing or are incidental thereto or connected therewith.

     The principal offices of each Grantor Trustee or Owner Trustee and Indenture Trustee, as the case may be, will be specified in the related Prospectus Supplement.

                             PROPERTY OF THE TRUSTS

     Except as otherwise provided in the related Prospectus Supplement, the property of each Trust will primarily consist of a pool of simple interest retail installment sale contracts, originated before the related Initial Cutoff Date in the case of the Initial Receivables and before the related Subsequent Cutoff Date in the case of the Subsequent Receivables, between dealers (the "Dealers") in new and used recreational vehicles and retail purchasers (the "Obligors"), and certain monies due thereunder on and after the related Cutoff Date and amounts on deposit in the related Pre-Funding Account, if any. Except as otherwise provided in the related Prospectus Supplement, the Financed Vehicles will have been manufactured primarily by Fleetwood Enterprises, Inc. The Receivables will be originated by Dealers and subsequently assigned to Fleetwood Credit. All of the Receivables will be serviced by Fleetwood Credit and will evidence the indirect financing made available by Fleetwood Credit to the Obligors. On or before the Closing Date with respect to any Series of Securities, Fleetwood Credit will sell the related Initial Receivables to the Seller which will in turn sell such Initial Receivables to the related Trust. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust from time to time during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the Trust, subject, in the case of any Owner Trust, to the prior rights of the related Indenture Trustee and the Noteholders therein. Neither the Seller nor the Servicer may substitute any other retail installment sale contract for any Receivable sold to a Trust during the term of the related Trust.

     The assets of each Trust will also include: (i) such amounts as from time to time may be held in separate trust accounts to be established and maintained by the Servicer with the related Grantor Trustee or Owner Trustee and Indenture Trustee pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement and Indenture, as the case may be, and the monies on deposit in such accounts as described in the related Prospectus Supplement; (ii) security interests in the related Financed Vehicles and any accessions thereto;
(iii) the right to proceeds from physical damage, credit life and disability insurance policies, if any, covering individual Financed Vehicles or Obligors, as the case may be; (iv) the right to receive proceeds of Dealer repurchase obligations, if any; (v) any Servicer Letter of Credit; (vi) the rights of the Seller under the related Receivables Purchase Agreement and Yield Supplement Agreement, if any; (vii) any property that shall have secured a Receivable and that shall have been acquired by the related Trust; and (viii) any and all proceeds of the foregoing; provided that, with respect to any Series of Notes, the relevant rights and benefits with respect to such property will be assigned by the Seller and the related Owner Trustee, as applicable, to the related Indenture Trustee for the benefit of the related Noteholders. Any Yield Supplement Account will be maintained with the related Indenture Trustee or Grantor Trustee, as the case may be, for the benefit of the related Securityholders. Unless otherwise specified in the related Prospectus Supplement, any Yield Supplement Account will be part of the related Owner Trust but will not be part of the related Grantor Trust. To the extent specified in the related Prospectus Supplement, a Reserve Fund or other form of credit enhancement may be a part of the property of any given Trust or may be held by the related Trustee for the benefit of the related Securityholders.

     With respect to each Receivables Pool, the "Pool Balance" as of the first day of a Collection Period will represent the aggregate principal balance of the related Receivables at the end of the immediately preceding Collection Period, after giving effect to all payments of principal received from or on behalf of Obligors and all payments of principal on Receivables to be repurchased remitted by the Seller or the Servicer, as the case may be, all for such immediately preceding Collection Period. The Pool Balance will be computed by allocating payments on or in respect of the Receivables to principal and to interest using the simple interest method.

     With respect to each Receivables Pool, the Pool Balance as of the related Initial Cutoff Date will equal the Original Pool Balance. With respect to any Trust as to which a Pre-Funding Account has been established, the Pool Balance will be increased during the Funding Period by the aggregate principal balance of Subsequent Receivables conveyed to such Trust as of the related Subsequent Cutoff Dates. Any such additions of Subsequent Receivables will be conditioned on the compliance with the procedures described in the related Receivables Purchase Agreement and Transfer and Servicing Agreement. While any Pre-Funding Account will be established in an amount such that the aggregate principal balance of the Subsequent Receivables to be added to the related Trust will require application of the entire Pre-Funded Amount by the Distribution Date or Payment Date on which the Funding Period is scheduled to terminate, there can be no assurance that a sufficient amount of Subsequent Receivables will be available for such purpose. If the Pre-Funded Amount has not been reduced to zero by the end of any Funding Period, the remaining portion thereof will be distributed to the related Securityholders as a prepayment of principal as described under "Certain Information Regarding the Securities -- Pre-Funding Accounts; Mandatory Prepayment of the Securities".

     Pursuant to agreements between Fleetwood Credit and the Dealers, each Dealer is obligated after origination to repurchase from Fleetwood Credit recreational vehicle receivables that do not meet certain representations and warranties made by such Dealer. Such representations and warranties relate primarily to the origination of such receivables and the perfection of the security interests in the related financed vehicles, and do not typically relate to the creditworthiness of the related Obligors or the collectability of such receivables. Although any Dealer agreements with respect to the Receivables will not be assigned to the related Trustee, each Sale and Servicing Agreement and Pooling and Servicing Agreement will require that any recovery by Fleetwood Credit pursuant to Dealer repurchase obligations be deposited in an account established with respect to the related Trust in satisfaction of the Servicer's repurchase obligations under the related Transfer and Servicing Agreements. It is expected that the assignments of receivables to Fleetwood Credit by Dealers do not generally provide for recourse to the Dealer for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the Dealer's representations and warranties.

                                THE RECEIVABLES

GENERAL


     The Receivables will be purchased by Fleetwood Credit from Dealers in the ordinary course of business. Except as otherwise provided in the related Prospectus Supplement, the Receivables will be selected from Fleetwood Credit's portfolio of recreational vehicle retail installment sale contracts. The Seller will make the following representations and warranties as to the Receivables relating to a particular Prospectus Supplement, on which the related Issuer will rely in acquiring such Receivables. Such representations and warranties will speak as of the execution and delivery of the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in the case of the Initial Receivables, and as of the related Subsequent Transfer Date in the case of the Subsequent Receivables, but will in each case survive the sale, transfer and assignment of the related Receivables to the Issuer and, in the case of an Owner Trust, any subsequent assignment or transfer and the pledge thereof to the Indenture Trustee pursuant to the related Indenture. The following is a list of the material representations and warranties to be made with respect to the
Receivables: (i) each Receivable will be originated in the United States of America; (ii) each Receivable has been validly assigned by Fleetwood Credit in accordance with its terms and subsequently sold by Fleetwood Credit to the Seller; (iii) each Receivable creates or shall create a valid, subsisting and enforceable first priority perfected security interest in favor of Fleetwood Credit in the related Financed Vehicle, which security interest has been assigned by Fleetwood Credit to the Seller and shall be assignable, and shall be so assigned, by the Seller to the related Trustee; each Receivable will have a fixed annual percentage rate ("APR") equal to or greater than the minimum APR set forth in the related Prospectus Supplement; (iv) each Receivable will provide for level monthly payments which provide interest at the related APR and fully amortize the amount financed over an original term no greater than 180 months; (v) no Receivable will be more than 30 days past due as of the related Cutoff Date; (vi) each Receivable complied at the time it was originated or made, and complies at the time of execution of the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit, equal credit opportunity and disclosure laws; (vii) no Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part; (viii) in the case of Obligors in the military service (including an Obligor who is a member of the National Guard or is in the reserves) whose Receivable is subject to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Soldiers' and Sailors' Relief Act"), or the California Military Reservist Relief Act of 1991 (the "Military Reservist Relief Act"), no such Obligor (each, a "Relief Act Obligor") will have made a claim to Fleetwood Credit that (A) the amount of interest on the related Receivable should be limited to 6% pursuant to the Soldiers' and Sailors' Relief Act during the period of such Obligor's active duty status or (B) payments on such Receivable should be delayed pursuant to the Military Reservist Relief Act, in either case unless a court has ordered otherwise upon application of Fleetwood Credit; and (ix) no selection procedures adverse to the related Securityholders have been utilized in selecting the Receivables from those Receivables of Fleetwood Credit that met the foregoing selection criteria.


     Except as otherwise provided in a Prospectus Supplement, interest in respect of the Receivables will accrue on the simple interest method (i.e., the interest portion of each monthly payment will equal the interest on the outstanding principal balance of the related Receivable for the number of days since the most recent payment made on such Receivable and the balance, if any, of such monthly payment will be applied to principal). The Financed Vehicles will consist of motor homes and travel trailers. It is expected that with respect to each Trust, a significant portion of the Receivables will represent financings of recreational vehicles manufactured by Fleetwood Enterprises, Inc. Except in the case of breach of representations by the related Dealer, as described under "Property of the Trusts", it is expected that none of the Receivables will provide for recourse to the Dealer who originated the related Receivable.

     Additional information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, distribution by APR, states of origination and portion of such Receivables Pool secured by new vehicles and by used vehicles.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information concerning the experience of Fleetwood Credit pertaining to delinquencies, repossessions and net losses with respect to new and used recreational vehicle receivables will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

MATURITY AND PREPAYMENT CONSIDERATIONS

     Except as otherwise provided in the related Prospectus Supplement, all of the Receivables will be prepayable at any time without any penalty. If prepayments are received on the Receivables, the actual weighted average life of the Receivables (and, accordingly, the weighted average life of the Securities) can be shorter than the scheduled weighted average life, which is based on the assumption that payments will be made as scheduled and that no prepayments will be made. For this purpose the term "prepayments" includes, among other things, voluntary prepayments by Obligors, regular installment payments made in advance of their scheduled due dates, liquidations due to default, proceeds from physical damage, credit life and credit disability insurance policies and repurchases by the Seller or a Dealer or a purchase by the Servicer, as the case may be, of certain Receivables as described herein. "Weighted average life" means the average amount of time during which each dollar of principal on a Receivable is outstanding. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of the Servicer. In addition, the weighted average life of the Securities of any Series as to which a Pre-Funding Account has been created will be affected by any Mandatory Prepayment under the circumstances described under "Certain Information Regarding the Securities -- Pre-Funding Accounts; Mandatory Prepayment of Securities" and early retirement of any Securities of any Series may be effected by the exercise of the option of the Seller or the Servicer, or any successor to the Servicer, to purchase all of the Receivables comprising the related Receivables Pool when the Pool Balance is 10% or less of the sum of the Original Pool Balance and the aggregate principal balance of all Subsequent Receivables conveyed to the related Trust as of the related Subsequent Cutoff Dates or, if no such entity exercises such option, the solicitation of bids for, and the sale of, the Receivables by the Trustee. See "Certain Information Regarding the Securities -- Termination".


     Fleetwood Credit did not acquire recreational vehicle receivables prior to July 1986. Because recreational vehicle receivables generally amortize over a long period of time, only a small portion of its recreational vehicle receivables portfolio has reached maturity. Accordingly, Fleetwood Credit's experience with respect to recreational vehicle receivables is limited and no prediction can be made as to the rate of prepayments on the Receivables comprising a Receivables Pool in either stable or changing interest rate environments. Except as otherwise provided in the related Prospectus Supplement, Fleetwood Credit is not aware of any publicly available industry statistics that set forth principal prepayment experience for recreational vehicle retail installment sale contracts similar to the Receivables over an extended period of time, and its experience with respect to recreational vehicle receivables included in its portfolio is insufficient to draw any conclusions with respect to the expected prepayment rates of the Receivables.


     In light of the foregoing, there can be no assurance as to the amount of principal payments to be made on the Securities of any Series or class on any Payment Date or Distribution Date since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection

Period. Any reinvestment risk resulting from a faster or slower incidence of prepayment of Receivables and the distribution of such prepayments to Securityholders will be borne entirely by the Securityholders. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related Series of Securities.

PAID-AHEAD RECEIVABLES

     If an Obligor, in addition to making a regularly scheduled monthly payment, makes one or more additional monthly payments in any Collection Period (for example, because the Obligor intends to be on vacation the following month), such additional payments will be treated as a prepayment of principal and applied to reduce the principal balance of the related Receivable in such Collection Period. Unless otherwise requested by the Obligor, the Obligor will not be required to make any scheduled monthly payment in respect of such Receivable (a "Paid-Ahead Receivable") for the number of months corresponding to the number of such additional scheduled monthly payments that were made (the "Paid-Ahead Period"). During the Paid-Ahead Period, interest will continue to accrue on the principal balance of the related Receivable, as reduced by the application of such additional scheduled monthly payments made in the Collection Period in which such Receivable became a Paid-Ahead Receivable. A Paid-Ahead Receivable will not be considered delinquent during the related Paid-Ahead Period. An interest shortfall with respect to each Paid-Ahead Receivable will exist during each Collection Period during the Paid-Ahead Period and the Servicer may be required to make an Advance in respect of such shortfall, as described under "Certain Information Regarding the Securities -- Certain Payments by the Servicer". Notwithstanding the foregoing, no Advances will be made in respect of principal in respect of a Paid-Ahead Receivable.

     Because interest in respect of the Receivables will accrue on the simple interest method, scheduled monthly payments on a Paid-Ahead Receivable paid by an Obligor following the end of the Paid-Ahead Period may be insufficient to cover the interest that has accrued since the last payment was made prior to the Paid-Ahead Period. Notwithstanding such insufficiency, the related Receivable will be considered current. This situation will continue until sufficient payments have been made to cover all accrued interest on such Paid-Ahead Receivable since the beginning of the Paid-Ahead Period and the principal balance of such Receivable is once again being amortized. Depending on the principal balance and APR of the related Paid-Ahead Receivables, and on the number of payments that were paid-ahead, there may be extended periods of time during which Paid-Ahead Receivables that are current are not amortizing. During such periods, no distributions in respect of principal will be made to Securityholders with respect to such Receivables.

     Paid-Ahead Receivables will affect the weighted average lives of the Securities. The distribution of the paid-ahead amount on the Distribution Date following the Collection Period in which such amount was received will generally shorten the weighted average lives of the Securities. However, depending on the length of time during which a Paid-Ahead Receivable is not amortized as described above, the weighted average lives of the Securities may be extended. In addition, to the extent the Servicer makes Advances with respect to a Paid-Ahead Receivable which subsequently goes into default, because liquidation proceeds with respect to such Receivable will be applied first to reimburse the Servicer for such Advances, the loss with respect to such Receivable may be larger than would have been the case had such Advances not been made.

     Fleetwood Credit's portfolio of recreational vehicle installment sale receivables has historically included receivables which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Receivables which may become Paid-Ahead Receivables or the number or the principal amount of the scheduled payments which may be paid-ahead.

RECREATIONAL VEHICLES

     Motor homes are recreational camping and travel vehicles built on or as an integral part of a self-propelled motor vehicle chassis. A motor home may provide kitchen, sleeping and bathroom facilities, is equipped with the ability to store and carry fresh water and sewage and may be one of the following types:

          Motor Home: The living unit has been entirely constructed on a bare, specially designed motor vehicle chassis.

          Van Camper: A panel-type truck to which the manufacturer adds any two of the following conveniences: sleeping, kitchen and toilet facilities. The manufacturer also adds 110-volt hookup, fresh water storage, city water hookup and top extension to provide more headroom.

          Mini Motor Home: This unit is built on an automotive manufactured van frame with an attached cab section having a gross vehicle weight rating of 6,500 pounds or more, with an overall height of less than eight feet. The manufacturer completes the body section containing the living area and attaches it to the cab section.

          Compact Motor Home: This unit is built on an automotive manufactured cab and chassis having a gross vehicle weight rating of less than 6,500 pounds. It may provide any or all of the conveniences of the larger units.

     Travel trailers are trailers designed to be towed by a motorized vehicle (e.g., automobile, van or pickup truck) and are of such size and weight as not to require a special highway movement permit. A travel trailer is designed to provide temporary living quarters for recreational, camping or travel use, does not require permanent on-site hookup and can be one of the following types:

          Conventional Travel Trailer: This unit ranges typically from 12 feet to 35 feet in length, and is towed by means of a bumper or frame hitch attached to the towing vehicle.

          Park Trailer: These are designed for seasonal or temporary living. When set up, the unit may be connected to utilities necessary for operation of installed fixtures and appliances. The unit is built on a single chassis mounted on wheels. Park trailers are no more than 40 feet in overall body length and no more than 12 feet in overall body width when in the traveling mode. The unit is designed for set-up by persons without special skills using only hand tools which may include lifting, pulling or supporting devices.

          Fifth-Wheel Travel Trailer: This unit can be equipped the same as the conventional travel trailer, but is constructed with a raised forward section that allows a bi-level floor plan. This style is designed to be towed by a vehicle equipped with a device known as a fifth-wheel hitch.

          Folding Camping Trailer: This is a vehicular portable unit mounted on wheels and constructed with collapsible partial sidewalls which fold for towing by another vehicle and unfold at the campsite to provide temporary living quarters for recreational, camping or travel use.

          Slide-In Camper: This is a portable unit designed to be loaded onto and unloaded from the bed of a pickup truck, constructed to provide temporary living quarters for recreational travel or camping use.

                              YIELD CONSIDERATIONS

     Interest will be payable on the Notes of any Series or class at the related Interest Rate, to the extent and on the Payment Dates specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, interest on the Receivables will be distributed to holders of Owner Certificates or Grantor Certificates of any Series on each Distribution Date to the extent set forth in the related Prospectus Supplement at the related PassThrough Rate specified therein applied to the Certificate Balance of such class, as of the first day of the immediately preceding Collection Period (after giving effect to distributions of principal to be made on the Distribution Date in such immediately preceding Collection Period) or, in the case of the first Distribution Date, applied to the Original Certificate Balance of such class. In the case of each payment of principal on a Receivable, the related Owner Certificateholders and Grantor Certificateholders will receive interest for the full month, in part from the Non-Reimbursable Payment by the Servicer. See "Certain Information Regarding the Securities -- Certain Payments by the Servicer".

     The Receivables will have different APRs, and the APR of some of the Receivables may be less than the Required Rate. Because any Yield Supplement Account will be created with an initial deposit of an amount equal to the Maximum Initial Yield Supplement Amount in respect of the Initial Receivables and any related Yield Supplement Agreement will require Fleetwood Credit to deposit an amount equal to the Maximum

Subsequent Yield Supplement Amount in respect of the Subsequent Receivables, if any, disproportionate rates of prepayments between Receivables with higher and lower APRs should not affect the yield to Securityholders on the principal balance of the outstanding Securities of any Series.

     Except as otherwise provided in the related Prospectus Supplement, the effective yields to Securityholders will be below the yields otherwise produced by the Interest Rate or Pass-Through Rate, as the case may be, for the related class of Securities because the distribution of principal and of interest that accrues on the underlying Receivables in respect of any Collection Period will not be made until the related Payment Date or Distribution Date, as applicable, which will not be earlier than the fifteenth day of the following month unless otherwise specified in the related Prospectus Supplement.

     Any class of subordinated Securities will provide limited protection against losses on the Receivables to one or more other classes of Securities. Accordingly, the yield on such subordinated Securities may be extremely sensitive to the loss experience of the related Receivables Pool and the timing of any such losses. If the actual rate and amount of losses experienced by such Receivables Pool exceed the rate and amount of such losses assumed by an investor, the yield to maturity on such subordinated Securities may be lower than anticipated.

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Notes indicating the remaining outstanding principal amount of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal amount of such class of Notes. The "Certificate Pool Factor" for each class of Owner Certificates or Grantor Certificates, as the case may be, will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the related Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 as of the related Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Owner Certificates or Grantor Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal amount of the related class of Notes will be the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor at the time of determination. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Owner Certificates or Grantor Certificates, as the case may be, will be the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor at the time of determination.

     Unless otherwise provided in the related Prospectus Supplement, the Noteholders, with respect to any Owner Trust, will receive reports on or about each Payment Date concerning payments received on the Receivables, the Pool Balance, each Note Pool Factor and various other items of information, and the Owner Certificateholders or Grantor Certificateholders, as the case may be, with respect to any Trust will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance, each Certificate Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Statements to Securityholders".

                                USE OF PROCEEDS

     Unless otherwise provided in the related Prospectus Supplement, the net proceeds to be received by the Seller from the sale of the Securities will be applied to the purchase of the Initial Receivables from Fleetwood Credit pursuant to the related Receivables Purchase Agreement and to the funding of any Pre-Funding Account up to the Pre-Funded Amount, which monies will be applied to purchase Subsequent Receivables pursuant to the related Transfer and Servicing Agreements.

                                   THE SELLER

     The Seller was incorporated in the State of California on January 15, 1991 as a wholly owned, limited purpose subsidiary of Fleetwood Credit. The principal executive offices of the Seller are located at 22840 Savi Ranch Parkway, Yorba Linda, California 92687. Its telephone number is (714) 921-3400.

     The Seller was organized principally for the purpose of purchasing recreational vehicle retail installment sale contracts from Fleetwood Credit and transferring such retail installment sale contracts to third parties in connection with its activities as a limited purpose subsidiary of Fleetwood Credit. The Seller's Articles of Incorporation limit the activities of the Seller to the above purposes and to any activities incidental thereto.

                                  THE SERVICER

GENERAL


     Fleetwood Credit was incorporated in the State of California on December 31, 1985, and is a wholly owned subsidiary of First Capital, which acquired Fleetwood Credit from Fleetwood Enterprises, Inc. in May 1996. Prior to April 7, 1998, First Capital was a majority indirect-owned subsidiary of Ford Motor Company. On April 7, 1998, Ford distributed to its stockholders all of its shares in First Capital in a tax-free distribution. Effective with such distribution, First Capital is no longer a subsidiary of Ford. Fleetwood Credit's principal activities are the financing of the acquisition by Dealers for resale of various new recreational vehicles, a significant portion of which to date have been manufactured by Fleetwood Enterprises, and used recreational vehicles acquired in the ordinary course of business and the acquisition from such Dealers of installment obligations with respect to the sale of such recreational vehicles.


     The principal executive offices of Fleetwood Credit are located at 22840 Savi Ranch Parkway, Yorba Linda, California 92687. Its telephone number is (714) 921-3400.

ORIGINATION AND SERVICING


     Fleetwood Credit purchases retail installment sale contracts secured by new and used recreational vehicles from Dealers located throughout the United States. In keeping with the practice of Fleetwood Credit, the Receivables will be originated by Dealers in accordance with Fleetwood Credit's requirements under agreements with such Dealers. The Receivables will be purchased in accordance with Fleetwood Credit's underwriting standards, which emphasize the prospective purchaser's ability to pay and creditworthiness, as well as the asset value of the recreational vehicle to be financed. Applications submitted to Fleetwood Credit must list sufficient information to process the application, including the applicant's income, residential status, monthly mortgage or rent payment and other personal information. Upon receipt of an application, Fleetwood Credit obtains a credit report from an independent credit bureau. The credit report is reviewed by Fleetwood Credit to determine the applicant's current credit status and past credit performance. Factors considered negative generally include past due credit, repossessions, loans charged off by other lenders and previous bankruptcy. Positive factors such as amount of credit and favorable payment history are also considered.



     The credit decision is made utilizing a credit scoring system and other considerations. The credit scoring system includes an assessment of residence and employment stability and credit bureau information. Other considerations include income requirements and the ratio of income to total debt. An assessment is made of the relative degree of credit risk indicated by these criteria pursuant to Fleetwood Credit's automated processing system. The system will recommend approval of applicants scoring above a predetermined threshold and will recommend rejection for scores below that level, although the underwriting staff for the appropriate region has the ultimate approval or rejection authority.



     Fleetwood Credit retail installment sale contract requires that obligors maintain specific levels and types of insurance coverage, including physical damage insurance, to protect the related recreational vehicle against loss. At the time of purchase, an obligor signs a statement which indicates that he either has or will have the necessary insurance, and which shows the name and address of the insurance company along with a description of the type of coverage. Obligors are generally required to provide Fleetwood Credit with evidence of compliance with the foregoing insurance requirements; however, Fleetwood Credit performs no ongoing verification of such insurance coverage.



     The amount of a retail installment sale contract secured by a new or used recreational vehicle generally will not exceed 120% of the dealer invoice cost of the related recreational vehicle plus optional features at the dealer cost, sales tax, title and registration fees, insurance premiums for credit life and credit disability insurance and certain fees for extended service contracts.



YEAR 2000 COMPLIANCE



     The inability of computers, software and other equipment utilizing microprocessors to recognize and properly process date fields containing a two digit year is commonly referred to as the Year 2000 Compliance issue. As the year 2000 approaches, such systems may be unable to accurately process certain date-based information.



     Fleetwood Credit has identified all significant applications that will require modification to ensure Year 2000 Compliance. Internal and external resources are being used to make the required modifications and test Year 2000 Compliance. The modification process of all significant applications is substantially complete. Fleetwood Credit plans on completing the testing process of all significant applications by December 31, 1998.



     In addition, Fleetwood Credit has communicated with others with whom it does significant business to determine their Year 2000 Compliance readiness and the extent to which Fleetwood Credit is vulnerable to any third party Year 2000 issues. However, there can be no guarantee that the systems of other companies on which Fleetwood Credit's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Fleetwood Credit's systems, would not have a material adverse effect on Fleetwood Credit.



     The total cost to Fleetwood Credit of these Year 2000 Compliance activities has not been and is not anticipated to be material to its financial position or results of operations in any given year. These costs and the date on which Fleetwood Credit plans to complete the Year 2000 modification and testing processes are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ from those plans.


                                   THE NOTES

GENERAL

     Each Owner Trust will issue one or more classes of Notes pursuant to an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A copy of the Indenture (without exhibits) may be obtained by Noteholders upon request in writing to the Indenture Trustee at its Corporate Trust Office. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the related Notes and Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

     Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository"). Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".

DISTRIBUTIONS ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a Series will be described in the related Prospectus Supplement. The rights of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other classes of Notes of such Series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. If so provided in the related Prospectus Supplement, a Series of Notes may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a Series or the method for determining such Interest Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If so specified in the related Prospectus Supplement, one or more classes of Notes of a Series may have fixed principal payment schedules. Noteholders will be entitled to receive as payments of principal on any Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement. One or more classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including from amounts on deposit in the Pre-Funding Account at the end of the Funding Period, if any, or as a result of the sale of the related Receivables Pool.

     Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a Series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on a Payment Date, in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such Series. See "Certain Information Regarding the Securities -- Distributions on the Securities" and "-- Credit and Cash Flow Enhancement".

     In the case of a Series of Notes that includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

CERTAIN PROVISIONS OF THE INDENTURE

     Events of Default; Rights upon Event of Default. Unless otherwise specified in the related Prospectus Supplement, "Events of Default" in respect of a Series of Notes under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the related Trust made in such Indenture and the continuation of any such default for a period of 60 days after notice thereof is given to the related Trust by the applicable Indenture Trustee or to such Owner

Trust and the related Indenture Trustee by the holders of Notes representing more than 25% of the voting interests thereof, voting together as a single class; (iv) any representation or warranty made by such Owner Trust in the related Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Owner Trust by the applicable Indenture Trustee or to such Owner Trust and such Indenture Trustee by the holders of Notes representing more than 25% of the voting interests thereof, voting together as a single class; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of such Owner Trust. The amount of principal required to be paid to Noteholders of any Series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of not less than a majority in principal amount of the outstanding Notes, voting together as a single class, may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of not less than a majority in principal amount of such outstanding Notes, voting together as a single class.

     If the Notes of any Series are declared due and payable following an Event of Default, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on the property of the related Owner Trust, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Owner Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, the Indenture Trustee will be prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such Series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of sale of the Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of not less than 66 2/3% of the aggregate outstanding amount of such Notes. Following a declaration of acceleration upon an Event of Default, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal amounts and (ii) repayment in full of the accrued interest on the Notes and any such payments will be made prior to any further payment of interest on the related Owner Certificates or in respect of the Certificate Balance of such Owner Certificates.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of Notes of such Series representing not less than 51% of the voting interests thereof, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the related Indenture Trustee, and the holders of Notes representing not less than 51% of the voting interests thereof, voting together as a single class, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of the holders of all outstanding Notes.

     Unless otherwise specified in the related Prospectus Supplement, no holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default; (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such Series, voting together as a single class, have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee; (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity; (iv) such Indenture Trustee has for 60 days failed to institute such proceeding; and
(v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes, voting together as a single class.

     If the Indenture Trustee knows that an Event of Default has occurred and is continuing, the Indenture Trustee will mail to each related Noteholder notice of the Event of Default within 30 days after obtaining knowledge of such Event of Default. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold such notice if and so long as it determines in good faith that withholding the notice is in the interests of Noteholders.

     Certain Covenants. Each Indenture will provide that the related Owner Trust may not consolidate with or merge into any other entity, unless, among other things, (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia; (ii) such entity expressly assumes such Owner Trust's obligation to make due and punctual payments upon the Notes of the related Series and the performance or observance of every agreement and covenant of such Owner Trust under the Indenture; (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation; (iv) such Owner Trust has been advised by each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the related Series of Notes or any class of the related Owner Certificates; and (v) such Owner Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Owner Trust or to any related Noteholder or Owner Certificateholder.

     Each Owner Trust will not, among other things, (i) except as expressly permitted by the related Indenture, the related Transfer and Servicing Agreements or certain related documents with respect to such Owner Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Owner Trust; (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Owner Trust; (iii) dissolve or liquidate in whole or in part; (iv) permit the validity or effectiveness of such Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby; (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Owner Trust or any part thereof, or any interest therein or the proceeds thereof; or (vi) permit the lien of the related Indenture not to constitute a valid first priority security interest in the assets of such Owner Trust.

     Each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Owner Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Owner Trust, neither the related Indenture Trustee nor the related Owner Trustee in its individual capacity, nor any holder of an Owner Certificate representing an ownership interest in such Owner Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Owner Trust contained in the related Indenture.

     No Owner Trust may engage in any activity other than as described herein or in the related Prospectus Supplement. No Owner Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

     Satisfaction and Discharge of Indenture. Each Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

                             THE OWNER CERTIFICATES

GENERAL

     Each Owner Trust will issue one or more classes of Owner Certificates pursuant to a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the related Owner Certificates and Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this Summary.

     Unless otherwise specified in the related Prospectus Supplement, each class of Owner Certificates will initially be represented by one or more certificates registered in the name of the Depository. Unless otherwise specified in the related Prospectus Supplement, the Owner Certificates will be available for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".

DISTRIBUTIONS ON THE OWNER CERTIFICATES

     The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Owner Certificates of a Series will be described in the related Prospectus Supplement. Distributions of interest on such Owner Certificates will be made on the Distribution Dates specified in the related Prospectus Supplement and will be made prior to distributions with respect to principal of such Owner Certificates. To the extent provided in the related Prospectus Supplement, a Series of Owner Certificates may include one or more classes of Strip Certificates entitled to
(i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. Each class of Owner Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Owner Certificates of a Series or the method for determining such Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Owner Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of any class of Owner Certificates will be subordinated to payments in respect of the Notes as more fully described in the related Prospectus Supplement.

     In the case of a Series of Owner Certificates that includes two or more classes, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Owner Certificates of a Series will be subordinated to payments in respect of the Notes of such Series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Owner Certificates will be made on a pro rata basis among all the Owner Certificates of such class.

     Each Trust Agreement will provide that the applicable Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Owner Trust without the unanimous prior approval of all Owner Certificateholders and the delivery to such Owner Trustee by each such

Owner Certificateholder of a certificate certifying that such Owner Certificateholder reasonably believes that such Owner Trust is insolvent.

                            THE GRANTOR CERTIFICATES

GENERAL

     Each Grantor Trust will issue one or more classes of Grantor Certificates pursuant to a Pooling and Servicing Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A copy of the Pooling and Servicing Agreement (without exhibits) may be obtained by Grantor Certificateholders upon request in writing to the Grantor Trustee at its Corporate Trust Office. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the related Grantor Certificates and Pooling and Servicing Agreement. Where particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

     Unless otherwise specified in the related Prospectus Supplement, each class of Grantor Certificates will initially be represented by one or more certificates registered in the name of the Depository. Unless otherwise specified in the related Prospectus Supplement, the Grantor Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".

DISTRIBUTIONS ON THE GRANTOR CERTIFICATES

     The timing and priority of distributions, Pass-Through Rates and amount of or method of determining distributions with respect to principal and interest on the Grantor Certificates of any Series will be described in the related Prospectus Supplement. Interest will be distributed to the holders of the Grantor Certificates on the Distribution Dates specified in the related Prospectus Supplement and will be made prior to distributions with respect to principal unless otherwise specified therein. Each class of Grantor Certificates may have a different Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Grantor Certificates, or the initial Pass-Through Rate and the method for determining such Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Grantor Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of interest on and principal of any class of Grantor Certificates will be made on a pro rata basis among all of the Grantor Certificates of such class.

     Unless otherwise specified in the related Prospectus Supplement, each class of Grantor Certificates will be entitled to monthly distributions of a portion of all payments received by the Servicer during the related Collection Period allocable to principal on or in respect of the related Receivables. Each Grantor Certificate will represent the fractional undivided interest in the related Grantor Trust specified in the related Prospectus Supplement. Thus, if two classes of Grantor Certificates are issued by a Grantor Trust, in general, the Senior Certificateholders and Subordinated Certificateholders will be entitled to receive, on each Distribution Date, specified percentages (respectively, the "Senior Percentage" and the "Subordinated Percentage") of all payments allocated to principal on or in respect of the related Receivables collected by the Servicer during the related Collection Period plus a full month's interest at the related Pass-Through Rate on the Certificate Balance of the Senior Certificates or the Subordinated Certificates, as the case may be, in each case as of the first day of such Collection Period (after giving effect to distributions of principal to be made on the Distribution Date occurring during such Collection Period).

     Unless otherwise specified in the related Prospectus Supplement, if two or more classes of Grantor Certificates are issued, the rights of the holders of the Subordinated Certificates to receive distributions of principal will be subordinated to the rights of the holders of the Senior Certificates to receive distributions of interest and principal to the extent described in the related Prospectus Supplement.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, each class of Securities offered hereby will be represented by one or more certificates registered in the name of Cede, as nominee of DTC. Unless otherwise specified in the related Prospectus Supplement, Security Owners may hold beneficial interests in Securities through DTC (in the United States) or Cedel or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     No Security Owner will be entitled to receive a certificate representing such person's interest in the Securities, except as set forth below. Unless and until Securities of a class are issued in fully registered certificated form ("Definitive Securities") under the limited circumstances described below, all references herein to actions by Noteholders, Certificateholders or Securityholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Noteholders, Certificateholders or Securityholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Securities, for distribution to Securityholders in accordance with DTC procedures. As such, it is anticipated that the only Noteholder, Certificateholder or Securityholder will be Cede, as nominee of DTC. Security Owners will not be recognized by the related Trustee as Noteholders, Certificateholders or Securityholders as such terms will be used in the relevant agreements, and Security Owners will only be permitted to exercise the rights of holders of Securities of the related class indirectly through DTC and DTC Participants, as further described below.

     Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel participant on such business day. Cash received in Cedel or Euroclear as a result of sales of Securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the Commission.

     Security Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the Securities may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the Securities on DTC's records. The ownership interest of each Security Owner will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the Securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of Security Owners.

     To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC will be registered in the name of Cede, a nominee of DTC. The deposit of Securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Security Owners and its records will reflect only the identity of the DTC Participants to whose accounts such Securities are credited, which may or may not be the Security Owners. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Securities of a Series are held in book-entry form, Security Owners will not have access to the list of Security Owners of such Series, which may impede the ability of Security Owners to communicate with each other.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of and interest on the Securities. DTC Participants and Indirect DTC Participants with which Security Owners have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

     DTC's practice is to credit DTC Participants' accounts on each Payment Date or Distribution Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant and not of DTC, the related Owner Trustee, Indenture Trustee or Grantor Trustee (or any paying agent appointed thereby), the Seller or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on each class of Securities to DTC will be the responsibility of the related Owner Trustee, Indenture Trustee or Grantor Trustee (or any paying agent), disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to the related Security Owners will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Security Owners may experience some delay in their receipt of payments. DTC will forward such payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Security Owners.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Security Owner to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC has advised the Seller that it will take any action permitted to be taken by a Securityholder only at the direction of one or more DTC Participants to whose account with DTC the Securities are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Securityholders' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

     Neither DTC nor Cede will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the related Owner Trustee, Indenture Trustee or Grantor Trustee as soon as possible after any applicable Record Date for such a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Securities offered hereby. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by The Chase Manhattan Bank Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to a Series of Securities offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences". Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Except as required by law, none of the Servicer, the Seller or the related Owner Trustee, Indenture Trustee or Grantor Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

     Unless otherwise stated in the related Prospectus Supplement, Definitive Securities representing the Securities of any Series or class will be issued to Security Owners or their respective nominees only if (i) the related Administrator, in the case of an Owner Trust, or the Seller, in the case of a Grantor Trust, advises the related Trustee that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related Securities, and the Administrator or the Seller, as the case may be, is unable to locate a qualified successor, (ii) the Administrator or the Seller, as the case may be, at its option, advises the related Trustee that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or Servicer Default, Security Owners evidencing not less than 51% of the voting interests of the related Securities, voting together as a single class, advise DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the related Security Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the related Owner Trustee will be required to notify the related Security Owners, through Participants, and the Indenture Trustee or Grantor Trustee, as the case may be, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all Securities of any affected class and the receipt of instructions for re-registration, the applicable Trustee will issue Definitive Securities to the related Security Owners.

     Distributions on the Definitive Securities will thereafter be made by the related Trustee directly to holders of the Definitive Securities in accordance with the procedures set forth herein and to be set forth in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as the case may be. Interest payments and any principal payments on the related Securities on each Distribution Date will be made to holders in whose names the Definitive Securities were registered at the close of business on the Record Date with respect to such Distribution Date. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the related Trust Agreement, Indenture or Pooling and Servicing Agreement, as the case may be. The final payment on any Securities (whether Definitive Securities or Securities registered in the name of a Depository or its nominee), however, will be made only upon presentation and surrender of such Securities at the office or agency specified in the notice of final distribution to Securityholders. The related Owner Trustee, Indenture Trustee or Grantor Trustee (or the related paying agent) will provide such notice to registered Securityholders prior to the date of such final distribution as will be provided in the related Trust Agreement, Indenture or Pooling and Servicing Agreement.

     Definitive Securities will be transferable and exchangeable at the offices of the related Owner Trustee, Indenture Trustee or Grantor Trustee (or any security registrar appointed thereby), as set forth in the related Trust Agreement, Indenture or Pooling and Servicing Agreement, as the case may be. No service charge will be imposed for any registration of transfer or exchange, but such Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SALE AND ASSIGNMENT OF THE RECEIVABLES

     The Initial Receivables. On or prior to the Closing Date pursuant to the related Receivables Purchase Agreement, Fleetwood Credit will sell and assign to the Seller, without recourse, its entire interest in and to the related Initial Receivables, including its security interests in the related Initial Financed Vehicles. At the time of initial issuance of the related Securities, the Seller will sell and assign to the related Owner Trustee or Grantor Trustee, as the case may be, without recourse, all of its right, title and interest in and to such Initial Receivables, including its security interests in such Initial Financed Vehicles. Each Initial Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement and Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be (the "Schedule of Receivables"). Concurrently with the sale and assignment of such Initial Receivables to the related Owner Trustee or Grantor Trustee pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, such Owner Trustee or Grantor Trustee will execute, authenticate and deliver (or cause the Indenture Trustee to execute, authenticate and deliver) the related Securities to the Seller in exchange therefor. The net proceeds received by the Seller from the sale of the Securities will be applied to the purchase of the Initial Receivables and to the deposit of the Pre-Funded Amount into any Pre-Funding Account established with respect to the related Trust.

     The Subsequent Receivables. With respect to any Trust as to which a Pre-Funding Account is established, during the Funding Period, pursuant to the related Receivables Purchase Agreement, Fleetwood Credit will be obligated to sell and the Seller will be obligated to purchase, Subsequent Receivables having an aggregate principal balance as of the related Subsequent Cutoff Dates not to exceed the Pre-Funded Amount. On each Subsequent Transfer Date, Fleetwood Credit will sell and assign to the Seller, without recourse, its entire right, title and interest in and to the Subsequent Receivables, including its security interests in the Subsequent Financed Vehicles. Each Subsequent Receivable will be identified in a supplement to the Schedule of Receivables. Unless otherwise specified in the related Prospectus Supplement, the purchase price to be paid to Fleetwood Credit for each Subsequent Receivable will equal the principal amount thereof as of the related Subsequent Cutoff Date. Pursuant to the related Transfer and Servicing Agreements, the Seller will in turn sell the Subsequent Receivables to the related Owner Trustee or Grantor Trust, as the case may be. In connection with each purchase of Subsequent Receivables, such Trust will be required to pay to the Seller an amount equal to the amount paid by the Seller to Fleetwood Credit for such Subsequent Receivables, which purchase price will be paid from monies on deposit in the related Pre-Funding Account. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, the related Pool Balance will increase in an amount equal to the aggregate principal balance of such Subsequent Receivables as of the related Subsequent Cutoff Date. Coincident with each such transfer of Subsequent Receivables, the related Yield Supplement Agreement, if any, will require Fleetwood Credit to deposit into the related Yield Supplement Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of such Subsequent Receivables.

     Each conveyance of Subsequent Receivables will be subject to the following conditions, among others: (i) such Subsequent Receivables must satisfy the eligibility criteria described under "Representations and Warranties"; (ii) such Subsequent Receivables will not have been selected by either Fleetwood Credit or the Seller in a manner that it believes is adverse to the interests of the related Securityholders; (iii) the weighted average APR of the Receivables (including the Subsequent Receivables) is not less than the minimum APR specified in the related Prospectus Supplement; (iv) the weighted average remaining term of the Receivables (including the Subsequent Receivables) as of the related Subsequent Transfer Date is not greater than the maximum weighted average remaining term specified in the related Prospectus Supplement; (v) neither the Seller nor the related Owner Trustee or Grantor Trustee, as the case may be, shall have been advised by any nationally recognized statistical rating agency by whom a rating has been assigned to any class of Securities of the related Series at the request of the Seller (each, a "Rating Agency") that the conveyance of such Subsequent Receivables will result in a qualification, modification or withdrawal of its then-current rating of any such class of Securities; and (vi) the related Owner Trustee or Grantor Trustee, as the case may be, shall have received certain opinions of counsel as to, among other things, the enforceability and validity of the Transfer Agreement relating to such conveyance of Subsequent Receivables. The Funding Period will not exceed 90 days, and the aggregate principal balance of the Subsequent Receivables to be conveyed to the related Trust during the related Funding Period will not exceed 25% of the Original Principal Balance of the Securities of the related Trust.

     Because in each case the Subsequent Receivables will be originated after the Initial Receivables, following their conveyance to a Trust, the aggregate characteristics of the Receivables Pool, including the Subsequent Receivables, may vary from those of the Initial Receivables.

     Representations and Warranties. In each Receivables Purchase Agreement, Fleetwood Credit will represent and warrant to the Seller, and, in the related Transfer and Servicing Agreements, the Seller will represent and warrant to the related Owner Trustee or Grantor Trustee, as the case may be, among other things, that, on the related Closing Date (with respect to the Initial Receivables and Initial Financed Vehicles) and on each Subsequent Transfer Date (with respect to the related Subsequent Receivables and Subsequent Financed Vehicles): (i) the information set forth in the related Schedule of Receivables with respect to the related Receivables is correct in all material respects;
(ii) the Obligor on each such Receivable is required to maintain physical damage insurance covering the related Financed Vehicle in accordance with Fleetwood Credit's normal requirements; (iii) to its knowledge, on the Closing Date or the related Subsequent Transfer Date, as the case may be, the transferred Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims against Fleetwood Credit or the Seller, as the case may be, have been asserted or threatened; (iv) on the Closing Date or the related Subsequent Transfer Date, each of the transferred Receivables is secured by a first priority perfected security interest in the related Financed Vehicle in favor of Fleetwood Credit; (v) each transferred Receivable, at the time it was originated, complied and, on the Closing Date or the related Subsequent Transfer Date, as the case may be, complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and (vi) the related Obligor has not been identified by Fleetwood Credit as being a Relief Act Obligor.

     Repurchase of Certain Receivables by the Seller. As of the second (or, if the Seller so elects, the first) Record Date following the discovery by or notice to the Seller of a breach of any such representation or warranty that materially and adversely affects the interests of the related Securityholders in a Receivable, the Seller, unless it cures the breach, will repurchase such Receivable from the related Trust and, pursuant to the related Receivables Purchase Agreement, Fleetwood Credit will purchase such Receivable from the Seller, at a price equal to the unpaid principal balance owed by the Obligor plus interest thereon at a rate equal to the Required Rate to the last day of the month of repurchase (the "Repurchase Amount"). This repurchase obligation will constitute the sole remedy available to the Securityholders, the related Owner Trustee or Grantor Trustee, as the case may be, and, in the case of Owner Securities, the related Indenture Trustee, for any such uncured breach. The obligation of the Seller to repurchase a Receivable will not be conditioned on performance by Fleetwood Credit of its obligation to repurchase such Receivable from the Seller pursuant to the related Receivables Purchase Agreement.

SERVICING PROCEDURES

     To assure uniform quality in servicing the Receivables and the Servicer's own portfolio of recreational vehicle receivables and to reduce administrative costs, each Owner Trustee, Indenture Trustee and Grantor

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

Trustee will appoint the Servicer as custodian of the Receivables for the related Trust. The Receivables will not be physically segregated from other recreational vehicle retail installment sale contracts of the Servicer, or those which the Servicer services for others, to reflect the transfer to the Trust. However, the Servicer's accounting records and computer systems will reflect the sale and assignment of the Receivables to the related Trust, and UCC financing statements reflecting each such sale and assignment will be filed. See "Certain Legal Aspects of the Receivables -- General".

     The Servicer will in each case make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the related Transfer and Servicing Agreements, will continue such collection procedures as it follows with respect to comparable recreational vehicle retail installment sale contracts it services for itself and others. See "Certain Legal Aspects of the Receivables". Consistent with its normal procedures, the Servicer may, in its discretion, arrange with an Obligor to extend or modify the payment schedule on any Receivable. Notwithstanding the foregoing, the Servicer may not extend the stated maturity of such Receivable beyond the scheduled maturity of the Receivable having the latest scheduled maturity as of the related Subsequent Cutoff Date. Such arrangements may result in the Servicer being required to repurchase such Receivable for the Repurchase Amount, or to make an Advance in respect of such Receivable, without any reimbursement therefor. The Servicer will follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivable with respect to which it determines that eventual payment in full is unlikely. The Servicer may sell the related Financed Vehicle securing any such Receivable at a public or private sale, or take any other action permitted by applicable law.

THE TRUST ACCOUNTS

     With respect to each Owner Trust, the Servicer will establish and maintain with (i) the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Owner Securityholders, into which all payments made on or in respect of the related Receivables will be deposited (the "Owner Collection Account"), (ii) such Indenture Trustee an account, in the name of the Indenture Trustee on behalf of the related Noteholders, into which amounts released from the Owner Collection Account and any related Trust Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account") and (iii) the related Owner Trustee an account, in the name of the Owner Trustee on behalf of the related Owner Certificateholders, into which amounts released from the Owner Collection Account and any Trust Account or other credit enhancement for distribution to such Owner Certificateholders will be deposited and from which all distributions to such Owner Certificateholders will be made (the "Owner Certificate Distribution Account"). With respect to each Grantor Trust, the Servicer will establish and maintain with the related Grantor Trustee an account, in the name of the Grantor Trustee on behalf of the related Grantor Certificateholders, into which all payments made on or in respect of the related Receivables and amounts released from any related Trust Account or other credit enhancement for payment to such Grantor Certificateholders will be deposited and from which all distributions to such Grantor Certificateholders will be made (the "Grantor Collection Account" and, together with the Owner Collection Account, the "Collection Accounts").

     Any other accounts to be established with respect to a Trust, including any Pre-Funding Account, Yield Supplement Account or Reserve Fund, will be described in the related Prospectus Supplement.

     For each Series of Securities, funds in any related Collection Account, Note Distribution Account, Owner Certificate Distribution Account, Pre-Funding Account, Reserve Fund, Yield Supplement Account or other accounts identified in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, in Permitted Investments. "Permitted Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related Securities. Except as described below or in the related Prospectus Supplement, Permitted Investments will be limited to obligations or securities that mature on or before the related Deposit Date. However, to the extent permitted by the Rating Agencies, funds in any Reserve Fund may be invested in securities that will not mature prior to the next Payment Date with respect to such Notes and will not be sold to meet any shortfalls. Thus, the amount

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

on deposit in any Reserve Fund at any time may be less than the balance of the Reserve Fund. If the amount required to be withdrawn from any Reserve Fund to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount on deposit in the Reserve Fund, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the related Notes or Certificates. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, other than the Pre-Funding Account, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Note Distribution Account or Owner Certificate Distribution Account (with respect to each Owner Trust) or Grantor Collection Account (with respect to each Grantor Trust) on each Deposit Date, as the case may be, and shall be treated as collections of interest on the related Receivables.

     Except as otherwise provided in the related Prospectus Supplement, each Trust Account shall be maintained with the related Indenture Trustee or Grantor Trustee, as the case may be, so long as such Trustee has short-term credit ratings (the "Required Deposit Ratings") at least equal to Prime-1 by Moody's Investors Service, Inc. ("Moody's") and A-1+ by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") or each Trust Account shall be maintained in a non-interest bearing segregated trust account for the benefit of the Securityholders, located in the corporate trust department of a depository institution or trust company having corporate trust powers (which may include such Trustee). If the short-term unsecured debt obligations of such Trustee are not rated at least equal to the Required Deposit Ratings, the Servicer will, with the assistance of such Trustee, as necessary, cause each Trust Account to be moved to a depository institution or trust company whose short-term unsecured debt obligations are rated at least equal to the Required Deposit Ratings or moved to a segregated trust account located in a corporate trust department of a depository institution or trust company as described above.

COLLECTIONS

     Unless otherwise specified in the related Prospectus Supplement, except under the circumstances described in the immediately succeeding paragraph, the Servicer will deposit all payments on or in respect of the Receivables comprising a Receivables Pool received from or on behalf of the related Obligors and all proceeds of such Receivables collected during each Collection Period into the related Collection Account not later than two Business Days after receipt thereof. Notwithstanding the foregoing, such deposits and collections in respect of a Collection Period may be remitted to the related Collection Account by the Servicer on a monthly basis not later than each Deposit Date if (i) so long as Fleetwood Credit is the Servicer and its short-term unsecured debt obligations are rated at least equal to Prime-1 by Moody's and A-1 by Standard & Poor's (the "Required Servicer Ratings") or (ii) the Servicer obtains a letter of credit, surety bond or insurance policy (the "Servicer Letter of Credit") as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, under which demands for payment will be made to secure timely remittance of monthly collections to the related Collection Account and, in the case of either clause (i) or (ii) above, the related Trustee is provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of its then-current rating of any class of Securities of such Series. In the event that the Servicer is permitted to make remittances of collections to the related Collection Account on a monthly basis pursuant to satisfaction of either of the conditions described above, the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, will be modified, to the extent necessary to reflect such change in the timing of such remittances, without the consent of any Securityholder. The Seller or the Servicer, as the case may be, will remit the aggregate Repurchase Amount of any Receivables to be repurchased from the related Trust into the related Collection Account on or before the related Deposit Date. Pending deposit into a Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, the related Securityholders might incur a loss.

     To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to

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

secure timely remittances of collections on the related Receivables and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the Servicer.

PRE-FUNDING ACCOUNTS; MANDATORY PREPAYMENT OF SECURITIES

     Pre-Funding Accounts. In connection with any Trust, the Servicer may establish an account in the name of the related Indenture Trustee or Grantor Trustee, as the case may be, for the benefit of the holders of Securities of the related Series into which the Pre-Funded Amount will be deposited on the Closing Date from the net proceeds received from the sale of the Securities and from which monies will be applied during the Funding Period to purchase Subsequent Receivables from the Seller (each, a "Pre-Funding Account"). Each Pre-Funding Account will be maintained with the same entity at which the related Collection Account is maintained. The Pre-Funding Account will be part of such Trust but monies on deposit therein will not be available to cover losses on or in respect of the related Receivables. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the related Funding Period will be payable as described below as a prepayment of principal to the related Securityholders. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be. Except as otherwise specified in the related Prospectus Supplement, Investment Earnings on investment of funds in a Pre-Funding Account will be deposited into the related Collection Account and shall be treated as collections of interest on the related Receivables.

     Upon each conveyance of Subsequent Receivables to a Trust, an amount equal to the purchase price paid by the Seller to Fleetwood Credit for such Subsequent Receivables on the related Subsequent Transfer Date will be withdrawn from the Pre-Funding Account and paid to the Seller.

     Mandatory Prepayment of the Securities. Unless otherwise provided in the related Prospectus Supplement, the Securities of any Series as to which a Pre-Funding Account has been established will be subject to a "Mandatory Prepayment" on the Distribution Date immediately succeeding the date on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date), in the event that any portion of the Pre-Funded Amount, exclusive of any investment earnings thereon, remains on deposit in the Pre-Funding Account after giving effect to the purchase by the Seller and conveyance to the related Trust of all Subsequent Receivables on the related Subsequent Transfer Dates, including any such purchase and conveyance on the date on which the Funding Period ends.

     Upon the occurrence of any such Mandatory Prepayment, the holders of Securities of each class of such Series may receive as a prepayment a portion of the Pre-Funded Amount remaining in the Pre-Funding Account as specified in the related Prospectus Supplement. Although each Pre-Funding Account will be funded in an amount that the Seller anticipates will allow the related Trust to acquire Subsequent Receivables during the Funding Period in an aggregate principal amount equal to the Pre-Funded Amount, it is unlikely that the aggregate principal amount of Subsequent Receivables sold to such Trust will exactly equal the Pre-Funded Amount, and therefore it is likely that there will be at least a nominal amount of principal prepaid to Securityholders.

YIELD SUPPLEMENT ACCOUNTS; YIELD SUPPLEMENT AGREEMENTS

     Yield Supplement Accounts. Each Yield Supplement Account will be designed solely to hold funds to be applied by the related Grantor Trustee or Owner Trustee and Indenture Trustee to provide payments to Securityholders in respect of Receivables the APR of which is less than the Required Rate. Each Yield Supplement Account will be maintained with the same entity at which the related Collection Account is maintained and, unless otherwise specified in the related Prospectus Supplement, will be created with an initial deposit by Fleetwood Credit of the Yield Supplement Initial Deposit.

     On each Distribution Date, the related Indenture Trustee or Grantor Trustee will transfer to the related Collection Account from monies on deposit in the Yield Supplement Account an amount equal to the Yield Supplement Deposit Amount in respect of the Receivables for such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, amounts on deposit on any Distribution Date in the Yield

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

Supplement Account in excess of the Maximum Yield Supplement Amount, after giving effect to all distributions to be made on such Distribution Date, will be released to the Seller. Monies on deposit in the Yield Supplement Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be. Except as otherwise specified in the related Prospectus Supplement, Investment Earnings on investment of funds in a Yield Supplement Account will be deposited into such Yield Supplement Account. Unless otherwise specified in the related Prospectus Supplement, any monies remaining on deposit in a Yield Supplement Account upon the termination of the related Trust pursuant to its terms shall be released to the Seller. Except as otherwise specified in the related Prospectus Supplement, each Yield Supplement Accounts will not be part of or otherwise includible in the related Trusts.

     Yield Supplement Agreements. If a Yield Supplement Account is established with respect to any Trust as to which a Pre-Funding Account has been established, Fleetwood Credit, the Seller and the related Grantor Trustee or Owner Trustee and Indenture Trustee, as the case may be, will enter into a Yield Supplement Agreement to be dated as of the related Cutoff Date pursuant to which, on each Transfer Date, Fleetwood Credit will deposit into the Yield Supplement Account the Additional Yield Supplement Amount calculated as described under "Summary -- Yield Supplement Accounts; Yield Supplement Agreements" in respect of the related Receivables. Each Yield Supplement Agreement will affect only Receivables having APRs less than the related Required Rate.

CERTAIN PAYMENTS BY THE SERVICER

     With respect to each Trust, on each Deposit Date, the Servicer will be required, subject to the limitations set forth below, to advance to the related Trust an amount equal to all accrued interest, if any, on the unpaid principal balance of each related Receivable at the related APR since the most recent date upon which a payment was made in respect of such Receivable by or on behalf of the related Obligor through the last day of the related Collection Period (each, an "Advance"). The obligation of the Servicer to make an Advance will be limited to circumstances in which the Servicer, in its reasonable discretion, determines such Advance will ultimately be reimbursable from subsequent payments made by or on behalf of the related Obligor, from insurance proceeds, from liquidation proceeds or otherwise, except in the case of the waiver by the Servicer of any scheduled interest on a Receivable, in which case the Servicer shall be required to make an Advance of such interest amount without the right of subsequent reimbursement. In making Advances, the Servicer will endeavor to maintain monthly payments of interest at the related Interest Rates or Pass-Through Rates to Securityholders, rather than to guarantee or insure against losses. Accordingly, all Advances (except such waivers of scheduled interest and Non-Reimbursable Payments) shall be reimbursable to the Servicer, without interest, if and when a payment relating to a Receivable with respect to which an Advance has previously been made is subsequently received. In addition, Advances in respect of a Receivable (other than a Receivable repurchased by the Seller) as to which (i) a scheduled payment is 180 days delinquent or (ii) the Servicer has determined that eventual payment in full is unlikely and has repossessed and liquidated the related Financed Vehicle within such 180-day period (each, a "Defaulted Receivable") shall also be reimbursable (except with respect to such waivers of scheduled interest) to the Servicer from collections on or in respect of other Receivables comprising part of the related Receivables Pool to the extent that the Servicer determines that such Advance will not be recoverable from payments made on or in respect of such Defaulted Receivable.

     When a prepayment of principal is made on or in respect of a Receivable, interest is paid on the unpaid principal balance of such Receivable only to the date of such payment. To ensure that Securityholders will not be adversely affected by any shortfall in interest resulting from any such payment, the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, will require the Servicer to deposit into the related Collection Account on each Deposit Date, without the right of subsequent reimbursement, such amount as may be necessary to assure that the distributions made on the related Payment Date or Distribution Date in respect of such Receivable to the related Securityholders include an amount equal to interest at a rate equal to the Required Rate on the amount of such principal payment from

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

the date of payment through the last day of the related Collection Period (each, a "Non-Reimbursable Payment").

     The Servicer will remit to the related Collection Account an amount equal to each Advance and Non-Reimbursable Payment to be made in respect of a Collection Period not later than the related Deposit Date.

NET DEPOSITS

     Unless otherwise specified in the related Prospectus Supplement, for administrative convenience and with respect to each Trust, the Servicer will be permitted to make deposits of collections, Advances, Non-Reimbursable Payments and Repurchase Amounts for or in respect of each Collection Period net of distributions to be made to the Servicer with respect to such Collection Period. The Servicer, however, will account to each Trustee and to the related Securityholders as if all deposits and distributions were made individually.

SERVICING COMPENSATION

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Trust the Servicer will be entitled to receive, out of interest collected on or in respect of the related Receivables, the Servicing Fee for each Collection Period equal to one-twelfth of the product of the Servicing Fee Rate, which, except as otherwise specified in the related Prospectus Supplement will equal 1.0%, and the Pool Balance as of the first day of such Collection Period. The Servicing Fee will be calculated and paid based upon a 360-day year consisting of twelve 30-day months. The Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of recreational vehicle receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements and reporting tax information to Obligors, paying costs of disposition of Defaulted Receivables and policing the collateral. The Servicing Fee payable with respect to any Trust also will compensate the Servicer for administering the related Receivables Pool, including making Advances and Non-Reimbursable Payments, accounting for collections, furnishing monthly and annual statements to the Grantor Trustee or Owner Trustee and Indenture Trustee, as the case may be, with respect to distributions, generating federal income tax information and paying certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the related Receivables.

DISTRIBUTIONS ON THE SECURITIES

     With respect to each Series of Securities, beginning on the Payment Date or Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, in respect of principal only or interest only) on each class of Securities entitled thereto will be made by the related Trustee (or paying agent) to the Noteholders and the Certificateholders, respectively, of such Series. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of Owner Securities and Grantor Certificates will be set forth in the related Prospectus Supplement.

     With respect to each Owner Trust, on each Payment Date or Distribution Date, as applicable, collections on or in respect of the related Receivables will be transferred from the Owner Collection Account to the Note Distribution Account and Certificate Distribution Account for distribution to the Noteholders and Owner Certificateholders to the extent provided in the related Prospectus Supplement. With respect to each Grantor Trust, on each Distribution Date distributions to the related Certificateholders will be made from the Grantor Collection Account directly. Credit enhancement, such as a Reserve Fund, will be available to cover any shortfalls in the amount available for distribution on such date to the related Securityholders to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a Series will be subordinated to distributions in respect of interest on such class, distributions in respect of one or more classes of Owner Certificates may be subordinated to payments in respect of the Notes of such

Series and distributions in respect of principal of any class of Subordinated Certificates will be subordinated to distributions in respect of interest and principal of the related Senior Certificates.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of any credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a Series will be set forth in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Reserve Funds, Cash Collateral Accounts, Spread Accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement, or any combination of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a class of Securities may cover one or more other classes of Securities of the same Series, and credit enhancement for a Series of Securities may cover one or more other Series of Securities. The type, characteristics and amount of the credit enhancement with respect to any Series or class of Securities will be determined based on several factors, including the characteristics of the related Receivables Pool as of the related Cutoff Date, and will be established on the basis of the requirements of each applicable Rating Agency.

     If credit enhancement is provided with respect to Securities of any Series, the related Prospectus Supplement will include a description of (i) the amount payable thereunder; (ii) any conditions to payment thereunder not otherwise described herein; (iii) the conditions (if any) under which the amount payable thereunder may be reduced, terminated or replaced; (iv) any material provisions of any agreement relating to the credit enhancement; and (v) certain descriptive information with respect to any third-party provider of credit enhancement. If so described in the related Prospectus Supplement, credit enhancement with respect to a Series of Securities may be available to pay principal of any class of Securities of such Series following the occurrence of certain Events of Default or Servicer Defaults with respect to such Securities. In such event, the provider of such credit enhancement may have an interest in certain cash flows from the related Receivables to the extent described in such Prospectus Supplement and may be entitled to the benefit of the related Trust's interest in such Receivables. Unless otherwise provided in the related Prospectus Supplement, such interests will be subordinated to the interests of the related Securityholders.

     The presence of a Reserve Fund or other form of credit enhancement is intended to enhance the likelihood of receipt by the Securityholders of such class or Series of the full amount of principal or interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or Series of Securities will not provide protection against all risks of loss and will not guarantee repayment of all principal and interest thereon. If losses occur which exceed the amount covered by such credit enhancement or which are not covered by such credit enhancement, such Securityholders will bear their allocable share of such losses, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such credit enhancement may be exhausted by the claims of Securityholders of other Series.

     Subordination. If so specified in the related Prospectus Supplement, one or more classes of Owner Securities may be subordinated to one or more other classes of Owner Securities of such Series. If a Grantor Trust issues two or more classes of Grantor Certificates, the Subordinated Grantor Certificates of such Series will be subordinated to the related Senior Grantor Certificates. The rights of the holders of subordinated Securities to receive distributions of principal or interest on any Payment Date or Distribution Date will be subordinated to the rights of the holders of the Securities which are senior to such Securities to the extent set forth in the related Prospectus Supplement. Such subordination may be limited in amount and may not be available to cover certain types of losses. The related Prospectus Supplement will also set forth information concerning the amount of subordination of any class or classes of Securities in a Series, the circumstances under which the subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time and the conditions under which amounts available from payments that

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

would otherwise be made to holders of the subordinated Securities will be distributed to holders of Securities which are senior thereto. Generally, the amount of subordination available will be decreased by the amounts which are otherwise payable to the holders of subordinated Securities and are paid to the holders of the Securities which are senior thereto.

     Reserve Fund. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, the Seller will establish for any Series or one or more classes of Securities of such Series an account (the "Reserve Fund"), which will be maintained with the applicable Indenture Trustee or Grantor Trustee, as the case may be. Unless otherwise provided in the related Prospectus Supplement, the Reserve Fund will be maintained with the same entity at which the related Collection Account is maintained and will be funded by an initial deposit by the Seller on the related Closing Date in the amount specified in the related Prospectus Supplement, if any. The amount on deposit in each Reserve Fund will be increased on each Payment Date or Distribution Date up to the balance specified in the related Prospectus Supplement by the deposit therein of collections on or in respect of the related Receivables remaining on each such Payment Date or Distribution Date after all other required payments and distributions have been made. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Fund, to holders of the Securities covered thereby, to the Servicer or to the Seller. Upon any distribution to the Servicer or Seller of amounts from the Reserve Fund, the related Securityholders will not have any rights in, or claims to, such amount. Each Reserve Fund will be a segregated trust account held by the related Indenture Trustee or Grantor Trustee, as the case may be, for the benefit of the holders of the class or classes of Securities specified therein. Unless otherwise specified in the related Prospectus Supplement, the Reserve Fund will be a part of the related Owner Trust but will not be a part of or otherwise includible in the related Grantor Trust.

     Letter of Credit. If so specified in the related Prospectus Supplement, credit enhancement may be provided with respect to any Series or class of Securities in the form of a letter of credit issued by a bank or financial institution specified in such Prospectus Supplement (the "LOC Issuer"). Subject to the terms and conditions specified in the related Prospectus Supplement, the LOC Issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related Prospectus Supplement), net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under any letter of credit will be reduced to the extent of the unreimbursed payments thereunder. A letter of credit may not cover all types of losses.

     Cash Collateral Account. If so specified in the related Prospectus Supplement, the Securities of any class or Series may have the benefit of a cash collateral account (each, a "Cash Collateral Account"). Unless otherwise specified in the related Prospectus Supplement, a Cash Collateral Account with respect to the Securities of any class or Series will be maintained with the same entity at which the related Collection Account is located and will be funded in full on the related Closing Date and the funds on deposit therein may be invested in Permitted Investments. The amount available to be withdrawn from a Cash Collateral Account will be the lesser of the amount on deposit in the Cash Collateral Account and the amount specified in the Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which withdrawals will be made from the Cash Collateral Account.

     Spread Account. If so specified in the related Prospectus Supplement, support for the Securities of any Series or class of Securities may be provided by the periodic deposit of certain available excess cash flows from the related Receivables Pool into an account (the "Spread Account") maintained with the same entity at which the Collection Account is located. Funds on deposit from time to time in a Spread Account are intended to assure the subsequent distributions of interest and principal on such Securities in the manner specified in the related Prospectus Supplement.

     Surety Bond or Insurance Policy. If so specified in the related Prospectus Supplement, a surety bond or insurance policy may be purchased for the benefit of the holders of the Securities of any Series or class to assure distributions of interest or principal with respect to such Securities in the manner and amount specified in such Prospectus Supplement.

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

STATEMENTS TO SECURITYHOLDERS

     Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Securities, on or prior to each Payment Date or Distribution Date, the Servicer will prepare and forward to the related Trustee to be included with each distribution to each Securityholder of record a statement, setting forth for the related Collection Period, among other things, the following information:

          (i) the amount of the distribution allocable to principal on each class of Securities of such Series;

          (ii) the amount of the distribution allocable to interest on each class of Securities of such Series;

          (iii) the Securityholder's pro rata portion of the applicable Servicing Fee and any additional servicing compensation paid to the Servicer allocable to each class of Securities of such Series;

          (iv) the Pool Balance and the Pool Factor applicable to each class of Securities of such Series as of the related Record Date;

          (v) the aggregate amount of unreimbursed Advances and the change in such amount from the immediately preceding Collection Period;

          (vi) the amount, if any, of proceeds received during the related Collection Period in connection with any physical damage insurance policies covering Financed Vehicles;

          (vii) the amount, if any, of proceeds received during the related Collection Period from Dealer or Seller repurchase obligations relating to Defaulted Receivables or defective Receivables or Servicer repurchase obligations relating to Receivables in respect of which certain servicing covenants have been breached;

          (viii) the amount, if any, distributed to Securityholders from any Reserve Fund or other form of credit enhancement;

          (ix) the balance of any Reserve Fund, letter of credit, Cash Collateral Account or Spread Account established with respect to such Series, expressed as a percentage of the Pool Balance and, in the event the amount on deposit in each such account or the outstanding amount available under such letter of credit has been reduced to zero, the number and aggregate dollar amount of Defaulted Receivables;

          (x) the amount of any shortfall in interest or principal distributions on such Payment Date or Distribution Date, as applicable, and any change in such shortfalls from the preceding Payment Date or Distribution Date;

          (xi) the outstanding Principal Amount of each class of Notes and Certificate Balance of each class of Owner Certificates or Grantor Certificates, as the case may be, of such Series as of such Record Date, after giving effect to payments allocated to principal reported under clause (i) above;

          (xii) the Interest Rate with respect to each class of Notes and the Pass-Through Rate with respect to each class of Owner Certificates or Grantor Certificates, as the case may be, of such Series in effect for the next period, if such Securities have variable or adjustable Interest Rates or Pass-Through Rates;

          (xiii) the aggregate amount of realized losses in respect of Receivables which became Defaulted Receivables during the related Collection Period, if any, as of such Record Date and the change in such amount from the immediately preceding Record Date;

          (xiv) the amount otherwise distributable to any class of subordinated Securities that is instead being distributed to any class of senior Securities of such Series on such Distribution Date;

          (xv) with respect to any Series of Securities as to which a Pre-Funding Account has been established, for Payment Dates or Distribution Dates during the Funding Period, the remaining Pre-Funded Amount on deposit in the Pre-Funding Account, the amount, if any, withdrawn to purchase Subsequent Receivables or the amount of any other reduction in the amount on deposit therein during such Collection Period and the amount of any Additional Yield Supplement Amounts deposited into the

     Yield Supplement Account in respect of Subsequent Receivables transferred to the Trust during the related Collection Period;

          (xvi) with respect to any Trust as to which a Yield Supplement Account has been established, the Yield Supplement Amount, the Yield Supplement Deposit Amount and the amount on deposit in the Yield Supplement Account after giving effect to distributions made on such Distribution Date;

          (xvii) for the Payment Date or Distribution Date that is or immediately follows the end of the Funding Period, if any, the amount of the Pre-Funded Amount that has not been used to purchase Subsequent Receivables and is being or will be distributed as a prepayment of principal to Securityholders; and

          (xviii) such other information as may be specified in the related Prospectus Supplement.

     Items (i), (ii) and (iii) above will be expressed as a dollar amount per Security with a denomination of $1,000. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related Trustee will mail to each Person who at any time during such calendar year shall have been a registered Securityholder a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

EVIDENCE AS TO COMPLIANCE

     The Owner Certificates and the Grantor Certificates. Each Sale and Servicing Agreement or Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Grantor Trustee or Owner Trustee, as the case may be, on or before April 30 of each year a statement as to compliance by the Servicer during the preceding 12 months ended December 31 (or shorter period in the case of the first such statement) with certain standards relating to the servicing of the related Receivables.

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement will also provide for delivery to the related Grantor Trustee or Owner Trustee, as the case may be, on or before April 30 of each year, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement throughout the preceding 12 months ended December 31 (or shorter period in the case of the first such statement) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     The Notes. Each Owner Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

     The Indenture Trustee for each Owner Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under such Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that its performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee, Owner Trustee or Grantor Trustee, as the case may be, or a successor servicer has assumed the Servicer's servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement.

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

     Unless otherwise provided in the related Prospectus Supplement, each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Servicer is a party, or any corporation succeeding to all or substantially all of the business of the Servicer, which corporation assumes the obligations of the Servicer, will be the successor to the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULTS

     Unless otherwise provided in the related Prospectus Supplement, a "Servicer Default" under each Sale and Servicing Agreement or Pooling and Servicing Agreement will consist of: (i) any failure by the Servicer (or the Seller, so long as Fleetwood Credit is the Servicer) to deliver to the related Trustee as required by such agreement for distribution to the Securityholders any required payment, or any failure by the Servicer to deliver a Servicer's Certificate with respect to any Payment Date or Distribution Date, which failure continues unremedied for three Business Days after discovery by an officer of the Servicer (or the Seller, so long as Fleetwood Credit is the Servicer), or written notice of such failure is given (a) to the Servicer or the Seller, as the case may be, by the related Trustee or (b) to the Seller or the Servicer, as the case may be, and to the related Trustee by, in the case of an Owner Trust, holders of Notes evidencing not less than 25% of the voting interests thereof, voting together as a single class, or, if the Notes have been paid in full, by the holders of Owner Certificates evidencing not less than 25% of the voting interests thereof, voting together as a single class, and, in the case of a Grantor Trust by the holders of Grantor Certificates evidencing not less than 25% of the voting interests of such Grantor Certificates, voting together as a single class; (ii) any failure by the Servicer (or the Seller, so long as Fleetwood Credit is the Servicer) duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement which failure materially and adversely affects the rights of Securityholders and which continues unremedied for 60 days after the giving of written notice of such failure is given as described in clause (i) above; and
(iii) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer (or the Seller, so long as Fleetwood Credit is the Servicer) indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations (each, an "Insolvency Event").

RIGHTS UPON SERVICER DEFAULT

     Unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default remains unremedied, (i) in the case of an Owner Trust, the related Indenture Trustee or holders of Notes of the related Series representing not less than 51% of the voting interests thereof (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the Owner Trustee or holders of Owner Certificates evidencing not less than 51% of the voting interests thereof), voting together as a single class, or (ii) in the case of a Grantor Trust, the related Grantor Trustee or holders of Grantor Certificates evidencing not less than 51% of the voting interests thereof, voting together as a single class, may terminate all the rights and obligations of the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon such Indenture Trustee or Grantor Trustee, as the case may be, will succeed, without further action, to all the responsibilities, duties and liabilities of the Servicer in its capacity as such under such agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Noteholders (or Owner Certificateholders) or the Grantor Trustee or the Grantor Certificateholders, as the case may be, from effecting a transfer of servicing. In the event that the related Indenture Trustee or Grantor Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of recreational vehicle or motor vehicle receivables. The Indenture Trustee or Grantor Trustee, as the case may be, may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination.

WAIVER OF PAST DEFAULTS

     Unless otherwise provided in the related Prospectus Supplement, in the case of (i) each Owner Trust, the holders of related Notes evidencing not less than 51% of the voting interests thereof (or, if all of the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the holders of related Owner Certificates evidencing not less than 51% of the voting interests thereof), voting together as a single class, or (ii) each Grantor Trust, holders of Grantor Certificates evidencing not less than 51% of the voting interest thereof, voting together as a single class, may, on behalf of all such Securityholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, and its consequences, except a default in making any required deposits to or payments from the related Trust Accounts in accordance with such agreement or in respect of a covenant or provision of such agreement that cannot be modified or amended without the consent of each Securityholder (in which event the related waiver will require the approval of holders of all of the Securities of such Series). No such waiver will impair the Securityholders' rights with respect to subsequent Servicer Defaults.

     Except as otherwise provided in the related Prospectus Supplement, the "voting interests" of each Series of (i) Notes will be allocated among the Noteholders or related Security Owners, as the case may be, in accordance with the unpaid principal amount of the related Notes; (ii) Owner Certificates will be allocated among the Owner Certificateholders or related Security Owners, as the case may be, in accordance with the Certificate Balance represented thereby; and (iii) Grantor Certificates will be allocated among the Grantor Certificateholders or related Security Owners, as the case may be, in accordance with the Certificate Balance represented thereby; except that in certain circumstances any Securities held by the Seller, the Servicer (so long as Fleetwood Credit is the Servicer) or any of their respective affiliates shall be excluded from such determination.

AMENDMENT

     Amendment of the Trust Agreements and Pooling and Servicing Agreements. Unless otherwise specified in the related Prospectus Supplement, each Trust Agreement and Pooling and Servicing Agreement may be amended without the consent of the related Owner Certificateholders or Grantor Certificateholders, as the case may be, to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, to add any other provisions with respect to matters or questions arising under such agreement which are not inconsistent with the provisions thereof, to add or provide for any credit enhancement for any class of Securities of the related Series or to permit certain changes with respect to the amount required to be maintained on deposit in the Reserve Fund or any Servicer Letter of Credit, if any; provided, that any such action will not, in the opinion of counsel satisfactory to the related Owner Trustee or Grantor Trustee, as the case may be, materially and adversely affect the interests of any such Securityholder; and provided further, that in the case of a change with respect to the amount required to be maintained on deposit in any Reserve Fund or Servicer Letter of Credit the Owner Trustee or the Grantor Trustee, as the case may be, receives a letter from each applicable Rating Agency to the effect that its then-current rating on any class of Securities of the related Series will not be qualified, reduced or withdrawn due to such amendment.

     Unless otherwise specified in the related Prospectus Supplement, each Trust Agreement and Pooling and Servicing Agreement may also be amended from time to time with the consent of the holders of Owner Certificates or Grantor Certificates, as the case may be, evidencing not less than 51% of the voting interests thereof, voting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the related Securityholders of each class of such Series; provided, that no such amendment may (i) except as described above, increase or reduce in any manner the amount of or accelerate or delay the timing of collections of payments on or in respect of the Receivables or distributions on the Notes or the Certificates or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any class of Securities of such Series are required to consent to any such amendment, without the consent of the holders of all of the relevant class of Securities.

     Amendment of the Indentures. Unless otherwise specified in the related Prospectus Supplement with respect to a Series of Notes, each Owner Trust and related Indenture Trustee (on behalf of such Owner Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or to add additional collateral; (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Owner Trust; (iii) to add additional covenants for the benefit of the related Noteholders and Owner Certificateholders, or to surrender any rights or powers conferred upon the Owner Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision in the Indenture, any supplemental indenture or any Transfer and Servicing Agreement or certain other agreements, provided that such action shall not adversely affect the holders of the Notes; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in clause
(viii) shall not, as evidenced by any opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless such Noteholder's consent is otherwise obtained as described below.

     Unless otherwise specified in the related Prospectus Supplement with respect to a Series of Notes, each Owner Trust and related Indenture Trustee (on behalf of such Owner Trust) may, with the consent of the Holders of the related Notes evidencing not less than a majority of the voting interests thereof, voting together as a single class, enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Indenture, or of modifying in any manner the rights of the Holders of the related Notes thereunder; provided, however, that no such supplemental indenture shall without the consent of the holder of each such outstanding Note affected thereby, among other things: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon (or the method by which such interest is calculated) or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Owner Trust, any other obligor on such Notes, the Seller or any of their respective affiliates; (v) reduce the percentage of the voting interests of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the

Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series; (vi) decrease the percentage of the voting interests of such Notes required to amend the provisions of the related Indenture which specify the applicable percentage of voting interests of the Notes of such Series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

LIST OF SECURITYHOLDERS

     Unless otherwise provided in the related Prospectus Supplement, upon the written request of the Servicer, the related Owner Trustee, Indenture Trustee or Grantor Trustee (or a registrar appointed thereby), as registrar of a class of Securities, will provide to the Servicer within 15 days after receipt of such request, a list of the names and addresses of all Securityholders of such Class. In addition, three or more holders of such Securities or holders of Securities evidencing not less than 25% of the voting interests of such class, upon compliance by such Securityholders with certain provisions of the related Trust Agreement, Indenture or Pooling and Servicing Agreement may request that such registrar afford such Securityholders access during business hours to the current list of Securityholders of Securities of the related Series for purposes of communicating with other Securityholders with respect to their rights under such Trust Agreement, Indenture or Pooling and Servicing Agreement.

     Unless otherwise provided in the related Prospectus Supplement, each Trust Agreement, Indenture and Pooling and Servicing Agreement will not provide for the holding of any annual or other meetings of Securityholders.

OWNER TRUST; INSOLVENCY EVENT

     Unless otherwise provided in the related Prospectus Supplement, with respect to any Owner Trust, if an Insolvency Event occurs with respect to the Seller, the Receivables comprising the related Receivables Pool will be liquidated and such Owner Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such period, the Owner Trustee shall have received written instructions from (i) holders of the Owner Certificates representing more than 51% of the voting interests thereof, voting together as a single class, and (ii) holders of Notes representing more than 51% of the voting interests thereof, voting together as a single class, to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Owner Trust. Promptly after the occurrence of an Insolvency Event with respect to the Seller, notice thereof is required to be given to the related Owner Securityholders; provided, that any failure to give such notice will not prevent or delay termination of such Owner Trust. Upon any such termination of an Owner Trust, the related Owner Trustee shall direct the related Indenture Trustee promptly to sell the assets of such Owner Trust (other than the Certificate Distribution Account and any other Trust Account relating solely to the Owner Certificates of such Series) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables of such Owner Trust will be treated as collections on such Receivables and deposited in the related Collection Account. With respect to any Owner Trust, if the proceeds from the liquidation of the related Receivables and any amounts on deposit in the related Trust Accounts are not sufficient to pay the related Notes and Owner Certificates in full, the amount of principal returned to the holders thereof will be reduced in the manner provided in the related Trust Agreement and Indenture and some or all of the related Owner Securityholders will incur a loss.

     With respect to each Owner Trust, each Trust Agreement will provide that the Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Owner Trust without the unanimous prior approval of all related Owner Certificateholders (including the Seller) and the delivery to such Owner Trustee of a certificate certifying that each such Owner Certificateholder reasonably believes that such Owner Trust is insolvent.

TERMINATION

     Unless otherwise specified in the related Prospectus Supplement, the obligations of the Servicer, the Seller and any Owner Trustee, Indenture Trustee or Grantor Trustee with respect to the related Securityholders pursuant to the related Trust Agreement, Indenture or Pooling and Servicing Agreement, as the case may be, will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Receivable in the related Receivables Pool and the disposition of any amounts received upon liquidation of any property remaining in the related Trust, (ii) the payment to such Securityholders of all amounts required to be paid to them pursuant to such agreement and (iii) the occurrence of either event described below.

     Unless otherwise specified in the related Prospectus Supplement, in order to avoid excessive administrative expenses, the Seller or the Servicer (or any successor to the Servicer) will be permitted at its option to purchase from any Trust all remaining Receivables in the related Receivables Pool at a price equal to the aggregate Repurchase Amounts for the Receivables (including Defaulted Receivables), plus the appraised value of any other property then held by such Trust (less liquidation expenses), on any Distribution Date following a Record Date as of which the related Pool Balance is less than or equal to 10% of the sum of the Original Pool Balance and, with respect to any Trust as to which a Pre-Funding Account has been established, the aggregate principal balance of all Subsequent Receivables conveyed to such Trust as of the related Subsequent Cutoff Dates. In the event that both the Seller and the Servicer, or any successor to the Servicer, elect to purchase the Receivables, the party first so notifying the related Owner Trustee or Grantor Trustee (based on such Trustee's receipt of such notice) shall be permitted to purchase the Receivables.

     If and to the extent provided in the related Prospectus Supplement, within ten days following a Record Date as of which the related Pool Balance is less than or equal to the percentage specified in such Prospectus Supplement of the sum of the Original Pool Balance and, with respect to any Trust as to which a Pre-Funding Account has been established, the aggregate principal balance of all Subsequent Receivables conveyed to such Trust as of the related Subsequent Cutoff Dates, the related Owner Trustee or Grantor Trustee, as the case may be, shall solicit bids for the purchase of the Receivables remaining in such Trust. In the event that satisfactory bids are received as described below, the sale proceeds will be distributed to Securityholders on the Payment Date or Distribution Date specified in the related Prospectus Supplement. Any purchaser of the Receivables must agree to the continuation of Fleetwood Credit as Servicer on terms substantially similar to those in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be.

     The related Owner Trustee or Grantor Trustee, as the case may be, must solicit bids for the purchase of the Receivables and other property then held in such Trust in the manner and subject to the terms and conditions set forth in the related Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder and the Securities of such Series shall be retired on such Distribution Date. If any of the foregoing conditions are not met, such Trustee shall decline to consummate such sale and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of Receivables remaining in such Trust. In such event, however, the applicable Trustee may from time to time solicit bids in the future for the purchase of such Receivables upon the same terms described above.

     The related Owner Trustee and Indenture Trustee or Grantor Trustee, as the case may be, will give written notice of termination to each related Securityholder of record. The final distribution to each related Securityholder will be made only upon surrender and cancellation of such holder's Securities at the office or agency of such Trustee specified in the notice of termination. Any funds remaining in such Trust, after such Trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to the United Way.

     As more fully described in the related Prospectus Supplement, in the case of (i) an Owner Trust, any outstanding Notes of the related Series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Owner Certificateholders of all amounts required to be distributed to them pursuant to the related Trust Agreement will effect early retirement of the Owner Certificates of such Series and (ii) a Grantor Trust, the distribution to the related Grantor Certificateholders of all amounts required to be distributed to them pursuant to the related Pooling and Servicing Agreement will effect early retirement of the Grantor Certificates of such Series.

PAYMENT IN FULL OF NOTES

     Except as otherwise provided in the related Prospectus Supplement, upon the payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Owner Certificateholders of such Series will succeed to all the rights of the Noteholders of such Series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

THE TRUSTEES

     The Grantor Trustee or Owner Trustee and Indenture Trustee, as the case may be, for each Trust, in each case together with the address of its Corporate Trust Office, will be identified in the related Prospectus Supplement. The liability of the Owner Trustee or Grantor Trustee in connection with the issuance and sale of the related Series of Securities will be limited solely to the express obligations of such Trustee set forth in the related Transfer and Servicing Agreement. The liability of the related Indenture Trustee in connection with the issuance and sale of the Notes of any Series will be limited solely to the express obligations of such Indenture Trustee set forth in the related Indenture. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Servicer may also remove the Owner Trustee or Grantor Trustee, as the case may be, and the Administrator may remove the Indenture Trustee, in each case if such Trustee becomes insolvent or ceases to be eligible to continue as trustee under the related Trust Agreement, Pooling and Servicing Agreement or Indenture, as the case may be. In such event, the Servicer or Administrator, as the case may be, will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     Unless otherwise provided in the related Prospectus Supplement, each Trustee and any of its affiliates may hold Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the related Owner Trustee, Indenture Trustee or Grantor Trustee, as the case may be, acting jointly (or in some instances, the related Owner Trustee and Indenture Trustee or Grantor Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of a Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon such Trustee by the related Indenture or Transfer and Servicing Agreements will be conferred or imposed upon such trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which such trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of such trustee.

     Unless otherwise specified in the related Prospectus Supplement, each Trust Agreement, Indenture and Pooling and Servicing Agreement will provide that the Servicer will pay the fees of the related Owner Trustee, Indenture Trustee or Grantor Trustee. Unless otherwise specified in the related Prospectus Supplement, each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that the related Owner Trustee or Grantor Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by such trustee not resulting from is own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in such agreement).

DUTIES OF THE TRUSTEES

     Unless otherwise provided in the related Prospectus Supplement, each Trustee will make no representations as to the validity or sufficiency of any Trust Agreement, Indenture or Pooling and Servicing Agreement, the Securities issued pursuant thereto (other than the execution and authentication thereof), or of any Receivables or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of such Securities or the related Receivables, or the investment of any monies by the Servicer before such monies are deposited into the related Collection Account. The Trustees will not independently verify the existence or characteristics of the Receivables. If no Event of Default or Servicer Default has occurred and is continuing, each Trustee will be required to perform only those duties specifically required of it under the related Indenture or Transfer and Servicing Agreement. Generally those duties will be limited to the receipt of the various certificates and reports or other instruments required to be furnished to such Trustee under such agreements, in which case it will only be required to examine them to determine whether they conform to the requirements of such agreements. No Trustee will be charged with knowledge of a failure by the Servicer to perform its duties under the relevant agreements which failure constitutes an Event of Default or a Servicer Default unless such Trustee obtains actual knowledge of such failure as specified in such agreements.

     Unless otherwise provided in the related Prospectus Supplement, no Trustee will be under any obligation to exercise any of the rights or powers vested in it by the related Indenture or Transfer and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the relevant Securityholders, unless such Securityholders have offered to such trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Securityholder will have any right under any such agreement to institute any proceeding with respect to such agreement, unless such holder previously has given to such Trustee written notice of default and (i) the default arises from the Servicer's failure to remit payments when due or (ii) the holders of Securities evidencing not less than 25% of the voting interests of all of the Securities of such Series, voting together as a single class, have made written request upon such Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to such Trustee reasonable indemnity and such Trustee for 30 days has neglected or refused to institute any such proceedings.

OWNER TRUST; SELLER LIABILITY

     Unless otherwise provided in the related Prospectus Supplement, each Trust Agreement will require the Seller to agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Securityholder in the capacity of an investor with respect to the related Owner Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner.

ADMINISTRATION AGREEMENT

     Unless otherwise provided in the related Prospectus Supplement, Fleetwood Credit, in its capacity as administrator (the "Administrator"), will enter into an agreement (each, an "Administration Agreement") with each Owner Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee (the "Administration Fee"), which fee will be paid by the Servicer.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

     The transfer of Receivables to any Trust, the perfection of such Trust's security interest in such Receivables and the enforcement of rights to realize on the related Financed Vehicles as collateral for such Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. The Servicer and the Seller will take such action as is required to perfect the rights of each Owner Trustee or Grantor Trustee, on behalf of the related Trust, in the related Receivables. If, inadvertently or otherwise, another party purchases (including the taking of a security interest in) the Receivables transferred to any Trust for new value in the ordinary course of its business, without actual knowledge of the related Trust's interests therein, and takes possession of such Receivables, such purchaser would acquire an interest in such Receivables superior to the interest of such Trust.

SECURITY INTERESTS IN THE FINANCED VEHICLES

     General. Retail installment sale contracts such as the Receivables evidence the credit sale of recreational vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the related recreational vehicles under the UCC. In most states, perfection rules relating to security interests in recreational vehicles are generally governed under state certificate of title statutes or by the vehicle registration laws of the state in which each recreational vehicle is located. In states which have adopted the Uniform Motor Vehicle Certificate of Title and Anti-Theft Act, security interests in recreational vehicles may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the certificate of title and payment of a fee to the state motor vehicle authority, depending on particular state law. In states that do not have a certificate of title statute or that make no provision for notation of a security interest on a certificate of title, perfection is usually accomplished by filing pursuant to the provisions of the UCC. In most states, a security interest in a recreational vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. Each Receivable will prohibit the sale or transfer of the related Financed Vehicle without the consent of Fleetwood Credit.

     All retail installment sale contracts that Fleetwood Credit originates or acquires from Dealers name Fleetwood Credit as obligee or assignee and as the secured party. Fleetwood Credit also takes all actions necessary under the laws of the state in which the related recreational vehicles are located to perfect its security interest in such recreational vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title or delivering the required documents and fees, and obtaining possession of the certificate of title (if possible).

     Perfection. Pursuant to each Receivables Purchase Agreement, Fleetwood Credit will sell and assign its security interests in the Financed Vehicles securing Receivables that will comprise a Receivables Pool to the Seller and, pursuant to the related Transfer and Servicing Agreements, the Seller will assign its security interests in such Financed Vehicles to the related Owner Trustee or Grantor Trustee. However, because of the administrative burden and expense, neither Fleetwood Credit, the Seller nor any Trustee will amend any certificate of title to identify such Trustee as the new secured party on the certificates of title relating to such Financed Vehicles. However, UCC financing statements with respect to the transfer of Fleetwood Credit's security interest in such Financed Vehicles to the Seller and the transfer to such Trustee of the Seller's security interest in the Financed Vehicles will be filed. In addition, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for each Trustee pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Certain Information Regarding the Securities -- Sale and Assignment of the Receivables".

     A security interest in a motor vehicle registered in the State of California (in which, except as otherwise provided in the related Prospectus Supplement, the greatest number of Financed Vehicles will be registered) may be perfected only by depositing with the Department of Motor Vehicles a properly endorsed certificate of title for the vehicle showing the secured party as legal owner thereon or if the vehicle has not been previously registered, an application in usual form for an original registration together with an application for registration of the secured party as legal owner. However, under the California Vehicle Code, a transferee of a security interest in a motor vehicle is not required to reapply to the Department of Motor Vehicles for a transfer of registration when the interest of the transferee arises from the transfer of a security agreement by the legal owner to secure payment or performance of an obligation. Accordingly, under California law, an assignment such as that under each of the related Receivables Purchase Agreement and the related Transfer and Servicing Agreement is an effective conveyance of Fleetwood Credit's and the Seller's security interest, as the case may be, without such re-registration, and under the Receivables Purchase Agreement the Seller will succeed to Fleetwood Credit's, and under the related Transfer and Servicing Agreement the related Trustee will succeed to the Seller's rights as secured party. With respect to Financed Vehicles registered in other states, such Trustee may not have a first perfected security interest in such Financed Vehicles.

     In most states, assignments such as those under the related Receivables Purchase Agreement and Transfer and Servicing Agreements are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. Although re-registration of the recreational vehicle is not necessary to convey a perfected security interest in the related Financed Vehicles to a Trust, because the related Trust will not be listed as legal owner on the certificates of title to such Financed Vehicles, a Trust's security interest could be defeated through fraud or negligence. However, in the absence of fraud, forgery or administrative error, the notation of Fleetwood Credit's lien on the certificates of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. In each Receivables Purchase Agreement, Fleetwood Credit will represent and warrant, and in each Transfer and Servicing Agreement, the Seller will represent and warrant that it has, or has taken all action necessary to obtain, a perfected security interest in each related Financed Vehicle. If there are any Financed Vehicles securing a Receivable in the related Receivables Pool as to which Fleetwood Credit failed to obtain a first-priority perfected security interest, a Trust's security interest would be subordinate to, among others, subsequent purchasers of such Financed Vehicles and holders of first-priority perfected security interests therein. Such a failure, however, would constitute a breach of Fleetwood Credit's representations and warranties under the related Receivables Purchase Agreement and the Seller's representations and warranties under the related Transfer and Servicing Agreements and, pursuant to the related Transfer and Servicing Agreements, the Seller would be required to repurchase such Receivable from the Trust and Fleetwood Credit would be required to purchase such Receivable from the Seller, in each case unless the breach were cured. See "Certain Information Regarding the Securities -- Sale and Assignment of the Receivables". The Seller will assign its rights under each Receivables Purchase Agreement to the related Trustee.

     Continuity of Perfection. Under the laws of most states, a perfected security interest in a recreational vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such recreational vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, Fleetwood Credit will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle and the purchaser thereof attempts to re-register such vehicle, Fleetwood Credit must surrender possession of the certificate of title or will receive notice as a result of having its lien noted thereon before such re-registration can be effected. Accordingly, in such states, Fleetwood Credit will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of a security interest in the related Financed Vehicles.

     Priority of Certain Liens by Operation of Law. Under the laws of most states, liens for repairs performed on a recreational vehicle and liens for unpaid taxes take priority over even a first perfected security interest in such vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated recreational vehicle. Fleetwood Credit will represent and warrant to the Seller in each Receivables Purchase Agreement and the Seller will represent and warrant to the related Trustee in each Transfer and Servicing Agreement that, as of the Closing Date or the related Transfer Date, as the case may be, the security interest in each related Financed Vehicle is prior to all other present liens upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise at any time during the term of a Receivable. No notice need be given to the related

Trustee or Securityholders in the event such a lien or confiscation arises. Any such lien or confiscation arising after the Closing Date will not give rise to Fleetwood Credit's repurchase obligation under any Receivables Purchase Agreement or the Seller's repurchase obligation under any Transfer and Servicing Agreement.

REPOSSESSION

     In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Servicer in most cases and is accomplished simply by taking possession of the related recreational vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and be given a time period within which to cure the default prior to repossession. Generally, such right of cure may only be exercised on a limited number of occasions during the term of the related contract. In most states, under certain circumstances after the vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

     In the event of default by the obligor, some jurisdictions (not including California) require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the Financed Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in certain other states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

     Occasionally, after the resale of a recreational vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or, if no such lienholder exists, to the former owner of the vehicle.

CERTAIN BANKRUPTCY CONSIDERATIONS

     The Seller has taken steps in structuring the transactions described herein that are intended to make it unlikely that the voluntary or involuntary application for relief by Fleetwood Credit under the United States Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws") will result in consolidation of the assets and liabilities of the Seller with those of Fleetwood Credit. These steps include the creation of the Seller as a wholly owned, limited purpose subsidiary pursuant to articles of incorporation containing certain limitations (including requiring that the Seller must have at least two "Independent Directors" and restrictions on the nature of the Seller's business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of its directors, including each Independent Director). In addition, to the extent that the Seller has granted a security interest in any Receivables to a Trust which was validly perfected before the bankruptcy or insolvency of Fleetwood Credit and which was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud Fleetwood Credit or its creditors, such security interest should not be subject to avoidance, and payments to such Trust with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of Fleetwood Credit. If, notwithstanding the foregoing,
(i) a court concluded that the assets and liabilities of the Seller should be consolidated with those of Fleetwood Credit in the event of the application of applicable Insolvency Laws to Fleetwood Credit or following the bankruptcy or insolvency of Fleetwood Credit the security interest in certain Receivables granted by the Seller to a Trustee should be avoided, (ii) a filing were made under any Insolvency Law by or against the Seller or (iii) an attempt were made to litigate any of the foregoing issues, delays in payments on the related Securities and possible reductions in the amount of such payments could occur. At the time of initial issuance of the Securities of each Series, Arter & Hadden LLP, special counsel to Fleetwood Credit and the Seller, will render an opinion which concludes that following the bankruptcy of Fleetwood Credit, a court, applying the principles set forth in such opinion, should not allow a creditor or trustee in bankruptcy to consolidate the assets and liabilities of Fleetwood Credit and the Seller on the basis of any applicable legal theory theretofore recognized by a court of competent jurisdiction so as to adversely affect the ultimate payment of all amounts owing under such Securities.

     Fleetwood Credit and the Seller will treat each of the transactions described herein as a separate sale of the Receivables comprising a Receivables Pool to the Seller, such that the automatic stay provisions of the United States Bankruptcy Code would not apply to the Receivables in the event that Fleetwood Credit were to become a debtor in a bankruptcy case. A case decided by the United States Court of Appeals for the Tenth Circuit in 1993 contains language to the effect that under the UCC accounts sold by a debtor would remain property of the debtor's bankruptcy estate, whether or not the sale of accounts was perfected under the UCC. UCC Article 9 applies to the sale of chattel paper as well as the sale of accounts and although the Receivables constitute chattel paper under the UCC rather than accounts, perfection of a security interest in both chattel paper and accounts may be accomplished by the filing of a UCC-1 financing statement. If, following a bankruptcy of Fleetwood Credit, a court were to follow the reasoning of the Tenth Circuit reflected in the case described above, then the Receivables could be included in the bankruptcy estate of Fleetwood Credit and delays in payments of collections on or in respect of the Receivables could occur.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Relief Act, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws.

Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as a Trustee to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule"), has the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the related Owner Trustee or Grantor Trustee, as holder of the Receivables comprising a Receivables Pool, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the seller of such Financed Vehicles. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor under the related Receivables.

     Under most state vehicle dealer licensing laws, sellers of recreational vehicles are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete, and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act requires that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the Obligor may be able to assert a defense against the seller of the Financed Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the related Trust any reasonable remedies against the seller or manufacturer of the vehicle, subject to certain limitations as to the expense of any such action specified in the related Sale and Servicing Agreement or Pooling and Servicing Agreement.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

     Fleetwood Credit will represent and warrant under each Receivables Purchase Agreement and the Seller will represent and warrant under the related Transfer and Servicing Agreements that each related Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trustee for violation of any law and such claim materially and adversely affects the interests of the related Securityholders in a Receivable, such violation would constitute a breach of such representation and warranty under the related Receivables Purchase Agreement and Transfer and Servicing Agreements and will create an obligation of Fleetwood Credit and the Seller to repurchase such Receivable unless the breach is cured. See "Certain Information Regarding the Securities -- Sale and Assignment of the Receivables".

     Any shortfall in payments on or in respect of the Receivables described under this subheading, to the extent not otherwise covered by a Reserve Fund or other form of credit enhancement, could result in losses to the holders of the related Securities.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a recreational vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the recreational vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

     Under the terms of the Soldiers' and Sailors' Relief Act, an Obligor who enters the military service after the origination of such Obligor's Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on retail installment contracts, including the Receivables, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the Servicer to collect full amounts of interest on certain of the Receivables. In addition, the Relief Acts impose limitations which would impair the ability of the Servicer to repossess an affected Receivable during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability to realize upon the related Financed Vehicle in a timely fashion.

     Any shortfall pursuant to either of the two immediately preceding paragraphs, to the extent not otherwise covered by a Reserve Fund or other form of credit enhancement, could result in losses to the holders of the related Securities.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of Securities. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and who do not hold the Securities as part of a "straddle", a "hedge" or a "conversion transaction". Furthermore, no authority exists concerning the tax treatment of some aspects of the Securities or transactions similar to those described herein. Accordingly, the ultimate federal income tax treatment of the Securities may differ from that described below.

     Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Securities. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service ("IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Arter & Hadden LLP, counsel to the Seller, or such other counsel identified in the related Prospectus Supplement ("Counsel"), has delivered an opinion regarding the certain federal income tax matters described below and will deliver an opinion regarding tax matters applicable to each Series of Securities. Such opinion, however, will not be binding on the IRS or the courts. The opinion of Counsel will address only those issues specifically identified below as being covered by such opinion; however, the opinion of Counsel also will state that additional discussion below accurately sets forth Counsel's advice with respect to material tax issues.

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

TAX CHARACTERIZATION OF OWNER TRUSTS

     In connection with the issuance of each Series of Owner Securities, Counsel will deliver its opinion that the Owner Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on, among other things, the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Counsel's conclusions that (i) the Owner Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (ii) the nature of the income of the Owner Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Owner Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The Owner Trust's taxable income would include all its income on the related Receivables, which may be reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Owner Certificates, and Owner Certificateholders could be liable for any such tax that is unpaid by the Owner Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Counsel will, except as otherwise provided in the related Prospectus Supplement, render an opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations ("OID Regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of such OID Regulations. If these conditions are not satisfied with respect to a Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     However, because a failure to pay interest currently on the Notes is not a default and the Notes do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency, under the OID Regulations the Notes might be viewed as having been issued with OID. This interpretation would not significantly affect accrual basis holders of Notes, although it would somewhat accelerate taxable income to cash basis holders by in effect requiring them to report interest income on the accrual basis.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under
Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains. Net capital gains of individuals are subject to differing tax rates depending on the holding period of the Note.

     Foreign holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Owner Trust or the Seller (including a holder of 10% of the outstanding Owner Certificates of the related Series) or a "controlled foreign corporation" with respect to which the Owner Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalty of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Owner Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Owner Trust. If so treated, the Owner Trust might be taxable as a corporation with the adverse consequences described above (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Counsel, the Owner Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Owner Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE OWNER CERTIFICATES

     Treatment of Owner Trust as a Partnership. The Seller and the Servicer will agree, and the related Owner Certificateholders will agree by their purchase of Owner Certificates, to treat the Owner Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Owner Trust, the partners of the partnership being the Owner Certificateholders (and the Seller in its capacity as recipient of distributions from any Reserve Fund), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Owner Trust, the Owner Certificates, the Notes, the Seller and the Servicer is not certain because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Owner Certificates have certain features characteristic of debt, the Owner Certificates might be considered debt of the Seller or the Owner Trust. Any such characterization would not result in materially adverse tax consequences to Owner Certificateholders as compared to the consequences from treatment of the Owner Certificates as equity in a partnership, described below. The following discussion assumes that the Owner Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Owner Certificates are denominated in U.S. dollars, none of the Owner Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Owner Certificates. If these conditions are not satisfied with respect to any given Series of Owner Certificates, additional tax considerations with respect to such Owner Certificates will be disclosed in the related Prospectus Supplement.

     Partnership Taxation. As a partnership, the Owner Trust will not be subject to federal income tax. Rather, each Owner Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Owner Trust. The Owner Trust's income will consist primarily of interest and finance charges earned on the related Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of such Receivables. The Owner Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). However, inasmuch as the Owner Trust's payment of the Pass-Through Rates on each Owner Certificate is payable to the related Owner Certificateholder without regard to the income of the Owner Trust, the Owner Trust's payment of such amounts to each Owner Certificateholder should be treated (and the Owner Trust intends to so treat the amounts) as a "guaranteed payment" within the meaning of Section 707(c) of the Code, and not as a distributive share of the Owner Trust's income. Such guaranteed payments will be considered ordinary income to an Owner Certificateholder but may not be considered interest income for federal income tax purposes. The Trust Agreement will provide, in general, that the Owner Certificateholders will be allocated taxable income of the Owner Trust for each month equal to the sum of (i) the interest that accrues on the Owner Certificates in accordance with their terms for such month, including interest accruing at the related Pass-Through Rate for such month and interest on amounts previously due on the Owner Certificates but not yet distributed; (ii) any Owner Trust income attributable to discount on the related Receivables that corresponds to any excess of the principal amount of the Owner Certificates over their initial issue price;

(iii) prepayment premium payable to the Owner Certificateholders for such month; and (iv) any other amounts of income payable to the Owner Certificateholders for such month. Such allocation will be reduced by any amortization by the Owner Trust of premium on Receivables that corresponds to any excess of the issue price of Owner Certificates over their principal amount. All remaining taxable income of the Owner Trust will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Owner Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Owner Certificateholders. Moreover, even under the foregoing method of allocation, Owner Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above, even though the Owner Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Owner Certificates on the accrual basis and Owner Certificateholders may become liable for taxes on Owner Trust income even if they have not received cash from the Owner Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Owner Certificateholders but Owner Certificateholders may be purchasing Owner Certificates at different times and at different prices, Owner Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Owner Trust.

     All of the taxable income allocated to an Owner Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual Owner Certificateholder's share of expenses of the Owner Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Owner Trust.

     The Owner Trust intends to make all tax calculations relating to income and allocations to Owner Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Owner Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Owner Certificateholders.

     Discount and Premium. Except as otherwise provided in the related Prospectus Supplement, it is believed that the Receivables were not issued with OID, and, therefore, the Owner Trust should not have OID income. However, the purchase price paid by the Owner Trust for the related Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. As indicated above, the Owner Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.

     If the Owner Trust acquires the related Receivables at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of such Receivables or to offset any such premium against interest income on such Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Owner Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Owner Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Owner Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Owner Trust will be considered to have transferred all of its assets and liabilities to a new partnership and then to have immediately liquidated and distributed interests in the new partnership to the continuing Owner Certificateholders. The Owner Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Owner Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Owner Trust might not be able to comply due to lack of data.

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

     Disposition of Owner Certificates. Generally, capital gain or loss will be recognized on a sale of Owner Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Owner Certificates sold. An Owner Certificateholder's tax basis in an Owner Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Owner Certificate. In addition, both the tax basis in the Owner Certificates and the amount realized on a sale of an Owner Certificate would include the holder's share of the Notes and other liabilities of the Owner Trust. A holder acquiring Owner Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Owner Certificates, and, upon sale or other disposition of some of the Owner Certificates, allocate a portion of such aggregate tax basis to the Owner Certificates sold (rather than maintaining a separate tax basis in each Owner Certificate for purposes of computing gain or loss on a sale of that Owner Certificate).

     Any gain on the sale of an Owner Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Owner Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Owner Trust will elect to include market discount in income as it accrues.

     If an Owner Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Owner Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Owner Certificates.

     Allocations Between Transferors and Transferees. In general, the Owner Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Owner Certificateholders in proportion to the principal amount of Owner Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Owner Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Owner Trust might be reallocated among the Owner Certificateholders. The Seller will be authorized to revise the Owner Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that an Owner Certificateholder sells its Owner Certificates at a profit (loss), the purchasing Owner Certificateholder will have a higher (lower) basis in the Owner Certificates than the selling Owner Certificateholder had. The tax basis of the Owner Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Owner Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Owner Trust will not make such election. As a result, Owner Certificateholders might be allocated a greater or lesser amount of Owner Trust income than would be appropriate based on their own purchase price for Owner Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Owner Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Owner Trust will be the calendar year. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Owner Trust and will report each Owner Certificateholder's allocable share of items of Owner Trust income and expense to holders and the IRS on Schedule K-1. The Owner Trust will provide the Schedule K-l information to nominees that fail to provide the Owner Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Owner Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

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

     Under Section 6031 of the Code, any person that holds Owner Certificates as a nominee at any time during a calendar year is required to furnish the Owner Trust with a statement containing certain information on the nominee, the beneficial owners and the Owner Certificates so held. Such information includes
(i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Owner Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Owner Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Owner Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Owner Trust. The information referred to above for any calendar year must be furnished to the Owner Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Owner Trust with the information described above may bc subject to penalties.

     The Seller will be designated as the tax matters partner for each Owner Trust in the related Trust Agreement and, as such, will be responsible for representing the Owner Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Owner Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Owner Certificateholders, and, under certain circumstances, an Owner Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Owner Trust. An adjustment could also result in an audit of an Owner Certificateholder's returns and adjustments of items not related to the income and losses of the Owner Trust.

     Tax Consequences to Foreign Owner Certificateholders. It is not clear whether the Owner Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Owner Trust would be engaged in a trade or business in the United States for such purposes, the Owner Trust will withhold as if it were so engaged in order to protect the Owner Trust from possible adverse consequences of a failure to withhold. The Owner Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Owner Trust to change its withholding procedures. In determining a holder's withholding status, the Owner Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalty of perjury.

     Backup Withholding. Distributions made on the Owner Certificates and proceeds from the sale of the Owner Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Owner Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TAX CHARACTERIZATION OF GRANTOR TRUSTS

     In connection with the issuance of each Series of Grantor Trust Certificates, Counsel will deliver its opinion that the Grantor Trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes. Grantor Certificateholders will be treated as the owners of the Grantor Trust, except as described below.

     General. For purposes of federal income tax, each Grantor Trust will be deemed to have acquired the following assets: (i) the principal portion of each Receivable comprising part of the related Receivables Pool plus a portion of the interest due on each such Receivable (the "Trust Stripped Bond"), (ii) if such Grantor

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

Trust issues two or more classes of Grantor Certificates, a portion of the interest due on each Receivable equal to the difference between the Pass-Through Rate on the Subordinated Certificates and the Pass-Through Rate on the Senior Certificates multiplied by a portion of each Receivable equal to the product of the principal balance of such Receivable multiplied by a fraction, the numerator of which is the aggregate Certificate Balance of the Subordinated Certificates and the denominator of which is the sum of the aggregate Certificate Balance of each class of Grantor Certificates of such Series (such fraction, the "Subordinated Percentage", and one minus the Subordinated Percentage, the "Senior Percentage") (herein the "Trust Stripped Coupon"), (iii) the right, if any, to receive Yield Supplement Deposit Amounts and (iv) the right, if any, to receive payments from a Reserve Fund or other source of credit enhancement. All interest due on each Receivable in excess of that portion of such interest included in either the Trust Stripped Bond or the Trust Stripped Coupon above will have been retained by the Seller (the "Excess Receivable Amounts").

     The Senior Certificateholders in the aggregate will own the Senior Percentage of the Trust Stripped Bond, and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinated Certificateholders in the aggregate own both the Subordinated Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinated Certificateholder will be treated as owning its pro rata share of both such assets.

     Each Grantor Certificateholder will be required to report on its federal income tax return, in a manner consistent with its method of accounting, its pro rata share of the entire gross income of the Grantor Trust, including interest or finance charges earned on the Receivables, certain amounts received from the Reserve Fund, if any, any Yield Supplement Deposit Amounts, any other payment from the Reserve Fund, if any, and any gain or loss upon collection or disposition of the related Receivables. In computing its federal income tax liability, a Grantor Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable fees payable to the Servicer that are paid or incurred by the Grantor Trust as provided in Sections 162 or 212 of the Code and any allowable amortization deductions with respect to the foregoing Yield Supplement Deposit Amounts and payments from the Reserve Fund, if any. If a Grantor Certificateholder is an individual, estate or trust the deduction for its pro rata share of such fees will be allowed only to the extent that all of its miscellaneous itemized deductions, including its share of such fees, exceed 2% of its adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over such amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Grantor Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Grantor Certificates with respect to interest at the related Pass-Through Rate on such Certificates. A Grantor Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid by the Grantor Trust. A Grantor Certificateholder using the accrual method of accounting must take into account its pro rata share of income and deductions as and when such amounts become due to or payable by the Grantor Trust.

     The Trust Stripped Bond will be treated as a "stripped bond" within the meaning of Section 1286 of the Code. The Trust Stripped Coupon will be treated as a "stripped coupon" within the meaning of Section 1286 of the Code. As a result, the Grantor Certificateholders will be deemed to hold interests in "stripped bonds" and "stripped coupons." For purposes of Code Section 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Guidance by the IRS suggests that a servicing fee in excess of reasonable servicing ("excess servicing") will be treated under the stripped bond rules. It is expected that for federal income tax purposes, the Seller will be viewed as having retained a portion of each interest payment on each Receivable sold to the related Grantor Trust. To the extent that the Receivables are characterized as "stripped bonds," as described above, the income of the Trust allocable to Grantor Certificateholders will not include the portion of the interest on the Excess Receivable Amounts or the excess servicing treated as strips, and the deductions allocable to Grantor Certificateholders will be limited to their respective shares of reasonable servicing and other fees. In addition, a Grantor Certificateholder will not be subject to the market discount and premium rules discussed below with respect to the stripped Receivables, but instead will be subject to the original issue discount rules contained in the Code. A Grantor Certificateholder will be required to include any original issue discount in income as it accrues, regardless of whether cash payments are received, using a method reflecting a constant rate of interest on the related Receivables.

     Stripped Bonds and Stripped Coupons. Although the tax treatment of stripped bonds is not entirely clear, based on guidance by the IRS, each purchaser of a Grantor Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under Treasury regulations issued with respect to section 1286 of the Code (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules of the Code) such stripped bond certificate will be considered to have been issued with original issue discount. See "Accrual of Original Issue Discount". Based on the preamble to the Section 1286 Treasury Regulations, Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Senior Certificates and the Subordinated Certificates (less the stripped coupon amount) at the sum of the Pass-Through Rate for the Senior Certificates and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Grantor Trustee's tax information reporting.

     Accrual of Original Issue Discount. In determining whether a Grantor Certificateholder has purchased its interest in the related Receivables (or any Receivable) at a discount, a portion of the purchase price for a Grantor Certificate (i) will be allocated to any Yield Supplement Deposit Amounts and any payments from the Reserve Fund or other form of credit enhancement and (ii) may be allocated to the accrued interest on the Receivables at the time of purchase as though such accrued interest were a separate asset, thus, in each case, reducing the portion of the purchase price allocable to the Grantor Certificateholder's undivided interest in the Receivables (the "Purchase Price"). If the Grantor Certificates are considered to be issued with OID, the rules described in this paragraph would apply. Generally, the owner of a stripped bond issued or acquired with OID must include in gross income the sum of the "daily portions", as defined below, of the OID on such Grantor Certificate for each day on which it owns a Grantor Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Certificateholder, the daily portions of OID with respect to a Grantor Certificate generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Grantor Certificate during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value as of the close of such accrual period of all remaining payments to be received on the Grantor Certificate under the prepayment assumption used in respect of the Grantor Certificates and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Grantor Certificate at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Grantor Certificate at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Grantor Certificate at the beginning of a subsequent accrual period is the "adjusted issued price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to any reasonable method set forth in the Treasury Regulations with respect to OID.

     With respect to the Grantor Certificates of any Series issued by a Grantor Trust, the method of calculating OID as described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Grantor Certificates.

     Subsequent purchasers that purchase Grantor Certificates at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

     Premium. The purchase of a Grantor Certificate at more than its adjusted principal amount will result in the creation of a premium with respect to the interest in the underlying Receivables represented by such Grantor Certificates. In determining whether a Grantor Certificateholder has purchased its interest in the related Receivables (or any Receivable) at a premium, a portion of the purchase price for a Grantor Certificate (i) will be allocated to any Yield Supplement Deposit Amounts and any payments from a Reserve Fund or other source of credit enhancement and (ii) may be allocated to the accrued interest on the Receivables at the time of purchase as though such accrued interest were a separate asset, thus, in each case, reducing the portion of the purchase price allocable to the Grantor Certificateholder's undivided interest in the Receivables. A purchaser (who does not hold the Grantor Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder.

     Holders of Grantor Certificates acquired at a premium are urged to consult with their own tax advisors regarding the proper treatment of the Grantor Certificates for federal income tax purposes.

     Yield Supplement Deposit Amounts and Payments from Reserve Funds. The manner in which income with respect to any Yield Supplement Deposit Amounts and payments from any Reserve Fund should be accrued is not clear. Moreover, the sum of the income and deductions properly reportable by a Grantor Certificateholder in any taxable year may not equal the amounts that would be reportable if a Grantor Certificateholder held, instead of an interest in the Receivables, such Yield Supplement Deposit Amounts and payments from a Reserve Fund either, (i) a debt instrument bearing interest at the related Pass-Through Rate or (ii) an interest in a trust holding Receivables each of which bears interest at a rate at least equal to the sum of the Pass-Through Rate for the Subordinated Certificates plus the Servicing Fee Rate. It is possible that a Grantor Certificateholder will be required to report as income on a current basis its pro rata share of all amounts received by the Trust from the Yield Supplement Account, if any, and the Reserve Fund. In such event, the Grantor Certificateholder should be entitled to amortize in some manner the portion of the purchase price paid for its Grantor Certificate that is allocable to its pro rata interest in such Yield Supplement Deposit Amounts and payments from a Reserve Fund. It is not clear whether such amortization deduction would be computed on a method reflecting a constant rate of amortization, a straight-line method of amortization, or some other method. Alternatively, it is possible that income attributable to any Yield Supplement Deposit Amounts and payments from a Reserve Fund could be accounted for as though the Grantor Certificateholder purchased two original issue discount instruments having an "issue price" equal to the portion of the purchase price allocable to such Yield Supplement Deposit Amounts and payments from such Reserve Fund, respectively and a "stated redemption price" equal to the total of all payments projected to be made pursuant to such Yield Supplement Deposit Amounts and payments from such Reserve Fund, respectively. It is not clear whether, and to what extent, the amounts includible in income or amortizable under any of these methods would be adjusted to take account of prepayments on the Receivables. Moreover, it is possible that the IRS might contend that none of the above methods is appropriate, and that income with respect to any Yield Supplement Deposit Amounts and payments from a Reserve Fund should be reported by a Grantor Certificateholder in some other manner. In addition, to the extent that the amounts paid from any Yield Supplement Account or from a Reserve Fund decline during any period by reason of prepayments on the related Receivables, fewer than anticipated losses on the Receivables or greater than anticipated earnings on any Pre-Funding Account, it is possible that a portion of the amount amortizable by the Grantor Certificateholder during such period would be treated as a capital loss (which would not offset ordinary income), rather than as an ordinary deduction. It is expected that the annual statement furnished to Grantor Certificateholders will report the net income derived from any Yield Supplement Deposit Amounts and payments from any Reserve Fund using a method that caused the total income attributable to a Grantor Certificate to equal income at the applicable Pass-Through Rate on the related Certificate Balance. Grantor

Certificateholders are advised to consult their tax advisors regarding the appropriate method of accounting for income attributable to any Yield Supplement Deposit Amounts and payments from any Reserve Fund.

     Sale of a Grantor Certificate. If a Grantor Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale (exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income) allocable to each of the Receivables, any Yield Supplement Deposit Amounts and payments from any Reserve Fund and the Grantor Certificateholder's adjusted basis in each of the foregoing. A Grantor Certificateholder's adjusted basis will equal the Grantor Certificateholder's cost for the Grantor Certificate, increased by any discount previously included in income, and decreased (but not below zero) by any previously amortized premium and by the amount of payments previously received on the related Receivables. Any gain or loss will be capital gain or loss if the Grantor Certificate was held as a capital asset, except that gain will be treated in whole or in part as ordinary interest income to the extent of the seller's interest in accrued market discount not previously taken into income on underlying Receivables having a fixed maturity date of more than one year from the date of origination. Net capital gains of individuals are subject to differing tax rates depending upon the holding period of the Grantor Certificates.

SUBORDINATED CERTIFICATEHOLDERS

     General. As stated above the Pass-Through Rate in respect of Subordinated Certificates will be equal to the sum of (i) the Subordinated Percentage of the Pool Balance multiplied by the Pass-Through Rate for the Senior Certificates,
(ii) a portion of the interest accrued on each Receivable (the "Trust Stripped Coupon") and (iii) the right to receive Yield Supplement Deposit Amounts and certain payments from any Reserve Fund. Because the purchase price paid by each Subordinated Certificateholder will be allocated between that Certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market values of each asset on the date such Grantor Certificate is purchased, the Trust Stripped Bond may be issued with OID.

     Trust Stripped Bond. Except to the extent modified below, the income on the Trust Stripped Bond represented by the Grantor Certificate will be reported in the same manner as described above for holders of the Certificates. The interest income on the Subordinated Certificates at the Pass-Through Rate for the Senior Certificates and the portion of the applicable Servicing Fee Rate that does not constitute excess servicing will be treated as qualified stated interest.

     Trust Stripped Coupon. The Trust Stripped Coupon will be treated as a debt instrument with OID equal to the excess of the total amount payable with respect to such Trust Stripped Coupon (based on the prepayment assumption used in pricing the Grantor Certificates) over the portion of the purchase price allocated thereto. The sum of the daily portions of OID on the Trust Stripped Coupon for each day during a year in which the Subordinated Certificateholder holds the Trust Stripped Coupon will be included in the Grantor Certificateholder's income.

     Effect of Subordination. If the Subordinated Certificateholders receive distributions of less than their share of the Grantor Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinated Certificates, holders of Subordinated Certificates would probably be treated for federal income tax purposes as if they had (i) received as distributions their full share of such receipts, (ii) paid over to the Senior Certificateholders an amount equal to such Shortfall Amount and (iii) retained the right to reimbursement of such amounts to the extent such amounts are otherwise available as a result of collections on the related Receivables or amounts available in any Reserve Fund.

     Under this analysis, (i) Subordinated Certificateholders would be required to accrue as current income any interest or OID income of the Grantor Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Senior Certificateholders, (ii) a loss would only be allowed to the Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse such loss) and (iii) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions on certificates such as the Subordinated Certificates is unclear. Subordinated Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinated Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

FOREIGN GRANTOR CERTIFICATEHOLDERS

     Interest attributable to Receivables which is received by a foreign Grantor Certificateholder will generally not be subject to the normal 30% withholding tax imposed with respect to such payments, provided that (i) the foreign Grantor Certificateholder does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation related to, the Seller and (ii) such holder fulfills certain certification requirements. Under such requirements, the holder must certify, under penalty of perjury, that it is not a "United States person" and provide its name and address. For this purpose, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which is includible in gross income for United States federal income tax purposes, regardless of its source. Gain realized upon the sale of a Grantor Certificate by a foreign Grantor Certificateholder generally will not be subject to United States withholding tax. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the United States by such foreign Grantor Certificateholder, such holder will be subject to United States federal income tax thereon at regular rates. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences to them of owing a Grantor Certificate.

     It is not clear whether amounts received by Grantor Certificateholders that are attributable to payments received from any Yield Supplement Deposit Amounts or from any Reserve Fund would be subject to withholding tax. Accordingly, a Grantor Certificate may not be a suitable investment for non-United States persons.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Grantor Trustee will furnish or make available, within the prescribed period of time for tax reporting purposes after the end of each calendar year, to each Grantor Certificateholder or each person holding a Grantor Certificate on behalf of a Grantor Certificateholder at any time during such year, such information as the Grantor Trustee deems necessary or desirable to assist Grantor Certificateholders in preparing their federal income tax returns. Payments made on the Grantor Certificates and proceeds from the sale of the Grantor Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, a Grantor Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

              STATE TAX CONSEQUENCES WITH RESPECT TO OWNER TRUSTS

     The activities to be undertaken by the Master Servicer in servicing and collecting the Receivables will take place in California. The State of California imposes a state individual income tax and a corporate franchise tax which is imposed on corporations, publicly traded partnerships, associations and certain other entities doing business in the State of California. This discussion is based upon present provisions of California statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive.

     Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of Notes and Owner Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Owner Certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Owner Certificates.

TAX CONSEQUENCES WITH RESPECT TO THE NOTES

     It is expected that Counsel will advise each Trust that issues Notes that, assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for California income and franchise tax purposes. Accordingly, Noteholders not otherwise subject to taxation in California should not become subject to taxation in California solely because of a holder's ownership of Notes. However, a Noteholder already subject to California's income tax or franchise tax could be required to pay additional California tax as a result of the holder's ownership or disposition of Notes.

TAX CONSEQUENCES WITH RESPECT TO THE OWNER CERTIFICATES

     Based on a ruling issued by the Franchise Tax Board with respect to the California tax characterization of the Owner Trust as a partnership and not as an association taxable as a corporation or other taxable entity, if the arrangement created by the Trust Agreement is treated as a partnership (not taxable as a corporation) for federal income tax purposes, Counsel will opine that the same treatment should also apply for California tax purposes. In such case, the resulting constructive partnership should not be treated as doing business in California but rather should be viewed as a passive holder of investments and, as a result, should not be subject to the California franchise tax (which, if applicable, could possibly result in reduced distributions to Owner Certificateholders). The Owner Certificateholders also should not be subject to the California franchise tax on income received through the partnership.

     Under current law, Owner Certificateholders that are nonresidents of California and are not otherwise subject to California income tax should not be subject to California income tax on the income from the constructive partnership. In any event, classification of the arrangement as a "partnership" would not cause an Owner Certificateholder not otherwise subject to taxation in California to pay California tax on income beyond that derived from the Certificates.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each, a "Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor ("Labor"), the assets of a Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code if the Plan acquired an "equity interest" in such Trust, and none of the exceptions contained in the Plan Assets Regulation (and in subsequent administrative exemptions issued by Labor) was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of the Securities of a given series will be discussed in the related Prospectus Supplement.

     Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Plan considering the purchase of Securities consult with its counsel regarding the applicability of the prohibited transaction provisions of ERISA and the Code to such investment.

                              PLAN OF DISTRIBUTION

     Unless otherwise provided in the related Prospectus Supplement, on the terms and conditions set forth in the separate underwriting agreements with respect to the Securities of any Series or class issued by a Trust (each, an "Underwriting Agreement"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Securities of the related Series set forth therein and in the related Prospectus Supplement.

     In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. Pursuant to each Underwriting Agreement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other classes of such series that are subject to such Underwriting Agreement or any other Underwriting Agreement or Purchase Agreement covering Securities of such Series.

     Each Prospectus Supplement will either (i) set forth the price at which each class of Securities offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the times of such sales. After the initial public offering of any such Securities, such public offering prices and such concessions may be changed.

     Each Underwriting Agreement will provide that the Seller and Fleetwood Credit will jointly and severally indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Securities will be passed upon for the Seller by Timothy M. Hayes or Frederic C. Liskow, each a Vice President and Assistant General Counsel to First Capital, the parent company of the Servicer. Mr. Hayes and Mr. Liskow each own shares of Class A Common Stock of First Capital, and each have options to purchase additional shares of such Class A Common Stock. Arter & Hadden LLP, Washington, D.C. will act as special counsel to the Seller with respect to certain matters relating to the Securities, including certain federal income tax matters relating to the Securities. Brown & Wood LLP, San Francisco, California will act as counsel for the Underwriters. Brown & Wood LLP has from time to time represented Fleetwood Credit in certain matters not related to the offering of the Securities.

                                 INDEX OF TERMS

     Set forth below is a list of certain of the more significant terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.


                      TERM                         PAGE
                      ----                         ----
Additional Yield Supplement Amount...............     8
Administration Agreement.........................    44
Administration Fee...............................    45
Administrator....................................    44
Advance..........................................     9
Advance..........................................    32
Cash Collateral Account..........................    35
Certificate Balance..............................     4
Certificates.....................................     1
Closing Date.....................................     6
Code.............................................    50
Collection Accounts..............................    30
Collection Period................................     5
Commission.......................................     2
Cooperative......................................    26
Cutoff Date......................................     6
Dealers..........................................     6
Dealers..........................................    11
Defaulted Receivable.............................    33
Deposit Date.....................................     9
Distribution Date................................     5
Euroclear........................................    26
Euroclear Operator...............................    26
Excess Receivable Amounts........................    57
Exchange Act.....................................     2
Final Scheduled Distribution Date................     6
Financed Vehicles................................     1
FTC Rule.........................................    49
Grantor Certificates.............................     1
Grantor Collection Account.......................    30
Grantor Trust....................................     1
Grantor Trustee..................................     3
Indenture........................................     3
Indenture Trustee................................     3
Indirect DTC Participants........................    24
Initial Financed Vehicles........................     6
Insolvency Event.................................    39
LOC Issuer.......................................    35
Maximum Initial Yield Supplement Amount..........     8
Military Reservist Relief Act....................    13
Non-Reimbursable Payment.........................    33
Note Distribution Account........................    30
Notes............................................     1
Obligors.........................................    11
Owner Certificate Distribution Account...........    30
Owner Certificates...............................     1
Owner Collection Account.........................    29
Owner Securities.................................     1
Owner Trust......................................     1
Owner Trustee....................................     3
Paid-Ahead Period................................    14



                      TERM                         PAGE
                      ----                         ----
Paid-Ahead Receivable............................    14
Payment Date.....................................     6
Plan.............................................    10
Plan.............................................    62
Plan Assets Regulation...........................    62
Pooling and Servicing Agreement..................     3
Pre-Funding Account..............................    31
Pre-Funded Amount................................     7
Prospectus Supplement............................     1
Purchase Price...................................    58
Rating Agency....................................    28
Receivables......................................     6
Receivables......................................     1
Receivables Pool.................................     4
Receivables Purchase Agreement...................     6
Record Date......................................     5
Relief Act Obligor...............................    13
Repurchase Amount................................    29
Required Deposit Ratings.........................    30
Required Rate....................................     8
Required Servicer Ratings........................    31
Reserve Fund.....................................    35
Sale and Servicing Agreement.....................     6
Schedule of Receivables..........................    27
Securities.......................................     1
Securities Act...................................     2
Security Owner...................................     3
Seller...........................................     3
Seller...........................................     1
Senior Certificates..............................     5
Series...........................................     1
Servicer Letter of Credit........................    31
Servicing Fee Rate...............................     9
Shortfall Amount.................................    60
Soldiers' and Sailors' Relief Act................    13
Spread Account...................................    36
Subordinated Certificates........................     5
Transfer Agreement...............................     7
Transfer and Servicing Agreements................     7
Trust Agreement..................................     3
Trust Stripped Bond..............................    56
Trust Stripped Coupon............................    60
Trustees.........................................     3
Trusts...........................................     1
UCC..............................................    24
Underwriting Agreement...........................    63
Yield Supplement Account.........................     8
Yield Supplement Agreement.......................     8
Yield Supplement Amount..........................     8
Yield Supplement Initial Deposit.................     8

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses to be incurred in connection with the offering of the Securities being registered herein:

SEC registration fee........................................  $  590,008.03
Legal fees and expenses.....................................     150,000.00
Accounting fees and expenses................................      50,000.00
Blue sky fees and expenses..................................       5,000.00
Rating agency fees..........................................     500,000.00
Trustee's fees and expenses.................................      25,000.00
Printing....................................................      85,000.00
Miscellaneous...............................................      25,000.00
                                                              -------------
          Total.............................................  $1,525,008.03
                                                              =============

     All of the above amounts, other than the Securities and Exchange Commission filing fee, are estimates.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317(b) of the California Corporations Code (the "Corporations Code") provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any "proceeding" (as defined in Section 317(a) of the Corporations Code), other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation (collectively, an "Agent"), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Agent acted in good faith and in a manner the Agent reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

     Section 317(c) of the Corporations Code provides that a corporation shall have power to indemnify any Agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action if the Agent acted in good faith and in a manner such Agent believed to be in the best interest of the corporation and its shareholders.

     Section 317(c) further provides that no indemnification may be made thereunder for any of the following: (i) in respect of any matter as to which an Agent shall have been adjudged to be liable to the corporation, unless the court in which such proceeding is or was pending shall determine that such Agent is fairly and reasonably entitled to indemnity for expenses, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval and (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Section 317(d) of the Corporations Code requires that an Agent be indemnified against expenses actually and reasonably incurred to the extent the Agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

     Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if specifically authorized and upon a determination that indemnification is proper in the circumstances because the Agent has met the applicable standard of conduct, by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (iii) approval of the shareholders, provided that any shares owned by the Agent may not vote thereon, or (iv) the court in which such proceeding is or was pending.

     Pursuant to Section 317(f) of the Corporations Code, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the Agent to repay such amount if it is ultimately determined that the Agent is not entitled to be indemnified.

     Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an Agent for liabilities arising by reason of the Agent's status, whether or not the corporation would have the power to indemnify the Agent against such liability under the provisions of Section 317.

     Reference is also made to Section 7 of the Form of Underwriting Agreement to be executed by the Registrant, Fleetwood Credit Corp. and any Underwriter of the Securities offered hereby (see Exhibit 1.1), which provides for indemnification of the Registrant under certain circumstances.

     Article IX of the Articles of Incorporation of the Registrant provides for the indemnification of the officers and directors of the Registrant to the fullest extent permissible under California law.

     Article IV, Section 4.01 of the Bylaws of the Registrant requires that the Registrant indemnify, and, in certain instances, advance expenses to, its agents, with respect to certain costs, expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, to the full extent permitted by applicable law.

     In addition, Article IV, Section 4.03 of the Bylaws of the Registrant authorizes the Registrant to purchase and maintain insurance to the extent provided by Section 3.17(i) of the Corporations Code.

ITEM 16. EXHIBITS.


        1.1          -- Form of Underwriting Agreement for Grantor Certificates*
        1.2          -- Form of Underwriting Agreement for Owner Securities*
        4.1          -- Form of Trust Agreement (including form of Owner
                        Certificates issued by Owner Trusts)*
        4.2          -- Form of Indenture (including form of Notes issued by
                        Owner Trusts)*
        4.3          -- Form of Pooling and Servicing Agreement (including forms of Grantor Certificates issued by Grantor Trusts)*
        4.4          -- Form of Standard Terms and Conditions of Pooling and
                        Servicing Agreement*
        5.1          -- Opinion of Frederic C. Liskow, Esq. with respect to
                        legality*
        8.1          -- Opinion of Arter & Hadden LLP with respect to tax
                        matters*
       10.1          -- Form of Receivables Purchase Agreement*
       10.2          -- Form of Sale and Servicing Agreement*
       10.3          -- Form of Transfer Agreement*
       10.4          -- Form of Yield Supplement Agreement*
       10.5          -- Form of Administration Agreement*
       23.1          -- Consent of Frederic C. Liskow, Esq. (included in Exhibit
                        5.1)*
       23.2          -- Consent of Arter & Hadden LLP (included in Exhibit 8.1)*
       24.1          -- Powers of Attorney of Directors and Officers of
                        Registrant (included on Page II-7)*
       25.1          -- Statement of Eligibility and Qualification of Indenture
                        Trustee**


---------------

 * Previously filed.



** To be filed by amendment or pursuant to Section 305(b)(2) of the Trust
   Indenture Act of 1939.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(i) and
     (a)(ii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (b) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) To provide to the Underwriters at the closing dates specified in the Underwriting Agreements certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

          (f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


          (g) To file an application for the purpose of determining the eligibility of the Indenture Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that (i) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) it reasonably believes that the securities offered under this Registration Statement will be "investment grade securities", as such term is defined under Transaction Requirements B.2 of the Instructions to Form S-3, at the time of sale of such securities, and has duly caused this Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 28th day of May, 1998.



                                            FLEETWOOD CREDIT RECEIVABLES CORP.



                                            By:  /s/ MARVIN T. RUNYON, III



                                              ----------------------------------
                                                    Marvin T. Runyon, III


                                                    Senior Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                 /s/ DOY B. HENLEY*                      Director                       May 28, 1998
-----------------------------------------------------
                    Doy B. Henley

               /s/ HAROLD D. MARSHALL*                   Director and President         May 28, 1998
-----------------------------------------------------      (Principal Executive
                 Harold D. Marshall                        Officer)

                /s/ JAMES W. PARKER*                     Director                       May 28, 1998
-----------------------------------------------------
                   James W. Parker

              /s/ LAWRENCE F. PITTROFF*                  Director and Senior Vice       May 28, 1998
-----------------------------------------------------      President
                Lawrence F. Pittroff

                 /s/ JOHN F. HUGHES*                     Executive Vice President       May 28, 1998
-----------------------------------------------------      and Treasurer (Principal
                   John F. Hughes                          Financial Officer)

               /s/ DENNIS J. MANDICK*                    Executive Vice President       May 28, 1998
-----------------------------------------------------      and Controller (Principal
                  Dennis J. Mandick                        Accounting Officer)



* By signing his name hereto, Marvin T. Runyon, III signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons.



                                            By  /s/ MARVIN T. RUNYON, III

                                             -----------------------------------

                                                      Attorney-in-fact